As filed with the Securities  and Exchange  Commission on November 13, 2006
                                       An Exhibit List can be found on page II-9
                                                     Registration No. 333-122848



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                                   ----------

                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                (Amendment No. 8)

                                   ----------

                           APPLIED DNA SCIENCES, INC.
                 (Name of small business issuer in its charter)


Nevada                                           2836                             59-2262718
(State or other Jurisdiction         (Primary Standard Industrial           (I.R.S. Employer
of Incorporation or Organization)     Classification Code Number)         Identification No.)

                       25 Health Sciences Drive, Suite 113
                           Stony Brook, New York 11790
                                 (631) 444-6862
          (Address and telephone number of principal executive offices and principal place of business)

             James A. Hayward, Ph.D., Sc.D., Chief Executive Officer
                           APPLIED DNA SCIENCES, INC.
                       25 Health Sciences Drive, Suite 113
                           Stony Brook, New York 11790
                                 (631) 444-6862
            (Name, address and telephone number of agent for service)

                                   Copies to:
                              Merrill Kraines, Esq.
                             Joseph F. Daniels, Esq.
                           Fulbright & Jaworski L.L.P.
                                666 Fifth Avenue
                            New York, New York 10103
                             Telephone: 212.318.3000
                             Facsimile: 212.318.3400

                          APPROXIMATE DATE OF PROPOSED
                      SALE TO THE PUBLIC: From time to time
              after this Registration Statement becomes effective.

     If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: |X|

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |X|

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                                      CALCULATION OF REGISTRATION FEE

------------------------------- -------------------- ---------------- -------------------- ------------------
   Title of each class of          Amount to be         Proposed       Proposed maximum       Amount of
 securities to be registered        registered          maximum           aggregate          registration
                                                        offering        offering price           fee
                                                       price per
                                                       share (1)
------------------------------- -------------------- ---------------- -------------------- ------------------
Common stock, $.001 par value           21,727,967       $0.095            $2,064,156.87            $220.86
------------------------------- -------------------- ---------------- -------------------- ------------------
      Common stock, $.001 par                5,000       $0.095                     $475              $0.05
 value issuable upon exercise
   of Warrants exercisable at
              $0.20 per share
------------------------------- -------------------- ---------------- -------------------- ------------------
      Common stock, $.001 par            1,207,500       $0.095                 $114,713             $12.27
 value issuable upon exercise
   of Warrants exercisable at
              $0.60 per share
------------------------------- -------------------- ---------------- -------------------- ------------------
      Common stock, $.001 par              750,000       $0.095                  $71,250              $7.62
 value issuable upon exercise
   of Warrants exercisable at
              $0.70 per share
------------------------------- -------------------- ---------------- -------------------- ------------------
      Common stock, $.001 par           17,727,000       $0.095               $1,684,065            $180.19
 value issuable upon exercise
   of Warrants exercisable at
              $0.75 per share
------------------------------- -------------------- ---------------- -------------------- ------------------
                        Total           41,417,467                         $3,934,659.87        $420.99 (2)
------------------------------- -------------------- ---------------- -------------------- ------------------

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) and Rule 457(g) under the Securities Act of 1933, using the average of the high and low price as reported on The Over The Counter Bulletin Board on November 9, 2006, which was $0.095 per share.

(2)  A filing fee of $6,639.68 was previously paid by the Registrant.


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

      PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED NOVEMBER 13, 2006

                           APPLIED DNA SCIENCES, INC.
                              41,417,467 SHARES OF
                                  COMMON STOCK

     This prospectus relates to the resale by the selling stockholders of up to 41,417,467 shares of our common stock, including up to 19,689,500 shares issuable upon the exercise of common stock purchase warrants and 21,727,967 shares of common stock. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. We will pay the expenses of registering these shares.

     The following selling stockholders are deemed an "underwriter" within the meaning of the Securities Act of 1933 in connection with the sale of their common stock under this prospectus: VC Arjent Ltd., formerly known as Vertical Capital Partners, Inc. and a registered broker-dealer ("VC Arjent"), Michael Morris, Susan Diamond, and Ronald Heineman, all of whom are employees of VC Arjent. With the exception of VC Arjent, Michael Morris, Susan Diamond and Ronald Heineman, no other underwriter or person has been engaged to facilitate the sale of shares of common stock in this offering.

     Our common stock is registered under Section 12(g) of the Securities Exchange Act of 1934, as amended, and is listed on The Over The Counter Bulletin Board under the symbol "APDN." The last reported sales price per share of our common stock as reported by The Over The Counter Bulletin Board on November 9, 2006 was $0.095.

     Investing in these securities involves significant risks. See "Risk Factors" beginning on page 3.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The date of this prospectus is ______________ ___, 2006.

     The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Applied DNA Sciences, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                                TABLE OF CONTENTS

                                                                           Page
Prospectus Summary                                                             1
Risk Factors                                                                   3
Use of Proceeds                                                               10
Market For Common Equity and Related Stockholder Matters                      10
Management's Discussion and Analysis of Financial
  Condition and Plan of Operations                                            12
Business                                                                      19
Facilities                                                                    30
Legal Proceedings                                                             30
Management                                                                    32
Executive Compensation                                                        34
Certain Relationships and Related Transactions                                35
Security Ownership of Certain Beneficial Owners and Management                36
Description of Securities                                                     37
Indemnification for Securities Act Liabilities                                40
Plan of Distribution                                                          41
Penny Stock                                                                   43
Selling Stockholders                                                          44
Legal Matters                                                                 49
Experts                                                                       49
Available Information                                                         49
Index to Financial Statements                                                F-1

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

     In this prospectus "Applied DNA," "we," "us" and "our" refer to Applied DNA Sciences, Inc. and its subsidiaries. Applied DNA and SigNature are the subject of our trademark applications pending registration with the United States Patent and Trademark Office. This prospectus contains other product names, trade names and trademarks of Applied DNA Sciences, Inc. and of other organizations.

                               PROSPECTUS SUMMARY

     The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the notes to the financial statements.

APPLIED DNA SCIENCES, INC.

     We provide botanical DNA encryption, embedment and authentication solutions that can help protect companies, governments and consumers from counterfeiting, fraud, piracy, product diversion, identity theft, and unauthorized intrusion into physical locations and databases. Our SigNature Program provides a secure, accurate and cost-effective means for customers to incorporate our SigNature DNA Markers in, and then quickly and reliably authenticate and identify, a broad range of items such as artwork and collectibles, fine wine, consumer products, digital media, financial instruments, identity cards and other official documents. Having the ability to reliably authenticate and identify counterfeit versions of such items enables companies and governments to detect, deter, interdict and prosecute counterfeiting enterprises and individuals.

     Our SigNature Program enables our potential clients to cost-effectively:

     o    give assurance to manufacturers,  suppliers,  distributors,  retailers
          and   end-users   that  their   products  are  authentic  and  can  be
          forensically authenticated;

     o    integrate our SigNature DNA Markers with existing  security  solutions
          such  as  barcodes,   radio  frequency   identification  (RFID)  tags,
          holograms, microchips and other security measures; and,

     o add value to the "bottom-line" by helping to diminish product diversion and counterfeiting.

     Counterfeit and diverted products continue to pose a significant and growing problem with consumer packaged goods, especially for prestige and established brands worldwide. Piracy, identity theft and forged documents and items are also highly prevalent in vertical markets such as digital media, fine art, luxury goods, and alcoholic beverages. Key aspects of our strategy include:

     o continuing to improve and customize our solution to meet our potential customers' needs;

     o    continuing   to  develop   and  enhance   our   existing   DNA  marker
          authentication technologies;

     o expanding our customer base both domestically and abroad by targeting high volume markets; and,

     o augmenting our competitive position through strategic acquisitions and alliances.

         For the nine months ended June 30, 2006, we generated revenues of $18,900 and had net losses of $5,606,849. As a result of recurring losses from operations of $89,924,553 from our inception through September 30, 2005, our auditors, in their report dated October 21, 2005, expressed substantial doubt about our ability to continue as going concern.

     Our principal offices are located at 25 Health Sciences Drive, Suite 113, Stony Brook, New York 11790, and our telephone number is (631) 444-6862. We are a Nevada corporation. We maintain a website at www.adnas.com. The information contained on that website is not deemed to be a part of this prospectus.

THE OFFERING

Common stock offered by selling stockholders.........           Up to 41,417,467 shares, including the following:

                                                                -    10,122,555  shares of common  stock
                                                                     issued upon the  conversion  of the
                                                                     promissory    notes    issued    in
                                                                     connection  with  the  January  and
                                                                     February 2005 offering;

                                                                     2,130,015  shares of  common  stock
                                                                     issued upon the  conversion  of the
                                                                     promissory    notes    issued    in
                                                                     connection  with the December  2004
                                                                     offering.

                                                                -    3,807,375  shares of  common  stock
                                                                     issued  in  payment  of  liquidated
                                                                     damages     pursuant     to     the
                                                                     registration    rights    agreement
                                                                     entered into in connection with the
                                                                     January and February 2005 offering;

                                                                -    5,668,022  other  shares  of common
                                                                     stock;

                                                                -    up to 5,000  shares of common stock
                                                                     issuable   upon  the   exercise  of
                                                                     common stock  purchase  warrants at
                                                                     an  exercise   price  of  $.20  per
                                                                     share;

                                                                -    up to  1,207,500  shares  of common
                                                                     stock issuable upon the exercise of
                                                                     common stock  purchase  warrants at
                                                                     an  exercise   price  of  $.60  per
                                                                     share;

                                                                -    up  to  750,000  shares  of  common
                                                                     stock issuable upon the exercise of
                                                                     common stock  purchase  warrants at
                                                                     an  exercise   price  of  $.70  per
                                                                     share;

                                                                -    up to  14,742,000  shares of common
                                                                     stock issuable upon the exercise of
                                                                     common  stock  purchase   warrants,
                                                                     which  were  issued  in  connection
                                                                     with the January and February  2005
                                                                     offering,  at an exercise  price of
                                                                     $.75 per share;

                                                                -    up to  2,930,000  shares  of common
                                                                     stock issuable upon the exercise of
                                                                     common  stock  purchase   warrants,
                                                                     which  were  issued  in  connection
                                                                     with the December 2004 offering, at
                                                                     an  exercise   price  of  $.75  per
                                                                     share;

                                                                     up to 55,000 shares of common stock
                                                                     issuable upon the exercise of other
                                                                     common stock  purchase  warrants at
                                                                     an  exercise   price  of  $.75  per
                                                                     share.

                                                                     This number  represents  34% of our
                                                                     current outstanding stock.


Common stock to be outstanding after the offering...............     Up to 140,671,885 shares

Use of proceeds.................................................     We will not  receive  any  proceeds
                                                                     from the sale of the common  stock.
                                                                     However,  we will  receive the sale
                                                                     price of any  common  stock we sell
                                                                     to the  selling  stockholders  upon
                                                                     exercise of the warrants. We expect
                                                                     to use the proceeds  received  from
                                                                     the  exercise of the  warrants,  if
                                                                     any, for working capital, including
                                                                     general corporate purposes.

The Over The Counter Bulletin Board symbol......................     APDN

     The above information regarding common stock to be outstanding after the offering is based on 120,982,385 shares of common stock outstanding as of October 31, 2006, and assumes the subsequent exercise of warrants by our selling stockholders.

                                  RISK FACTORS

     This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS

We have a Short Operating History, a Relatively New Business Model, and Have Not Produced Significant Revenues. This Makes it Difficult to Evaluate Our Future Prospects and Increases the Risk That We Will Not Be Successful.

     We have a short operating history with our current business model, which involves the marketing, sale and distribution of botanical DNA encryption, embedment and authentication products and services, which are based on technologies that we acquired in July 12, 2005 from, and some of which are manufactured for us by, Biowell Technology, Inc. ("Biowell"). We first derived revenue from this model in the second calendar quarter of 2006, which was insignificant. Prior to the July 12, 2005 acquisition, our operations consisted principally of providing marketing and business development services to Biowell. As a result, we have a very limited operating history for you to evaluate in assessing our future prospects. We are in the process of transitioning from a developmental stage to an early-stage growth enterprise. Our operations since inception have not produced significant revenues, and may not produce significant revenues in the near term, or at all, which may harm our ability to obtain additional financing and may require us to reduce or discontinue our operations. If we create revenues in the future, prior to our introduction of any new products, we will derive all such revenues from the sale of botanical DNA encryption, encapsulation, embedment and authentication products and services, which is an immature industry. You must consider our business and prospects in light of the risks and difficulties we will encounter as an early-stage company in a new and rapidly evolving industry. We may not be able to successfully address these risks and difficulties, which could significantly harm our business, operating results, and financial condition.

We Have a History Of Losses Which May Continue, and Which May Harm Our Ability to Obtain Financing and Continue Our Operations.

     We incurred net losses of $5,606,849 for the nine month period ended June 30, 2006 and $67,109,519 for the fiscal year ended September 30, 2005. These net losses have principally been the result of the various costs associated with our selling, general and administrative expenses as we commenced operations, acquired, developed and validated technologies, began marketing activities, and our interest expense on notes and warrants we issued to obtain financing. Our operations are subject to the risks and competition inherent in a company moving from the development stage to a new growth enterprise. We may not generate sufficient revenues from operations to achieve or sustain profitability on a quarterly, annual or any other basis in the future. Our revenues and profits, if any, will depend upon various factors, including whether our existing products and services or any new products and services we develop will achieve any level of market acceptance. If we continue to incur losses, our accumulated deficit will continue to increase, which might significantly impair our ability to obtain additional financing. As a result, our business, results of operations and financial condition would be significantly harmed, and we may be required to reduce or terminate our operations.

If We Are Unable to Obtain Additional  Financing Our Business Operations Will be
Harmed  or  Discontinued,   and  If  We  Do  Obtain  Additional   Financing  Our
Shareholders May Suffer Substantial Dilution.

     We believe that our existing capital resources will enable us to fund our operations until approximately April, 2007. We believe we will be required to seek additional capital to sustain or expand our prototype and sample manufacturing, and sales and marketing activities, and to otherwise continue our business operations beyond that date. We have no commitments for any future funding, and may not be able to obtain additional financing or grants on terms acceptable to us, if at all, in the future. If we are unable to obtain additional capital this would restrict our ability to grow and may require us to curtail or discontinue our business operations. Additionally, while a reduction in our business operations may prolong our ability to operate, that reduction would harm our ability to implement our business strategy. If we can obtain any equity financing, it may involve substantial dilution to our then existing shareholders.

Our Independent Auditors Have Expressed Substantial Doubt About Our Ability to Continue As a Going Concern, Which May Hinder Our Ability to Obtain Future Financing.

     In their report dated October 21, 2005, our independent auditors stated that our financial statements for the year ended September 30, 2005 were prepared assuming that we would continue as a going concern, and that they have substantial doubt about our ability to continue as a going concern. Our auditors' doubts are based on our incurring net losses of $89,924,553 during the period from September 16, 2002 (date of inception) to September 30, 2005. We continue to experience net operating losses. Our ability to continue as a going concern is subject to our ability to generate a profit and/or obtain necessary funding from outside sources, including by the sale of our securities, obtaining loans from financial institutions, or obtaining grants from various organizations or governments, where possible. Our continued net operating losses and our auditors doubts increase the difficulty of our meeting such goals and our efforts to continue as a going concern may not prove successful.

If Our Existing Products and Services are Not Accepted by Potential Customers or We Fail to Introduce New Products and Services, Our Business, Results of Operations and Financial Condition Will be Harmed.

     There has been limited or no market acceptance of our botanical DNA encryption, encapsulation, embedment and authentication products and services to date. Some of the factors that will affect whether we achieve market acceptance of our solutions include:

     o    availability, quality and price relative to competitive solutions;

     o    customers' opinions of the solutions' utility;

     o    ease of use;

     o    consistency with prior practices;

     o    scientists' opinions of the solutions' usefulness;

     o    citation of the solutions in published research; and

     o    general trends in anti-counterfeit and security solutions' research.

     The expenses or losses associated with the continued lack of market acceptance of our solutions will harm our business, operating results and financial condition.

     Rapid technological changes and frequent new product introductions are typical for the markets we serve. Our future success may depend in part on continuous, timely development and introduction of new products that address evolving market requirements. We believe successful new product introductions may provide a significant competitive advantage because customers invest their time in selecting and learning to use new products, and are often reluctant to switch products. To the extent we fail to introduce new and innovative products, we may lose any market share we then have to our competitors, which will be difficult or impossible to regain. Any inability, for technological or other reasons, to successfully develop and introduce new products could reduce our growth rate or damage our business. We may experience delays in the development and introduction of products. We may not keep pace with the rapid rate of change in anti-counterfeiting and security products' research, and any new products acquired or developed by us may not meet the requirements of the marketplace or achieve market acceptance.

If We Are Unable to Retain the Services of Drs. Hayward or Liang We May Not Be Able to Continue Our Operations.

     Our success depends to a significant extent upon the continued service Dr. James A. Hayward, our Chief Executive Officer; and Dr. Benjamin Liang, our Secretary and Strategic Technology Development Officer. We do not have employment agreements with Drs. Hayward or Liang. Loss of the services of Drs. Hayward or Liang could significantly harm our business, results of operations and financial condition. We do not maintain key-man insurance on the lives of Drs. Hayward or Liang.

The Markets for our SigNature Program are Very Competitive, and We May be Unable to Continue to Compete Effectively in this Industry in the Future.

     The principal markets for our SigNature Program are intensely competitive. We compete with many existing suppliers and new competitors continue to enter the market. Many of our competitors, both in the United States and elsewhere, are major pharmaceutical, chemical and biotechnology companies, or have strategic alliances with such companies, and many of them have substantially greater capital resources, marketing experience, research and development staff, and facilities than we do. Any of these companies could succeed in developing products that are more effective than the products that we have or may develop and may be more successful than us in producing and marketing their existing products. Some of our competitors that operate in the anti-counterfeiting and fraud prevention markets include: Art Guard International, Applied Optical Technologies, Authentix, ChemTAG, Collectors Universe Inc., Cypher Science, Data Dot Technology, Digimarc Corp., DNA Technologies, Inc., Inksure Technologies, L-1 Identity Solutions, NTT DATA Labs, SureTrace , Theft Protection Systems, and Tracetag.

     We expect this competition to continue and intensify in the future. Competition in our markets is primarily driven by:

     o    product performance, features and liability;

     o    price;

     o    timing of product introductions;

     o ability to develop, maintain and protect proprietary products and technologies;

     o    sales and distribution capabilities;

     o    technical support and service;

     o    brand loyalty;

     o    applications support; and

     o    breadth of product line.

     If a competitor develops superior technology or cost-effective alternatives to our products, our business, financial condition and results of operations could be significantly harmed.

We Need to Expand Our Sales, Marketing and Support Organizations and Our Distribution Arrangements to Increase Market Acceptance of Our Products and Services.

     We currently have few sales, marketing, customer service and support personnel and will need to increase our staff to generate a greater volume of sales and to support any new customers or the expanding needs of existing customers. The employment market for sales, marketing, customer service and support personnel in our industry is very competitive, and we may not be able to hire the kind and number of sales, marketing, customer service and support personnel we are targeting. Our inability to hire qualified sales, marketing, customer service and support personnel may harm our business, operating results and financial condition. We do not currently have any arrangements with any distributors and we may not be able to enter into arrangements with qualified distributors on acceptable terms or at all. If we are not able to develop greater distribution capacity, we may not be able to generate sufficient revenue to support our operations.

A Manufacturer's Inability or Willingness to Produce Our Goods on Time and to Our Specifications Could Result in Lost Revenue and Net Losses.

     Though we manufacture prototypes, samples and some of our own products, we currently do not own or operate any significant manufacturing facilities and depend upon independent third parties for the manufacture of some of our products to our specifications. The inability of a manufacturer to ship orders of such products in a timely manner or to meet our quality standards could cause us to miss the delivery date requirements of our customers for those items, which could result in cancellation of orders, refusal to accept deliveries or a reduction in purchase prices, any of which could harm our business by resulting in decreased revenues or net losses upon sales of products, if any sales could be made.

If We Need to Replace Manufacturers, Our Expenses Could Increase, Resulting in Smaller Profit Margins.

     We compete with other companies for the production capacity of our manufacturers and import quota capacity. Some of these competitors have greater financial and other resources than we have, and thus may have an advantage in the competition for production and import quota capacity. If we experience a significant increase in demand, or if our existing manufacturers must be replaced, we will need to establish new relationships with another or multiple manufacturers. We cannot assure you that this additional third party manufacturing capacity will be available when required on terms that are acceptable to us or terms similar to those we have with our existing manufacturers, either from a production standpoint or a financial standpoint. We do not have long-term contracts with our manufacturers, and our manufacturers do not produce our products exclusively. Should we be forced to replace our manufacturers, we may experience an adverse financial impact, or an adverse operational impact, such as being forced to pay increased costs for such replacement manufacturing or delays upon distribution and delivery of our products to our customers, which could cause us to lose customers or lose revenues because of late shipments.

If a Manufacturer Fails to Use Acceptable Labor Practices, We Might Have Delays in Shipments or Face Joint Liability for Violations, Resulting in Decreased Revenue and Increased Expenses.

     While we require our independent manufacturers to operate in compliance with applicable laws and regulations, we have no control over their ultimate actions. While our internal and vendor operating guidelines promote ethical business practices and our staff and buying agents periodically visit and monitor the operations of our independent manufacturers, we do not control these manufacturers or their labor practices. The violation of labor or other laws by our independent manufacturers, or by one of our licensing partners, or the divergence of an independent manufacturer's or licensing partner's labor practices from those generally accepted as ethical in the United States, could interrupt, or otherwise disrupt the shipment of finished products to us or damage our reputation. Any of these, in turn, could have a material adverse effect on our financial condition and results of operations, such as the loss of potential revenue and incurring additional expenses.

Failure to License New Technologies Could Impair Sales of Our Existing Products or Any New Product Development We Undertake in the Future.

     To generate broad product lines, it is  advantageous  to sometimes  license technologies from third parties rather than depend exclusively on the development efforts of our own employees. As a result, we believe our ability to license new technologies from third parties is and will continue to be important to our ability to offer new products. In addition, from time to time we are notified or become aware of patents held by third parties that are related to technologies we are selling or may sell in the future. After a review of these patents, we may decide to seek a license for these technologies from these third parties. There can be no assurance that we will be able to successfully identify new technologies developed by others. Even if we are able to identify new technologies of interest, we may not be able to negotiate a license on favorable terms, or at all. If we lose the rights to patented technology, we may need to discontinue selling certain products or redesign our products, and we may lose a competitive advantage. Potential competitors could license technologies that we fail to license and potentially erode our market share for certain products. Intellectual property licenses would typically subject us to various commercialization, sublicensing, minimum payment, and other obligations. If we fail to comply with these requirements, we could lose important rights under a license. In addition, certain rights granted under the license could be lost for reasons beyond our control, and we may not receive significant indemnification from a licensor against third party claims of intellectual property infringement.

Our Failure To Manage Our Growth In Operations and Acquisitions of New Product Lines and New Businesses Could Harm our Business.

     Any growth in our operations, if any, will place a significant strain on our current management resources. To manage such growth, we would need to improve our:

     o    operations and financial systems;

     o    procedures and controls; and

     o    training and management of our employees.


     Our future growth, if any, may be attributable to acquisitions of new product lines and new businesses. Future acquisitions, if successfully consummated, would likely create increased working capital requirements, which would likely precede by several months any material contribution of an acquisition to our net income. Our failure to manage growth or future acquisitions successfully could seriously harm our operating results. Also, acquisition costs could cause our quarterly operating results to vary significantly. Furthermore, our stockholders would be diluted if we financed the acquisitions by incurring convertible debt or issuing securities.

     Although we currently only have operations within the United States, if we were to acquire an international operation; we would face additional risks, including:

     o difficulties in staffing, managing and integrating international operations due to language, cultural or other differences;

     o    different or conflicting regulatory or legal requirements;

     o    foreign currency fluctuations; and

     o    diversion of significant time and attention of our management.

Failure to Attract and Retain Qualified Scientific, Production and Managerial Personnel Could Harm Our Business.

     Recruiting and retaining qualified scientific and production personnel to perform and manage prototype, sample, and product manufacturing and business development personnel to conduct business development are critical to our success. In addition, our desired growth and expansion into areas and activities requiring additional expertise, such as clinical testing, government approvals, production, and marketing will require the addition of new management personnel and the development of additional expertise by existing management personnel.
Because the industry in which we compete is very competitive, we face significant challenges attracting and retaining a qualified personnel base. Although we believe we have been and will be able to attract and retain these personnel, we may not be able to continue to successfully attract qualified personnel. The failure to attract and retain these personnel or, alternatively, to develop this expertise internally would harm our business since our ability to conduct business development and manufacturing will be reduced or eliminated, resulting in lower revenues. We generally do not enter into employment agreements requiring our employees to continue in our employment for any period of time.

Our Intellectual Property Rights Are Valuable, and Any Inability to Protect Them Could Reduce the Value of Our Products, Services and Brand.

     Our patents, trademarks, trade secrets, copyrights and all of our other intellectual property rights are important assets for us. There are events that are outside of our control that pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed. The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results. Although we seek to obtain patent protection for our innovations, it is possible we may not be able to protect some of these innovations. Given the costs of obtaining patent protection, we may choose not to protect certain innovations that later turn out to be important. There is always the possibility that the scope of the protection gained from one of our issued patents will be insufficient or deemed invalid or unenforceable. We also seek to maintain certain intellectual property as trade secrets. The secrecy could be compromised by third parties, or intentionally or accidentally by our employees, which would cause us to lose the competitive advantage resulting from these trade secrets.

Intellectual Property Litigation Could Harm Our Business.

     Litigation regarding patents and other intellectual property rights is extensive in the biotechnology industry. In the event of an intellectual property dispute, we may be forced to litigate. This litigation could involve proceedings instituted by the U.S. Patent and Trademark Office or the International Trade Commission, as well as proceedings brought directly by affected third parties. Intellectual property litigation can be extremely expensive, and these expenses, as well as the consequences should we not prevail, could seriously harm our business.

     If a third party claims an intellectual property right to technology we use, we might need to discontinue an important product or product line, alter our products and processes, pay license fees or cease our affected business activities. Although we might under these circumstances attempt to obtain a license to this intellectual property, we may not be able to do so on favorable terms, or at all. Furthermore, a third party may claim that we are using inventions covered by the third party's patent rights and may go to court to stop us from engaging in our normal operations and activities, including making or selling our product candidates. These lawsuits are costly and could affect our results of operations and divert the attention of managerial and technical personnel. A court may decide that we are infringing the third party's patents and would order us to stop the activities covered by the patents. In addition, a court may order us to pay the other party damages for having violated the other party's patents. The biotechnology industry has produced a proliferation of patents, and it is not always clear to industry participants, including us, which patents cover various types of products or methods of use. The coverage of patents is subject to interpretation by the courts, and the interpretation is not always uniform. If we are sued for patent infringement, we would need to demonstrate that our products or methods of use either do not infringe the patent claims of the relevant patent and/or that the patent claims are invalid, and we may not be able to do this. Proving invalidity, in particular, is difficult since it requires a showing of clear and convincing evidence to overcome the presumption of validity enjoyed by issued patents.

     Because some patent applications in the United States may be maintained in secrecy until the patents are issued, because patent applications in the United States and many foreign jurisdictions are typically not published until eighteen months after filing, and because publications in the scientific literature often lag behind actual discoveries, we cannot be certain that others have not filed patent applications for technology covered by our or our licensor's issued patents or pending applications or that we or our licensors were the first to invent the technology. Our competitors may have filed, and may in the future file, patent applications covering technology similar to ours. Any such patent application may have priority over our or our licensors' patent applications and could further require us to obtain rights to issued patents covering such technologies. If another party has filed a United States patent application on inventions similar to ours, we may have to participate in an interference proceeding declared by the United States Patent and Trademark Office to determine priority of invention in the United States. The costs of these proceedings could be substantial, and it is possible that such efforts would be unsuccessful, resulting in a loss of our United States patent position with respect to such inventions.

     Some of our competitors may be able to sustain the costs of complex patent litigation more effectively than we can because they have substantially greater resources. In addition, any uncertainties resulting from the initiation and continuation of any litigation could have a material adverse effect on our ability to raise the funds necessary to continue our operations.

Accidents Related to Hazardous Materials Could Adversely Affect Our Business.

     Some of our operations require the controlled use of hazardous materials. Although we believe our safety procedures comply with the standards prescribed by federal, state, local and foreign regulations, the risk of accidental contamination of property or injury to individuals from these materials cannot be completely eliminated. In the event of an accident, we could be liable for any damages that result, which could seriously damage our business and results of operations.

Potential Product Liability Claims Could Affect Our Earnings and Financial Condition.

     We face a potential risk of liability claims based on our products and services, and we have faced such claims in the past. Though we have product liability insurance coverage which we will believe is adequate, we may not be able to maintain this insurance at reasonable cost and on reasonable terms. We also cannot assure that this insurance, if obtained, will be adequate to protect us against a product liability claim, should one arise. In the event that a product liability claim is successfully brought against us, it could result in a significant decrease in our liquidity or assets, which could result in the reduction or termination of our business.

Litigation Generally Could Affect Our Financial Condition and Results of Operations.

     We generally may be subject to claims made by and required to respond to litigation brought by customers, former employees, former officers and directors, former distributors and sales representatives, and vendors and service providers. We have faced such claims and litigation in the past and we cannot assure that we will not be subject to claims in the future. In the event that a claim is successfully brought against us, considering our lack of revenue and the losses our business has incurred for the period from our inception to June 30, 2006, this could result in a significant decrease in our liquidity or assets, which could result in the reduction or termination of our business.

     We Are Obligated to Pay Liquidated Damages As a Result of Our Failure to Have this Registration Statement Declared Effective Prior to June 15, 2005, and any Payment of Liquidated Damages Will Either Result in Depletion of Our Limited Working Capital or Issuance of Shares of Common Stock Which Would Cause Dilution to Our Existing Shareholders.

     Pursuant to the terms of a registration rights agreement with respect to common stock underlying convertible notes and warrants we issued in private placements in November and December, 2003, December, 2004, and January and February, 2005, if we did not have a registration statement registering the shares underlying these convertible notes and warrants declared effective on or before June 15, 2005, we are obligated to pay liquidated damages in the amount of 3.5% per month of the face amount of the notes, which equals $367,885, until the registration statement is declared effective. At our option, these liquidated damages can be paid in cash or restricted shares of our common stock. To date we have decided to pay certain of these liquidated damages in common stock, although any future payments of liquidated damages may, at our option, be made in cash. If we decide to pay such liquidated damages in cash, we would be required to use our limited working capital and potentially raise additional funds. If we decide to pay the liquidated damages in shares of common stock, the number of shares issued would depend on our stock price at the time that payment is due. Based on the closing market prices of $0.66, $0.58, $0.70, $0.49, $0.32 and $0.20 for our common stock on July 15, 2005, August 15, 2005, September 15, 2005, October 17, 2005, November 15, 2005 and December 15, 2005, respectively, we issued a total of 3,807,375 shares of common stock in liquidated damages from August, 2005 to January, 2006 to persons who invested in the January and February, 2005 private placements. The issuance of shares upon any payment by us of further liquidated damages will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

     We paid liquidated damages in the form of common stock only for the period from June 15, 2005 to December 15, 2005, and only to persons who invested in the January and February, 2005 private placements. We believe that we have no enforceable obligation to pay liquidated damages to holders of any shares we agreed to register under the registration rights agreement for periods after the first anniversary of the date of issuance of such shares, since they were eligible for resale under Rule 144 of the Securities Act during such periods, and such liquidated damages are grossly inconsistent with actual damages to such persons. Nonetheless, as of June 30, 2006 we have accrued $2,921,660 in penalties representing further liquidated damages associated with our failure to have the registration statement declared effective by the deadline, and have included this amount in accounts payable and accrued expenses.

Matter Voluntarily Reported to the Securities and Exchange Commission

     During the months of March, May, July and August 2005, we issued a total of 8,550,000 shares of our common stock to certain employees and consultants pursuant to the 2005 Incentive Stock Plan. We engaged our outside counsel to conduct an investigation of the circumstances surrounding the issuance of these shares. On April 26, 2006, we voluntarily reported the findings from this investigation to the Securities and Exchange Commission (SEC), and agreed to provide the SEC with further information arising from the investigation. We believe that the issuance of 8,000,000 shares to employees in July 2005 was effectuated by both our former President and our former Chief Financial Officer/Chief Operating Officer without approval of our board of directors.
These former officers received a total of 3,000,000 of these shares. In addition, it appears that the 8,000,000 shares issued in July 2005, as well as an additional 550,000 shares issued to employees and consultants in March, May and August 2005, were improperly issued without a restrictive legend stating that the shares could not be resold legally except in compliance with the Securities Act of 1933, as amended. The members of the Company's management who effectuated the stock issuances no longer work for the Company. These shares were not registered under the Securities Act of 1933, or the securities laws of any state, and we believe that certain of these shares may have been sold on the open market, though we have been unable to determine the magnitude of such sales. If violations of securities laws occurred in connection with the resale of certain of these shares, the employees and consultants or persons who purchased shares from them may have rights to have their purchase rescinded or other claims against us for violation of securities laws, which could harm our business, results of operations, and financial condition.

RISKS RELATING TO OUR COMMON STOCK

There Are a Large Number of Shares Underlying Our Options and Warrants That May be Available for Future Sale and the Sale of These Shares May Depress the Market Price of Our Common Stock and Will Cause Immediate and Substantial Dilution to Our Existing Stockholders.

     As of October 31, 2006, we had 120,982,385 shares of common stock issued and outstanding and outstanding options and warrants to purchase 77,929,464 shares of common stock. All of the shares issuable upon exercise of our options and warrants may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock. The issuance of shares upon exercise of options and warrants will cause immediate and substantial dilution to the interests of other stockholders since the selling stockholders may convert and sell the full amount issuable on exercise.

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.

     Companies trading on The Over The Counter Bulletin Board (the "OTC Bulletin Board"), such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market. Prior to May 2001, we were delinquent in our reporting requirements, having failed to file our quarterly and annual reports for the years ended 1998 - 2000 (except the quarterly reports for the first two quarters of 1999). We have been current in our reporting requirements for the last five years, however, there can be no assurance that in the future we will always be current in our reporting requirements.

Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

     The SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

     o that a broker or dealer approve a person's account for transactions in penny stocks; and

     o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.


     In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

     o obtain financial information and investment experience objectives of the person; and

     o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

     o sets forth the basis on which the broker or dealer made the suitability determination; and

     o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

     This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     Our Common Stock is traded over-the-counter on The Over The Counter Bulletin Board (the "OTC Bulletin Board") maintained by the National Association of Securities Dealers under the symbol "APDN." There is no certainty that the Common Stock will continue to be quoted or that any liquidity exists for our shareholders.

     The following table sets forth the quarterly quotes of high and low prices for our Common Stock on the OTC Bulletin Board during the fiscal years ended September 30, 2004 and September 30, 2005 and the first three fiscal quarters of the fiscal year ending September 30, 2006. In February of 2003, we changed our year end to September 30. We changed our fiscal year end in connection with a reverse merger we entered into in December 2002, in which the acquirer for accounting purposes had a fiscal year end of September 30. For ease of fiscal reporting, we adopted the same fiscal year end.

             Year ended 9/30/04             High         Low
             ------------------             ----         ---

             December 31, 2003              $3.54        $2.45
             March 31, 2004                 $3.55        $1.51
             June 30, 2004                  $2.55        $0.71
             September 30, 2004             $0.96        $0.43

             Year ended 9/30/05             High         Low
             ------------------             ----         ---

             December 31, 2004              $2.39        $0.42
             March 31, 2005                 $1.83        $0.78
             June 30, 2005                  $1.01        $0.58
             September 30, 2005             $0.74        $0.48

             Year ended 9/30/06             High         Low
             ------------------             ----         ---

             December 31, 2005              $0.58        $0.16
             March 31, 2006                 $0.37        $0.15
             June 30, 2006                  $0.27        $0.10
             September 30, 2006             $0.17        $0.07

HOLDERS

     As of October 31, 2006, we had approximately 1,336 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 11219.

DIVIDENDS

     We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

EQUITY COMPENSATION PLAN INFORMATION

2002 Professional/Employee/Consultant Compensation Plan

     In November of 2002, we created a special compensation plan to pay the founders, consultants and professionals that had been contributing valuable services to us during the previous nine months. This plan, under which 2,000,000 shares of our common stock were reserved for issuance, is called the Professional/Employee/Consultant Compensation Plan (the "Compensation Plan"). Share and option issuances from the Compensation Plan were to be staggered over the following six to eight months, and consultants that were to continue providing services thereafter either became employees or received renewed contracts from us in July of 2003, which contracts contained a more traditional cash compensation component. Each qualified and eligible recipient of shares and/or options under the Compensation Plan received securities in lieu of cash payment for services. Each recipient agreed, in his or her respective consulting contract with us, to sell a limited number of shares monthly.

     In our financial statements, shares that are disclosed as having been issued from November 2002 through June 30, 2003 that were valued at $0.065 per share were shares issued from the Compensation Plan on the basis of contracts executed at that time for previously rendered services. Common Stock disclosed as being issued in exchange for cash at $1.00 per share represent options that were exercised under the Compensation Plan. In December of 2004, we adjusted the exercise price of options under the Compensation Plan to $0.60 per share. As of October 31, 2006, a total of 1,440,000 shares have been issued from, and options to purchase 560,000 shares have been issued under the Compensation Plan, and options to purchase 264,000 shares have been exercised as of that date.

2005 Incentive Stock Plan

     On January 26, 2005, the Board of Directors, and on February 15, 2005, the holders of a majority of the outstanding common stock of the Company approved the Company's 2005 Incentive Stock Plan and authorized the issuance of 16,000,000 shares of common stock as stock awards and stock options thereunder. The 2005 Incentive Stock Plan is designed to retain directors, executives, and selected employees and consultants by rewarding them for making contributions to our success with an award of shares of our common stock. As of October 31, 2006, a total of 8,550,000 shares have been issued and options to purchase 5,660,000 shares have been granted under the 2005 Incentive Stock Plan.

     During the months of March, May, July and August 2005, we issued a total of 8,550,000 shares of our common stock to certain employees and consultants pursuant to the 2005 Incentive Stock Plan. We engaged our outside counsel to conduct an investigation of the circumstances surrounding the issuance of these shares. On April 26, 2006, we voluntarily reported the findings from this investigation to the SEC, and agreed to provide the SEC with further information arising from the investigation. We believe that the issuance of 8,000,000 shares to employees in July 2005 was effectuated by both our former President and our former Chief Financial Officer/Chief Operating Officer without approval of our board of directors. These former officers received a total of 3,000,000 of these shares. In addition, it appears that the 8,000,000 shares issued in July 2005, as well as an additional 550,000 shares issued to employees and consultants in March, May and August 2005, were improperly issued without a restrictive legend stating that the shares could not be resold legally except in compliance with the Securities Act of 1933, as amended. The members of the Company's management who effectuated the stock issuances no longer work for the Company. These shares were not registered under the Securities Act of 1933, or the securities laws of any state, and we believe that certain of these shares may have been sold on the open market, though we have been unable to determine the magnitude of such sales. If violations of securities laws occurred in connection with the resale of certain of these shares, the employees and consultants or persons who purchased shares from them may have rights to have their purchase rescinded or other claims against us for violation of securities laws, which could harm our business, results of operations, and financial condition.


           Plan Category               Number of Securities      Weighted-Average          Number of Securities
                                        to be Issued Upon        Exercise Price of       Remaining Available for
                                           Exercise of         Outstanding Options,       Future Issuance Under
                                       Outstanding Options,     Warrants and Rights     Equity Compensation Plans
                                       Warrants and Rights                                (Excluding Securities
                                                                                         Reflected in Column (a))
                                      ----------------------   --------------------     -------------------------
                                               (a)                      (b)                        (c)
Professional/Consultant/ Employee            296,000                   $0.60                        0
Stock and Stock Option Compensation
Plan approved in November 2002

2005 Incentive Stock Plan approved          5,660,000                  $0.47                    1,790,000
on January 26, 2005

------------------------------------  ----------------------    -------------------     -------------------------
               Total                        5,956,000                  $0.59                    1,790,000
------------------------------------  ----------------------    -------------------     -------------------------

           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND PLAN OF OPERATIONS

     The following discussion should be read in conjunction with our Consolidated Financial Statements and Notes thereto, included elsewhere within this report. The quarterly report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements using terminology such as "can", "may", "believe", "designated to", "will", "expect", "plan", "anticipate", "estimate", "potential" or "continue", or the negative thereof or other comparable terminology regarding beliefs, plans, expectations or intentions regarding the future. You should read statements that contain these words carefully because they:

     o    discuss our future expectations;

     o contain projections of our future results of operations or of our financial condition; and

     o    state other "forward-looking" information.

     We believe it is important to communicate our expectations. However, forward looking statements involve risks and uncertainties and our actual results and the timing of certain events could differ materially from those discussed in forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. All forward-looking statements and risk factors included in this document are made as of the date hereof, based on information available to us as of the date thereof, and we assume no obligations to update any forward-looking statement or risk factor, unless we are required to do so by law.

INTRODUCTION

     We provide botanical DNA encryption, embedment and authentication solutions that can help protect companies, governments and consumers from counterfeiting, fraud, piracy, product diversion, identity theft, and unauthorized intrusion into physical locations and databases. Our SigNature Program provides a secure, accurate and cost-effective means for customers to incorporate our SigNature DNA Markers in, and then quickly and reliably authenticate and identify, a broad range of items such as artwork and collectibles, fine wine, consumer products, digital media, financial instruments, identity cards and other official documents. Having the ability to reliably authenticate and identify counterfeit versions of such items enables companies and governments to detect, deter, interdict and prosecute counterfeiting enterprises and individuals.

     Our SigNature Program enables our potential clients to cost-effectively:

     o    assure manufacturers, suppliers, distributors, retailers and end-users
          that  their   products   are   authentic   and  can  be   forensically
          authenticated;

     o    integrate our SigNature DNA Markers with existing  security  solutions
          such  as  barcodes,   radio  frequency   identification  (RFID)  tags,
          holograms, microchips and other securities measures; and

     o add value to the "bottom-line" by helping to diminish product diversion and counterfeiting.

     Counterfeit and diverted products continue to pose a significant and growing problem with consumer packaged goods, especially for prestige and established brands worldwide. Piracy, identity theft and forged documents and items are also highly prevalent in vertical markets such as digital media, fine art, luxury goods, and alcoholic beverages. Key aspects of our strategy include:

     o continuing to improve and customize our solution to meet our potential customers' needs;

     o    continuing   to  develop   and  enhance   our   existing   DNA  marker
          authentication technologies;

     o expanding our customer base both domestically and abroad by targeting high volume markets; and

     o augmenting our competitive position through strategic acquisitions and alliances.

PLAN OF OPERATIONS

General

     We expect to generate revenues principally from sales of our SigNature Program. We are currently attempting to develop business in six target markets: art and collectibles, fine wine, consumer products, digital recording media, pharmaceuticals, and homeland security driven programs. We intend to pursue both domestic and international sales opportunities in each of these vertical markets.

     We believe that our existing capital resources will enable us to fund our operations until approximately April 2007. We believe we may be required to seek additional capital to sustain or expand our prototype and sample manufacturing, and sales and marketing activities, and to otherwise continue our business operations beyond that date. We have no commitments for any future funding, and may not be able to obtain additional financing or grants on terms acceptable to us, if at all, in the future. If we are unable to obtain additional capital this would restrict our ability to grow and may require us to curtail or discontinue our business operations. Additionally, while a reduction in our business operations may prolong our ability to operate, that reduction would harm our ability to implement our business strategy. If we can obtain any equity financing, it may involve substantial dilution to our then existing shareholders.

Product Research and Development

     We anticipate spending approximately $200,000 for product research and development activities during the next twelve (12) months.

Acquisition of Plant and Equipment and Other Assets

     We do not anticipate the sale of any material property, plant or equipment during the next 12 months. We do anticipate spending approximately $100,000 on the acquisition of leasehold improvements during the next 12 months. We believe our current leased space is adequate to manage our growth, if any, over the next 2 to 3 years.

Number of Employees

     From our inception through the period ended June 30, 2006, we have principally relied on the services of outside consultants for services. We currently have seven employees. Specifically, the company expects to increase its staffing dedicated to sales, product prototyping, manufacturing of DNA markers and forensic authentication services. Expenses related to travel, marketing, salaries, and general overhead will be increased as necessary to support our growth in revenue. In order for us to attract and retain quality personnel, we anticipate we will have to offer competitive salaries to future employees. We anticipate that it may become desirable to add additional full and or part time employees to discharge certain critical functions during the next 12 months. This projected increase in personnel is dependent upon our ability to generate revenues and obtain sources of financing. There is no guarantee that we will be successful in raising the funds required or generating revenues sufficient to fund the projected increase in the number of employees. As we continue to expand, we will incur additional cost for personnel.

CRITICAL ACCOUNTING POLICIES

     Financial Reporting Release No. 60, published by the SEC, recommends that all companies include a discussion of critical accounting policies used in the preparation of their financial statements. While all these significant accounting policies impact our financial condition and results of operations, we view certain of these policies as critical. Policies determined to be critical are those policies that have the most significant impact on our consolidated financial statements and require management to use a greater degree of judgment and estimates. Actual results may differ from those estimates.

     We believe that given current facts and circumstances, it is unlikely that applying any other reasonable judgments or estimate methodologies would cause a material effect on our consolidated results of operations, financial position or liquidity for the periods presented in this report.

     The accounting policies identified as critical are as follows:

     o    Equity issued with registration rights

     o    Warrant liability

     o    Fair value of intangible assets

EQUITY ISSUED WITH REGISTRATION RIGHTS

     In connection with placement of our convertible notes and warrants to certain investors during the fiscal quarters ended December 31, 2003, December 31, 2004 and March 31, 2005, we granted certain registration rights that provide for liquidated damages in the event of failure to timely perform under the agreements. Although these notes and warrants do not provide for net-cash settlement, the existence of liquidated damages provides for a defacto net-cash settlement option. Therefore, the common stock underlying the notes and warrants subject to such liquidated damages does not meet the tests required for shareholders' equity classification, and accordingly has been reflected between liabilities and equity in the accompanying consolidated balance sheet until such time as the conditions are eliminated.

WARRANT LIABILITY

     In connection with the placement of certain debt instruments during the fiscal quarter ended June 30, 2005, as described above, we issued freestanding warrants. Although the terms of the warrants do not provide for net-cash settlement, in certain circumstances, physical or net-share settlement is deemed to not be within our control and, accordingly, we are required to account for these freestanding warrants as a derivative financial instrument liability, rather than as shareholders' equity.

     The warrant liability is initially measured and recorded at its fair value, and is then re-valued at each reporting date, with changes in the fair value reported as non-cash charges or credits to earnings. For warrant-based derivative financial instruments, the Black-Scholes option pricing model is used to value the warrant liability.

     The classification of derivative instruments, including whether such instruments should be recorded as liabilities or as equity, is re-assessed at the end of each reporting period. Derivative instrument liabilities are classified in the balance sheet as current or non-current based on whether or not net-cash settlement of the derivative instrument could be required within 12 months of the balance sheet date.

     We do not use derivative instruments to hedge exposures to cash flow, market, or foreign currency risks.

FAIR VALUE OF INTANGIBLE ASSETS

     We have adopted SFAS No. 142, Goodwill and Other Intangible Assets, whereby we periodically test our intangible assets for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets are tested for impairment, and write-downs will be included in results from operations.

     On July 12, 2005, we acquired certain intellectual properties from Biowell through an Asset Purchase Agreement in exchange for 36 million shares of our restricted common stock having an aggregate fair value at the date of issuance of $24.12 million. The value of the acquired intangible assets was $9,430,900, with the balance of the purchase price, or $14,689,100, charged to operations as a cost of the transaction.

USE OF ESTIMATES

     In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenue and expenses during the reporting period. The most significant estimates relate to the estimation of percentage of completion on uncompleted contracts, valuation of inventory, allowance for doubtful accounts and estimated life of customer lists. Actual results could differ from those estimates.

RESTATEMENT OF CONSOLIDATED FINANCIAL STATEMENTS

     The Company has restated its consolidated financial statements as of September 30, 2005 and for the year ended September 30, 2005 and the quarterly unaudited data for the first three quarters of 2006 and all of 2005.

     These restatements and resulting revisions relate to the accounting treatment for and disclosing the issuance by the Company of options and warrants to acquire the Company's common stock. In addition the Company corrected certain errors in accounting for the exchange of its common stock for previously incurred debt with a Company director. These errors were discovered in connection with comments raised by the SEC in their review and comment on this Registration Statement.

     In this regard, you should rely on the restated financial results for the year and each of the quarters in the years 2005 and the first, second and third quarters of 2006 and, as the Company previously reported in its Current Report on Form 8-K, dated May 16, 2006, you should not rely on the Company's previously issued consolidated financial statements and other financial information for these reporting periods.

         As a result, the accompanying consolidated financial statements for the year ended September 30, 2005 and the quarterly periods ended December 31, 2005, March 31, 2006 and June 30, 2006 have been restated from the amounts previously reported to correct the accounting for financial derivatives. While the effect of the corrections to the financial statements is fully described in accompanying notes to the restated consolidated financial statements, the following is a summary of the net effect of the errors on these consolidated financial statements:

     o the Company's net loss for the year ended September 30, 2005 increased by $14,499,139 from $52,610,380 to $67,109,519;

     o the Company's current liabilities as of September 30, 2005 increased by $384,651 from $2,595,897 to $2,980,548; and,

     o the Company's other liabilities, representing warranty liabilities, as of September 30, 2005 increased by $13,673,574 from $0 to $13,673,574.

REVENUES

     From our inception on September 16, 2002, we did not generate material revenues from operations. We have, however, generated $0.019 million in sales of our products for the three months ended June 30, 2006. Our cost of sales for the same period was $0.016 million netting us a gross profit of $0.003 million. We believe we will not generate material revenues from operations in the current fiscal year as we transition from a development stage enterprise to an active growth stage company, and we may not generate any additional revenues from operations.

COSTS AND EXPENSES

Selling, General and Administrative

     Selling, general and administrative expenses for the three month period ended June 30, 2006 compared to the same period in 2005 decreased $284,664 or 15% to $1.581 million from $1.866 million. For the nine months ended June 30, 2006, selling, general and administrative expenses decreased $19.798 million or 82% to $4.391 million from $24.189 million in the prior period. These deceases are due to non-recurring financing and related costs incurred in the prior year.

Research and Development

     Research and development expenses for the three months ended June 30, 2006 decreased $88,870 or 100% to $-0- from $88,870 in the same period in 2005. For the nine months ended June 30, 2006, research and development expenses deceased $270,682 million or 78.3% to $75,276 from $345,958 million for the same period in 2005. Prior year's costs were primarily due to costs associated with establishing our headquarters and laboratories at the Long Island High Technology Incubator at Stony Brook University.

Depreciation and Amortization

     In the three month period ended June 30, 2006, depreciation and amortization increased $333,664 compared to the same period in 2005 from $3,160 to $336,824. For the nine month period ended June 30, 2006, depreciation and amortization increased $1.006 million to $1.021 million from $15,187 in the same period last year. In the year ended September 30, 2005, we capitalized $9.431 million related to an intellectual property asset acquisition. As a result, we recorded amortization expense totaling $1,010,454 for the nine month period ended June 30, 2006 compared to no intangible asset amortization in the nine months ended June 30, 2005. We estimate a seven year useful life that commenced during the fourth fiscal quarter of 2005.

Total Operating Expenses

     Total operating expenses during the three and nine months ended June 30, 2006 decreased to $1.918 million from $1.958 million and $5.488 million from $24.550 million, respectively as a result of the combination of factors listed above.

Other Income/Loss

     Gain on revaluation of warrant and debt derivative liability during the three month period ended June 30, 2006 deceased $2.185 million to $3.494 million from $5.679 million for the same period last year. For the nine month period ended June 30, 2006, the gain on revaluation of warrant and debt derivative liability decreased $2.204 million to $14.251 from $16.455 the prior same period.

Interest Expenses

     Interest expense for the three month period ended June 30, 2006 increased $805,270 to $826,827 from $21,557 for the same period in 2005. For the nine month period ended June 30, 2006, interest decreased $29.200 million to $3.177 million from $32.373 million in same period 2005. The increase in three months ended June 30, 2006 is a result of additional financing costs incurred in the current period. The decease in the current nine month period ended June 30, 2006 is a result of a net reduction in finance related costs incurred the prior period in 2005 as compared to the current period.

Net Income (loss)

     Net income for the three month period ended June 30, 2006 decreased $2.939 million to $0.761 million from $3.701 million for the same period last year. For the nine months ended June 30, 2006, net income increased $46.072 million to a net income of $5.607 million from a same period prior year loss of $40.465 million. These changes are a result of the combination of factors described above.

LIQUIDITY AND CAPITAL RESOURCES

     Our liquidity needs consist of our working capital requirements, indebtedness payments and research and development expenditure funding. Historically, we have financed our operations through the sale of equity and convertible debt as well as borrowings from various credit sources.

     In fiscal 2005, we completed two private placements of convertible debt and associated warrants. In November and December, 2004 we issued and sold $1.465 million in aggregate principal amount of promissory notes, convertible at $0.50 per share, and associated warrants to purchase up to 2,930,000 shares of our common stock, exercisable at $0.75 per share for three years from their date of issuance, to 13 investors (the "December 2004 Placement"). Each promissory note was automatically convertible into shares of our common stock at a price of $0.50 per share upon the closing of a subsequent private placement by us for at least $1 million. In January and February of 2005, we issued and sold $7.371 million in aggregate principal amount of 10% Secured Convertible Promissory Notes, convertible at $0.50 per share, and associated warrants to purchase up to 14,742,000 shares of our common stock, exercisable at $0.75 per share until five years from their date of issuance, to 61 investors (the "January and February 2005 Placement"). Upon the closing of the January and February 2005 Offering, the notes issued in the December 2004 Placement automatically converted into an aggregate of 2,930,000 shares of our common stock, and upon the filing of this registration statement on February 15, 2005, the notes issued in the January and February 2005 Placement automatically converted into an aggregate of 14,742,000 shares of our common stock. Additional private placements in fiscal 2005 raised $243,000. We also received proceeds of $60,000 from the exercise of a warrant to purchase 100,000 shares of our common stock in fiscal 2005. The $9.135 million in gross proceeds from these private placements and warrant exercises were used to fund commissions, fees and expenses associated with the placements, consultants and public reporting costs, salaries and wages, royalties, research and development, facility costs as well as general working capital needs. Since the conversion price of the notes issued in the November and December 2003, December 2004, December 2005 and the January and February 2005 placements were less than the market price of our common stock at the time these notes were issued, we recognized a charge relating to the beneficial conversion feature of these notes during the quarter in which they are issued.

     In the nine month period ended June 30, 2006, we completed three additional private placements of convertible debt and associated warrants. On November 3, 2005, we issued and sold a promissory note in the principal amount of $550,000 to Allied International Fund, Inc. ("Allied"). Allied in turn financed a portion of the making of this loan by borrowing $450,000 from certain persons, including $100,000 from James A. Hayward, a director and our Chief Executive Officer. The terms of the promissory note provided that we issue upon the funding of the note warrants to purchase 5,000,000 shares of our common stock at an exercise price of $0.50 per share to certain persons designated by Allied. On November 9, 2005, we issued nine warrants to Allied and eight other persons to purchase an aggregate of 5,500,000 shares of our common stock at an exercise price of $0.50 per share. These warrants included a warrant to purchase 1,100,000 shares that was issued to James A. Hayward, a director and our Chief Executive Officer. We paid $55,000 in cash to VC Arjent, Ltd. for its services as the placement agent with respect to this placement. All principal and accrued but unpaid interest under the promissory note was paid in full shortly after the closing of and from the proceeds of a private placement we completed on March 8, 2006. On March 8, 2006, we issued and sold an aggregate of 30 units consisting of (i) a $50,000 principal amount secured convertible promissory note bearing interest at 10% per annum and convertible at $0.50 per share, and (ii) a warrant to purchase 100,000 shares of our common stock at an exercise price of $0.50 per share, for aggregate gross proceeds of $1.5 million. The units were sold pursuant to subscription agreements by and between each of the purchasers and Applied DNA Operations Management, Inc., a Nevada corporation and our wholly owned subsidiary (our "Subsidiary"). The $2.050 million in gross proceeds from these first two offerings were held by our Subsidiary for our benefit and used to fund commissions, fees and expenses associated with the placements, to repay the outstanding promissory note described above plus accrued interest thereunder, to fund financing fees, consultants and public reporting costs, salaries and wages, research and development, facility costs as well as and general working capital needs. On March 24, 2006, we commenced an offering (the "Offshore Offering") of up to 140 units, at a price of $50,000 per unit, for a maximum offering of $7 million for sale to "accredited investors" who are not "U.S. persons." The units being sold as part of the Offshore Offering consist of (i) a $50,000 principal amount secured convertible promissory note, and (ii) a warrant to purchase 100,000 shares of our common stock at a price of $0.50 per share. On May 2, 2006, we closed on the first tranche of the Offshore Offering in which we sold 20 units for aggregate gross proceeds of $1,000,000. We paid Arjent Limited $375,000 in commissions, fees and expenses from these gross proceeds. On June 15, 2006, we completed the second tranche of the Offshore Offering in which we sold 59 units for aggregate gross proceeds of $2,950,000. We paid Arjent Limited $442,500 in commissions, fees and expenses from these gross proceeds. Additionally, on July 10, 2006 we issued 2.4 million shares of our common stock to Arjent Limited at $0.001 per share as partial consideration for its services in connection with the Offshore Offering.

     On March 29, 2006 and April 13, 2006, we borrowed $200,000 in the aggregate, at a rate of 7.5% per annum, from BioCogent, whose President and Chief Executive Officer and sole stockholder is James A. Hayward, one of our directors and our Chief Executive Officer. These loans were due and payable upon the earlier to occur of (1) the close of business on June 30, 2006, or (2) the closing of the issuance and sale of our securities for gross proceeds of at least $250,000. The proceeds from the loans were used for general corporate purposes. The note issued on March 29, 2006 was repaid with interest in May, 2006. The note issued on April 13, 2006 was repaid with interest in June, 2006.

     Substantially all of the real property used in our business is leased under operating lease agreements.

     As of June 30, 2006, we had a working capital deficit of $2,982,927. For the nine months ended June 30, 2006, we generated a net cash flow deficit from operating activities of $2,306,666 consisting primarily of year to date income of $5.607 million net with a non cash gain on repricing of warrants and debt derivatives of $14.251 million. Non cash equity adjustments totaling a net $3,275,158 included $2,271,000 in expensed warrants issued in connection with the November, 2005 financing, $710,200 in net stock issued for consulting services, $773,958 in penalty stock issued pursuant to the registration rights agreement from the private placement in January and February, 2005, and $480,000 in cancelled shares for services previously rendered. Finally, non cash depreciation and amortization including amortization of capitalized financing costs totaled $1,268,437 while net assets and liabilities decreased by $1.474 million. Cash used in investing activities totaled $35,851 primarily for increased acquisition of furniture and equipment. Cash provided by financing activities for the nine months ended June 30, 2006 resulted from the financing discussed above of $4.243 million.

     As of June 30, 2006, we had $3,306,371 in outstanding notes payable. Please see Note C in our unaudited financial statements for the terms of such notes payable. We expect capital expenditures to total no more than $200,000 during the 2006 fiscal year. Our primary investments will be in laboratory equipment to support prototyping and our authentication services.

     We have raised capital to meet our working capital needs in the past, and will likely require additional financing within the next 5 months in order to meet our current and projected cash flow deficits from operations and development. We presently do not have any available credit, bank financing or other readily available external sources of liquidity. Financing transactions may include the issuance of equity or debt securities, obtaining credit facilities, or other financing mechanisms. However, the trading price of our common stock, a downturn in the U.S. or global stock and debt markets and other reasons could make it more difficult to obtain financing through the issuance of equity securities or borrowing. Further, if we issue additional equity or convertible debt securities, stockholders may experience additional dilution or the new equity securities may have rights, preferences or privileges senior to those of existing holders of our common stock. If additional financing is not available or is not available on acceptable terms, this could have a material adverse effect on our business, results of operations liquidity and financial condition.

     Our registered independent certified public accountants stated in their report dated October 21, 2005, that we incurred operating losses in the last two years, and that we are dependent upon management's ability to develop profitable operations. These factors among others may raise substantial doubt about our ability to continue as a going concern.

     Pursuant to the terms of a registration rights agreement with respect to common stock underlying convertible notes and warrants we issued in private placements in November and December, 2003, December, 2004, and January and February, 2005, if we did not have a registration statement registering the shares underlying these convertible notes and warrants declared effective on or before June 15, 2005, we are obligated to pay liquidated damages in the amount of 3.5% per month of the face amount of the notes, which equals $367,885, until the registration statement is declared effective. At our option, these liquidated damages can be paid in cash or restricted shares of our common stock. To date we have decided to pay certain of these liquidated damages in common stock, although any future payments of liquidated damages may, at our option, be made in cash. If we decide to pay such liquidated damages in cash, we would be required to use our limited working capital and potentially raise additional funds. If we decide to pay the liquidated damages in shares of common stock, the number of shares issued would depend on our stock price at the time that payment is due. Based on the closing market prices of $0.66, $0.58, $0.70, $0.49, $0.32 and $0.20 for our common stock on July 15, 2005, August 15, 2005, September 15, 2005, October 17, 2005, November 15, 2005 and December 15, 2005, respectively, we issued a total of 3,807,375 shares of common stock in liquidated damages from August, 2005 to January, 2006 to persons who invested in the January and February, 2005 private placements. The issuance of shares upon any payment by us of further liquidated damages will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

     We paid liquidated damages in the form of common stock only for the period from June 15, 2005 to December 15, 2005, and only to persons who invested in the January and February, 2005 private placements. We believe that we have no enforceable obligation to pay liquidated damages to holders of any shares we agreed to register under the registration rights agreement for periods after the first anniversary of the date of issuance of such shares, since they were eligible for resale under Rule 144 of the Securities Act during such periods, and such liquidated damages are grossly inconsistent with actual damages to such persons. Nonetheless, as of June 30, 2006 we have accrued $2,921,660 in penalties representing further liquidated damages associated with our failure to have the registration statement declared effective by the deadline, and have included this amount in accounts payable and accrued expenses.

MATTER VOLUNTARILY REPORTED TO THE SEC AND SECURITIES ACT VIOLATIONS

     During the months of March, May, July and August 2005, we issued a total of 8,550,000 shares of our common stock to certain employees and consultants pursuant to the 2005 Incentive Stock Plan. We engaged our outside counsel to conduct an investigation of the circumstances surrounding the issuance of these shares. On April 26, 2006, we voluntarily reported the findings from this investigation to the SEC, and agreed to provide the SEC with further information arising from the investigation. We believe that the issuance of 8,000,000 shares to employees in July 2005 was effectuated by both our former President and our former Chief Financial Officer/Chief Operating Officer without approval of our board of directors. These former officers received a total of 3,000,000 of these shares. In addition, it appears that the 8,000,000 shares issued in July 2005, as well as an additional 550,000 shares issued to employees and consultants in March, May and August 2005, were improperly issued without a restrictive legend stating that the shares could not be resold legally except in compliance with the Securities Act of 1933, as amended. The members of the Company's management who effectuated the stock issuances no longer work for the Company. These shares were not registered under the Securities Act of 1933, or the securities laws of any state, and we believe that certain of these shares may have been sold on the open market, though we have been unable to determine the magnitude of such sales. If violations of securities laws occurred in connection with the resale of certain of these shares, the employees and consultants or persons who purchased shares from them may have rights to have their purchase rescinded or other claims against us for violation of securities laws, which could harm our business, results of operations, and financial condition.

OFF-BALANCE SHEET ARRANGEMENTS

     We do not have any off-balance sheet arrangements.

GOING CONCERN

     The financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate our continuance as a going concern. Our auditors, in their report dated October 21, 2005, have expressed substantial doubt about our ability to continue as going concern. Our cash position may be inadequate to pay all of the costs associated with the testing, production and marketing of our products. Management intends to use borrowings and the sale of equity or convertible debt to mitigate the effects of its cash position, however no assurance can be given that debt or equity financing, if and when required will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should we be unable to continue existence.

                                    BUSINESS

Corporate History

     We are a Nevada corporation, which was initially formed under the laws of the State of Florida as Datalink Systems, Inc. in 1983. In 1998, we reincorporated in Nevada, and in November of 2002, we changed our name to our current name, Applied DNA Sciences, Inc. In November 2005, our corporate headquarters were relocated from Los Angeles, California to the Long Island High Technology Incubator at Stony Brook University in Stony Brook, New York. This relocation was part of our restructuring effort during the fourth quarter of 2005 to transform the company from the developmental stage to an operating business. During this period and in the first two quarters of 2006, we established laboratories for the manufacture of DNA markers and product prototypes, and DNA authentication. To date, the company has a very limited operating history, and as a result, the company's operations have produced insignificant revenues. On May 9, 2006, we entered into, and on July 25, 2006 we announced the performance of our first SigNature Program contract.

OVERVIEW

     We provide botanical DNA encryption, embedment and authentication solutions that can help protect companies, governments and consumers from counterfeiting, fraud, piracy, product diversion, identity theft, and unauthorized intrusion into physical locations and databases. Our SigNature Program provides a secure, accurate and cost-effective means for customers to incorporate our SigNature DNA Markers in, and then quickly and reliably authenticate and identify, a broad range of items such as artwork and collectibles, fine wine, consumer products, digital media, financial instruments, identity cards and other official documents. Having the ability to reliably authenticate and identify counterfeit versions of such items enables companies and governments to detect, deter, interdict and prosecute counterfeiting enterprises and individuals.

     Our SigNature Program enables our potential clients to cost-effectively:

     o    give assurance to manufacturers,  suppliers,  distributors,  retailers
          and   end-users   that  their   products  are  authentic  and  can  be
          forensically authenticated;

     o    integrate our SigNature DNA Markers with existing  security  solutions
          such  as  barcodes,   radio  frequency   identification  (RFID)  tags,
          holograms, microchips and other securities measures; and

     o add value to the "bottom-line" by helping to diminish product diversion and counterfeiting.

     Counterfeit and diverted products continue to pose a significant and growing problem with consumer packaged goods, especially for prestige and established brands worldwide. Piracy, identity theft and forged documents and items are also highly prevalent in vertical markets such as digital media, fine art, luxury goods, and alcoholic beverages. Key aspects of our strategy include:

     o continuing to improve and customize our solution to meet our potential customers' needs;

     o    continuing   to  develop   and  enhance   our   existing   DNA  marker
          authentication technologies;

     o expanding our customer base both domestically and abroad by targeting high volume markets; and

     o augmenting our competitive position through strategic acquisitions and alliances.

INDUSTRY BACKGROUND

     Counterfeiting, product diversion, piracy, forgery, identity theft, and unauthorized intrusion into physical locations and databases create significant and growing problems to companies in a wide range of industries as well as governments and individuals worldwide. The U.S. Chamber of Commerce reported in 2006 that counterfeiting and piracy cost the U.S. economy between $200-$250 billion per year, or an estimated 750,000 American jobs, and pose a real threat to consumer health and safety. The World Customs Organization and Interpol estimate that annual global trade in illegitimate goods increased from $5.5 billion in 1982 to roughly $600 billion in 2004.

     Product counterfeiting and diversion particularly harms manufacturers of consumer products, especially for prestige and established brands, and the consumers who purchase them. For instance, according to the Gieschen Consultancy's 2005 Document, Product and Intellectual Property Security Report, or DOPIP, consumer products associated with worldwide counterfeit enforcement arrests, charges, convictions, sentences and civil litigation in 2005 amounted to around $1.5 billion. This total includes:

     o    $695 million of entertainment and software products;

     o    $283 million of clothing and accessories;

     o    $193 million of cigarettes and tobacco products ;

     o    $61 million of drugs and other medical supplies;

     o    $36 million of toys and sports equipment;

     o    $35 million of electronic equipment and supplies;

     o    $12 million in perfume and cosmetics;

     o    $11 million of food and alcohol products;

     o    $11 million in jewelry and watches;

     o    $10 million of computer equipment and supplies;

     o    $123 million of other goods.

     According to this report, the value of seizures and losses associated with counterfeit documents, products and intellectual property in the United States alone was $1.29 billion in 2005.

     The artworks and collectibles markets are also particularly vulnerable to counterfeiting, forgery and fraud. New works are produced and then passed off as originating from a particular artistic period or source, authentic fragments are pieced together to simulate an original work, and existing works are modified in order to increase their purported value. Such phony artwork and collectibles are then often sold with fake or questionable signatures and "provenance," or documented ownership histories that confirm authenticity.

     Governments are increasingly vulnerable to counterfeiting, terrorism and other security threats at least in part because currencies, identity and security cards and other official documents can be counterfeited with relative ease. For instance, the DOPIP valued 2005 seizures and losses associated with counterfeit currency at around $609 billion, and counterfeit identification at $124 million. Governments must also enforce the various anti-counterfeiting and anti-piracy regimes of their respective jurisdictions which becomes increasingly difficult with the continued expansion of global trade.

     The digital and recording media industry, including the segment that records computer software on compact discs, has long been a victim of piracy, or the production of illegal copies of genuine media or software, and the counterfeiting and distribution of imitation media or software. Compact discs, DVDs, videotapes, computer software and other digital and recording media that appears identical to genuine products are sold at substantial discounts by vendors at street and night markets, via mail order catalogs and on the internet at direct retail websites or at auction sites. In 2006 the Business Software Alliance ("BSA") reported that in 2005, the United States lost $6.9 billion as a result of software piracy. The BSA also estimated that 21 percent of software programs in the U.S. are unlicensed and that since January 1, 2000, the BSA has settled with 1,668 companies for a total of $81,821,895. In a white paper published in December 2005, the BSA and the IDC also reported that they found in a 2004 study that the world spent more than $59 billion for commercial packaged software. Yet, software worth over $90 billion was actually installed. In other words, for every two dollars worth of software purchased legitimately, one dollar was obtained illegally.

     The pharmaceutical industry also faces major problems relative to counterfeit, diluted, or falsely labeled drugs that make their way through healthcare systems worldwide, posing a health threat to patients and a financial threat to drugmakers and distributors. In 2006 the Center for Medicine in the Public Interest predicted that counterfeit drug sales will reach $75 billion globally in 2010, an increase of more than 90% from 2005. In February, 2006, the World Health Organization ("WHO") estimated that counterfeits account for more than 10% of the global pharmaceuticals market, 25% of pharmaceuticals consumed in developing countries and as much as 50% in some countries, are counterfeit. According to the WHO, counterfeiting can apply to both branded and generic products and counterfeit pharmaceuticals may include products with the correct ingredients but fake packaging, with the wrong ingredients, without active ingredients or with insufficient active ingredients. The challenges presented by traditional counterfeiters have recently been supplemented by the many websites, from direct retailers to auction sites, that offer counterfeit prescription drugs online. As a result, the pharmaceutical industry and regulators are examining emerging anti-counterfeit technologies, including radio-frequency identification tags and electronic product codes, known as EPCs, to help stem the wave of counterfeit drugs and better track legitimate drugs from manufacturing through the supply chain.

     As more and more companies in each of these markets begin to address the problem of counterfeiting, we expect that different systems will compete to be the leading standards by which products can be tracked across world markets. Historically, counterfeiting, product diversion and other types of fraud have been combated by embedding various authentication systems and rare and easily distinguishable materials into products, such as radio frequency identification
(RFID) devices and banknote threads in packaging, integrated circuit chips and magnetic strips in automatic teller machine cards, holograms on currency, elemental taggants in explosives, and radioactivity and rare molecules in crude oil. These techniques are effective but have generally been reverse-engineered and replicated by counterfeiters, which limits their usefulness as forensic methods for authentication of the sources of products and other items.

THE APPLIED DNA SOLUTION

     We believe our solution, which we call the SigNature Program, is as broadly applicable, convenient and inexpensive as existing authentication systems, while highly resistant to reverse-engineering or replication, so that it can either be applied independently or supplement existing systems in order to allow for a forensic level of authentication of the sources of a broad range of items, such as artwork and collectibles, fine wine, consumer products, digital and recording media, pharmaceuticals, financial instruments, identity cards and official documents. The SigNature Program first involves our design and manufacture of a highly customized and encrypted botanical DNA marker, or SigNature DNA Marker. The SigNature DNA Marker is then encapsulated and stabilized so that it is resistant to heat, organic solvents, chemicals and most importantly, ultraviolet, or UV radiation. Once it has been encapsulated, our SigNature DNA Embedment system can be used to embed the SigNature DNA Marker directly onto products or other items or into special inks, threads and other media, which in turn can be incorporated into packaging or products. Once it is embedded, our SigNature DNA Encryption Detector pen can instantly show the presence or absence of any of our SigNature DNA Markers, and our SigNature polymerase chain reaction
(PCR) Kits can provide rapid forensic level authentication of specific SigNature DNA Markers.

     We believe that the key characteristics and benefits of the SigNature Program are as follows:

We Believe Our SigNature DNA Markers Are Virtually Impossible to Copy

     In creating unique SigNature DNA Markers, we use DNA segments from one or more botanical sources, rearrange them into unique encrypted sequences, and then implement one or more layers of anti-counterfeit techniques. Because the portion of DNA in a SigNature DNA Marker used to identify the marker is so minute, it cannot be detected unless it is replicated billions of times over, or amplified. This amplification can only be achieved by applying matching strands of DNA, or a primer, and PCR techniques to the SigNature DNA Marker. The sequence of the relevant DNA in a SigNature DNA Marker must be known in order to manufacture the primer for that DNA. As a result, we believe the effort required to find, amplify, select and clone the relevant DNA in a SigNature DNA Marker would involve such enormous effort and expense that SigNature DNA Markers are virtually impossible to copy without our proprietary systems.

Simple and Rapid Authentication

     With our advanced SigNature DNA Marker detection devices and PCR testing kits, any of our customers can quickly complete an on-site verification. When our SigNature DNA Encryption Detector pen comes in contact with our proprietary overt ink on a label or product package, a biochemical reaction triggers a reversible color change from blue to pink and back to blue. Testing of this color change can be repeated between 30 to 50 times. For forensic level authentication, our SigNature PCR testing kits can produce absolute authentication in less than 30 minutes using portable PCR machines.

Low Cost and High Accuracy

     The costs associated with the DNA required to manufacture our SigNature DNA Markers are not significant since the amount of DNA required for each marker is so minute (for instance, only 3-5 parts per million when incorporated in an ink). We manufacture the identifying segment of DNA to be used in a SigNature DNA Marker by cloning them inside microorganisms such as yeast or bacteria, which are highly productive and inexpensive to grow. As a result, SigNature DNA Markers are relatively inexpensive when compared to other anti-counterfeiting devices such as RFIDs, EPCs, integrated circuit chips, and holograms. Our SigNature DNA Encryption Detectors, which use color changing dyes and molecular "triggers" to instantly detect SigNature DNA Markers, are also relatively inexpensive. At the same time, the probability of mistakenly identifying a SigNature DNA Marker is less than 1 in 1 trillion, so our authentication systems are highly accurate, and in fact, our SigNature PCR Kits can authenticate to a forensic level.

Easily Integrated with Other Anti-Counterfeit Technologies

     Our DNA Markers can easily be embedded onto RFID devices, banknote threads, labels, serial numbers, holograms, and other marking systems using inks, threads and other media. We believe that combined with other traditional methods, our SigNature Program provides a significant deterrent against counterfeiting, product diversion, piracy, fraud and identity theft.

Broad Applicability and Ingestible

     Our SigNature DNA Markers can be embedded into almost any consumer product, and virtually any other item. For instance, the indelible SigNature DNA Ink we produce is safe to consume and can be used in pharmaceutical drug tablets and capsules. Use of our SigNature DNA in ingestible products and drugs will require FDA approval. We have initiated a strategy to approach FDA in the first quarter of calendar year 2007.

OUR STRATEGY

         We expect to generate revenues principally from sales of our SigNature Program. Key aspects of our strategy include:

Customize and Refine the SigNature Program to Meet Potential Customers' Needs

     We are continuously attempting to improve our SigNature Program by testing the incorporation of our DNA Markers into different media, such as newly configured labels, inks or packing elements, for use in new applications. Each prospective customer has specific needs and employs varying levels of existing security technologies with which our solution must be integrated. Our goal is to develop a secure and cost-effective system for each potential customer that can be incorporated into that potential customer's products or items themselves or their packaging so that they can, for instance, be tracked throughout the entire supply chain and distribution system.

Continue to Enhance Detection Technologies for Authentication of our SigNature DNA Markers

     We have also identified and are further examining opportunities to collaborate with companies and universities to develop a new line of detection technologies that will provide faster and more convenient ways to authenticate our SigNature DNA Markers.

Target Potential High-Volume Markets

     We will continue to focus our efforts on target vertical markets that are characterized by a high level of vulnerability to counterfeiting, product diversion, piracy, fraud, identity theft, and unauthorized intrusion into physical locations and databases. Today our target markets include art and collectibles, fine wine, consumer products, digital and recording media, pharmaceuticals, and homeland security. If and when we have significantly penetrated these markets, we intend to expand into additional related high volume markets.

Pursue Strategic Acquisitions and Alliances

     We intend to pursue strategic acquisitions of companies and technologies that strengthen and complement our core technologies, improve our competitive positioning, allow us to penetrate new markets, and grow our customer base. We also intend to work in collaboration with our licensee Biowell and potential strategic partners in order to continue to market and sell new product lines derived from, but not limited to, DNA technology.

TARGET MARKETS

     A licensee of our products, Biowell, has incorporated DNA markers, based upon the same technology we use to create our SigNature DNA Markers, in nearly 1 billion consumer products including DVDs, CDs, fine art, cosmetics, luxury teas and rice wine, seafood and many other items distributed in Asia. We have just begun offering our products and services in Europe and the United States and are targeting the following six principal markets:

Art & Collectibles

     The fine art and collectibles markets are particularly vulnerable to counterfeiting, forgeries and fraud. Phony artwork and collectibles are often sold with fake or questionable signatures or attributions. We believe our SigNature DNA Markers can safely be embedded directly in, and so can be used to designate and then authenticate all forms of artwork and collectibles, including paintings, books, porcelain, marble, stone, bronzes, tapestries, glass and fine woodwork, including frames. They can also be embedded in any original supporting documentation related to the artwork or collectible, the signature of the artist and any other relevant material that would provide provenance, such as:

     o A signed certificate or statement of authenticity from a respected authority or expert on the artist;

     o    An exhibition or gallery sticker attached to the art or collectible;

     o    An original sales receipt;

     o    A  film  or  recording  of  the  artist   talking  about  the  art  or
          collectible;

     o An appraisal from a recognized authority or expert on the art or collectible; or

     o Letters or papers from recognized experts or authorities discussing the art or collectible.

Fine Wine

     Vintners and purveyors of fine wine are also vulnerable to counterfeiting or product diversion. We believe our SigNature Program can provide vintners and purveyors of fine wines several benefits:

     o Verifed authenticity increases potential customers' confidence in the product and their purchase decision;

     o For the vintner, the SigNature Program can strengthen brand support and recognition, and offers the potential for improved marketability and sales; and,

     o SigNature DNA Markers can be embedded in bottles, labels, or both at the winery, and easily authenticated at the location of the wine distributor or auctioneer.

Consumer Products

     Counterfeit items are a significant and growing problem with all kinds of consumer packaged goods, especially in the retail and apparel industries. According to the 2005 DOPIP, up to $283 million worth of clothing and accessories worldwide are fake, as well as $12 million worth of fragrances and cosmetics are counterfeit each year. In the United States, $1.29 billion dollars worth of seizures and losses were incurred resulting from counterfeit of apparel and other consumer products. We have developed and are currently marketing a number of solutions aimed at brand protection and authentication for the retail and apparel industries, including the clothing, accessories, fragrances and cosmetics segments. Our SigNature Program can be used by manufacturers in these industries to combat counterfeiting and piracy of primary, secondary and tertiary packaging, as well as the product itself, and to track products that have been lost in transit, whether misplaced or stolen.

Digital and Recording Media

     The digital and recording media industry, including the segment that records computer software on compact discs, faces significant threats from piracy and the counterfeiting and distribution of imitation media or software. For instance, according to the BSA, in 2005 the United States lost $6.9 billion as a result of software piracy. Our SigNature DNA Markers can be embedded onto digital and recording media products, such as CDs, DVDs, videotapes and computer software, as well as the packaging of these products.

Pharmaceuticals

     The pharmaceutical industry also faces major problems relative to counterfeit, diluted, or falsely labeled drugs that make their way through healthcare systems worldwide, posing a health threat to patients and a financial threat to drugmakers and distributors. As a result, the pharmaceutical industry and regulators are examining emerging anti-counterfeit technologies, including RFID tags and EPCs to help stem the wave of counterfeit drugs and better track legitimate drugs from manufacturing through the supply chain. Our SigNature DNA Markers can easily be embedded directly into pharmaceutical packaging or into RFID tags or EPCs attached to packaging, and since they are ingestible, may be applied as part of a unit dose. In its 2004 report "Combating Counterfeit
Drugs," the Food and Drug Administration ("FDA") noted that authentication technologies for pharmaceuticals (such as color-shifting inks, holograms, taggants, or chemical markers imbedded in a drug or its label) have been sufficiently perfected that they can now serve as a critical component of a layered approach to control counterfeit drugs. FDA's 2004 Report acknowledged the importance of using one or more authentication technologies for drug products.

Homeland Security

     Governments worldwide are increasingly faced with the problems of counterfeit currencies, official documents, and identity and security cards, as well as terrorism and other security threats. Governments must also enforce the various anti-counterfeiting and anti-piracy regimes of their respective jurisdictions which becomes increasingly difficult with the continued expansion of global trade. Our SigNature Program can provide secure, forensic, and cost-effective anti-counterfeiting, anti-piracy and identification solutions to local, state, and federal governments as well as the defense contractors and the other companies that do business with them. Our SigNature Program can be used for all types of identification and official documents, such as:

     o    Passports;

     o    Lawful permanent resident, or "green" cards;

     o    Visas;

     o    Drivers' licenses;

     o    Social Security cards;

     o    Military identification cards;

     o    National transportation cards;

     o    Security cards for access to sensitive physical locations; and,

     o    Other    important    identity   cards,    official    documents   and
          security-related cards.

OUR TECHNOLOGY

     Every living organism has a unique DNA code that determines the character and composition of its cells. The core technologies of our business allow us to use the DNA of everyday plants to mark objects in a unique manner that we believe can only be replicated at great expense, and then identify these objects by detecting the absence or presence of the DNA.

SigNature DNA Encryption

     Our patent pending encryption system allows us to isolate strands of botanical DNA and then fragment and reconstitute them to form unique "DNA chimers", or encrypted DNA segments, whose sequences are known only to us.

SigNature DNA Encapsulation

     Our patented encapsulation system allows us to apply a protective coating to encrypted DNA chimers, creating a SigNature DNA Marker that is resistant to heat, organic solvents, chemicals and UV radiation, and so can be identified for hundreds of years after being embedded directly, or into media applied or attached to the item to be marked.

SigNature DNA Embedment

     Our patented embedment system allows us to incorporate our SigNature DNA Markers into a broad variety of media, such as petroleum and petroleum derivatives, inks, dyes, laminates, glues, threads, and textiles.

SigNature DNA Authentication

     Our patent pending forensic level authentication methods allow us to unlock the encrypted DNA chimers by using PCR techniques and proprietary primers that were specifically designed by us to detect the DNA sequences we encrypted and embedded into the product or other item. Detection of the DNA chimers unique to a particular item or series of items allows us to authenticate its or their origin.

PRODUCTS AND SERVICES

     Our SigNature Program consists of three steps: creating and encapsulating a specific encrypted DNA segment, applying it to a product or other item, and detecting the presence or absence of the specific segment. We plan for the first two steps to be controlled exclusively by Applied DNA and its certified agents to ensure the security of SigNature DNA Markers. Once applied, the presence of any of our SigNature DNA Markers can be detected by us or a customer in a simple spot test, or a sample taken from the product or other item can be analyzed forensically to obtain definitive proof of the presence or absence of a specific type of SigNature DNA Marker (e.g. one designed to mark a particular product).

Creating a Customer or Product-Specific SigNature DNA Marker

     Our SigNature DNA Markers are botanical DNA segments custom manufactured by us to identify a particular class of or individual products or items. During this manufacturing process, we scramble and encrypt a naturally occurring botanical DNA code segment or segments, and then encapsulate the resulting DNA segment utilizing our proprietary SigNature DNA Encapsulation system. We then record and store the sequence of the DNA segment in a secure database in order that we can later detect it.

Embedding the SigNature DNA Marker

         Our SigNature DNA Markers may be directly embedded in products or other items, or otherwise attached by embedding them into media that is incorporated in or attached to the product or item. For example, we can embed SigNature DNA Markers directly in paper, metal, plastics, stone, ceramic, and other materials. Media in which we can embed SigNature DNA Markers include:

     SigNature DNA Ink: Our SigNature DNA Ink can be applied directly or on a label that is then affixed to the product or item. SigNature DNA Ink is highly durable and degradation resistant. SigNature DNA Ink can be visible (colored) or invisible. This makes it possible to mark products with a visible, or overt, and/or invisible, or covert, SigNature DNA Marker on any tangible surface such as a label. The location of covert Signature DNA Markers on a product are recorded and stored in a secure database. Similar media like varnish and paints can also be used instead of ink. Examples of products and other items onto which SigNature DNA Ink can be applied include:

     o Artwork and Collectibles: paintings, artifacts, antiques, stamps, coins, documents, collectibles and memorabilia;

     o Corporate documents: confidential, date and time dependent documents or security clearance documents;

     o Financial services: currency, stock certificates, checks, bonds and debentures;

     o    Retail: event tickets, VIP tickets, clothing labels, luxury products;

     o    Pharmaceuticals: tablet, capsule and pill surface printing ; and,

     o Miscellaneous: lottery tickets, inspection stamps, custom seals, passports and visas, etc.

     SigNature DNA Thread: Our SigNature DNA Thread, which can consist of any fabric from cotton to wool, is embedded with SigNature DNA Markers and can be used to mark and authenticate products and other items incorporating textiles. For example, SigNature DNA Thread can be incorporated in a finished garment, bag, purse, shoe or other product or item. SigNature DNA Thread can help textile vendors, clothing and accessory manufacturers and governments authenticate thread, yarn and fabric at any stage in the supply chain.

     Other Security Devices: Our SigNature DNA Markers can also be embedded onto printed barcodes, RFID tags, optical memory strips, holograms, tamper proof labels and other security devices incorporated into products and other items for various security-related purposes.

SigNature DNA Detection and Product Authentication

     Level 1 "Spot Test" Detection: Our SigNature DNA Encryption Detector pens, which are custom manufactured to identify our SigNature DNA Markers, allow us or our customers to determine the presence or absence of these markers in around one second when they have been embedded in a special overt DNA Ink. When the SigNature DNA Encryption Detector is swiped over matching overt DNA Ink, the color of the ink temporarily changes from blue to pink, indicating the presence of the markers, and validating the product or other item. Though this detection process cannot distinguish between different types of SigNature DNA Markers, such as markers we have designed for one customer or product versus another, it allows for instant sampling at any point in the supply chain.

     Level 2 Forensic DNA Authentication: Our SigNature PCR Kits allow us or our customers to use a sample taken from the product or other item to be authenticated, and using our proprietary primers and PCR technology, determine the sequences of DNA included in the sample, and conclude whether it includes a specific SigNature DNA Marker. This more elaborate test generally requires about 30 minutes to complete. This authentication process provides absolute certainty about the presence or absence of specific types of a SigNature DNA Marker.

SALES AND MARKETING

     We have since inception only had sales of our products in Europe through direct sales. As of October 31, 2006, we had 2 employees devoted to and 3 employees engaged in direct sales. We expect to hire additional sales directors and/or consultants to assist us with sales and marketing efforts with respect to our 6 target vertical markets.

RESEARCH AND DEVELOPMENT

     From June 1, 2005 to September 20, 2005, we retained the Idaho National Laboratory ("INL"), which is managed and operated by Battelle Energy Alliance LLC for the Department of Energy, for the purpose of independently validating our SigNature DNA Encryption, Encapsulation, Embedment and Authentication technologies. Currently our research and development efforts are primarily focused on the development of prototypes of new versions of our products using our existing technologies for review by prospective customers, such as different types of SigNature DNA Ink and SigNature DNA Thread. Nonetheless, we believe that our development of new and enhanced technologies relating to our business may be important to our future success, and we continue to examine whether investments in the research and development of such technologies is merited.

MANUFACTURING

     We have the capability to manufacture SigNature DNA Markers, covert DNK Ink, and SigNature PCR Kits at our laboratories in Stony Brook. We rely upon Biowell to manufacture our overt color-changing DNA Ink for use with, and our SigNature DNA Encryption Detector pens.

COMPETITION

     The principal markets for our SigNature Program are intensely competitive. We compete with many existing suppliers and new competitors continue to enter the market. Many of our competitors, both in the United States and elsewhere, are major pharmaceutical, chemical and biotechnology companies, or have strategic alliances with such companies, and many of them have substantially greater capital resources, marketing experience, research and development staff, and facilities than we do. Any of these companies could succeed in developing products that are more effective than the products that we have or may develop and may be more successful than us in producing and marketing their existing products. Some of our competitors that operate in the anti-counterfeiting and fraud prevention markets include: Art Guard International, Applied Optical Technologies, Authentix, ChemTAG, Collectors Universe Inc., Cypher Science, Data Dot Technology, Digimarc Corp., DNA Technologies, Inc., Inksure Technologies, L-1 Identity Solutions, NTT DATA Labs, SureTrace , Theft Protection Systems, and Tracetag.

     Some examples of competing security products include:

     o Fingerprint scanner: a system that scans fingerprints before granting access to secure information or facilities;

     o Voice recognition software: software that authenticates users based on individual vocal patterns;

     o Cornea scanner: a scanner that scan the iris of a user's eye to compare with data in a computer database;

     o Face scanner: a scanning system that use complex algorithms to distinguish one face from another;

     o Integrated circuit chip & magnetic strips: integrated circuit chips that receive and, if authentic, send a correct electric signal back to the reader, and magnetic strips that contain information, both of which are common components of debit and credit cards;

     o Optically variable microstructures: these include holograms, which display images in three dimensions and are generally difficult to reproduce using advanced color photocopiers and printing techniques, along with other devices with similar features;

     o Elemental Taggants and Fluorescence: elemental taggants are various unique substances that can be used to mark products and other items, are revealed by techniques such as x-ray fluorescence; and,

     o    Radioactivity  &  Rare  Molecules:   radioactive  substances  or  rare
          molecules which are uncommon and readily detected.

     We expect competition with our products and services to continue and intensify in the future. We believe competition in our principal markets is primarily driven by:

     o    product performance, features and liability;

     o    price;

     o    timing of product introductions;

     o ability to develop, maintain and protect proprietary products and technologies;

     o    sales and distribution capabilities;

     o    technical support and service;

     o    brand loyalty;

     o    applications support; and

     o    breadth of product line.

     If a competitor develops superior technology or cost-effective alternatives to our products, our business, financial condition and results of operations could be significantly harmed.

PROPRIETARY RIGHTS

     We believe that our 7 patents, 14 patents pending, 2 registered trademarks, and 2 registered trademarks pending, which are described in the table below, and our trademarks, trade secrets, copyrights and other intellectual property rights are important assets for us.

PATENTS ISSUED:

------------------------------------------- ---------------------- -------------------------- --------------------- ----------------
               Patent Name                       Patent No:           Assignee of Record          Dated Issued         Jurisdiction
------------------------------------------- ---------------------- -------------------------- --------------------- ----------------
Nucleic Acid as Marker for Product          89108443               APDN (B.V.I.) Inc.         March 17,2000         Taiwan
Anticounterfeiting and Identification

------------------------------------------- ---------------------- -------------------------- --------------------- ----------------
Method of using ribonucleic acid as         00107580.2             Rixflex Holdings           February 2, 2005      China
product antifake mark and for verification                         Limited (2)

------------------------------------------- ---------------------- -------------------------- --------------------- ----------------
EppenLocker (A Leakage-Prevention           89204158               APDN (B.V.I.) Inc.         March 10, 2000        Taiwan
Apparatus of Microcentrifuge)

------------------------------------------- ---------------------- -------------------------- --------------------- ----------------
Multiple Tube Structure for Multiple PCR    89210575               APDN (B.V.I.) Inc.         June 20, 2000         Taiwan
in a Closed Container

------------------------------------------- ---------------------- -------------------------- --------------------- ----------------
A Device for Multiple Polymerase Chain      89111477               APDN (B.V.I.) Inc.         June 12, 2000         Taiwan
Reactions In a Closed Container and a
Method of Using Thereof

------------------------------------------- ---------------------- -------------------------- --------------------- ----------------
Method for Mixing Nucleic Acid in Water     921221973              APDN (B.V.I.) Inc.         August 11, 2003       Taiwan
Insoluble Media and Application Thereof

------------------------------------------- ---------------------- -------------------------- --------------------- ----------------
A Method of Utilizing Nucleic Acids as      US 7,115,301 B2        Rixflex Holdings Limited   October 3, 2006       United States
Markers for Product Anti-Counterfeit                               (2)
Labeling and Verification

------------------------------------------- ---------------------- -------------------------- --------------------- ----------------


Patents Pending:

------------------------------------------- ---------------------- -------------------------- --------------------- ----------------
               Patent Name                     Application No.       Filed in the Name of         Dated Filed          Jurisdiction
------------------------------------------- ---------------------- -------------------------- --------------------- ----------------
Method for Mixing Nucleic Acid in Water     2002-294229            Biowell (1)                August 31, 2002       Japan
Insoluble Media and Application Thereof
                                            03007023.9             Rixflex Holdings           March 27, 2003        EU
                                                                   Limited (2)

                                            10/645,602             Rixflex Holdings Limited   August 22, 2003       United States
                                                                   (2)
------------------------------------------- ---------------------- -------------------------- --------------------- ----------------

------------------------------------------- ---------------------- -------------------------- --------------------- ----------------
               Patent Name                     Application No.       Filed in the Name of         Dated Filed          Jurisdiction
------------------------------------------- ---------------------- -------------------------- --------------------- ----------------
Method of dissolving nucleic acid in        03155949.2             Rixflex Holdings           August 27, 2003       China
water insoluble medium and its application                         Limited (2)

------------------------------------------- ---------------------- -------------------------- --------------------- ----------------
Novel nucleic acid based steganography      10/909,431             Rixflex Holdings           August 3, 2004        United States
system and application thereof                                     Limited (2)

------------------------------------------- ---------------------- -------------------------- --------------------- ----------------
Cryptic method of secret information        921221490              APDN (B.V.I.) Inc.         August 6, 2003        Taiwan
carried in DNA molecule and it
deencryption method



A novel nucleic acid based steganography    03127517.6             Biowell (1)                August 6, 2003        China
system and application thereof
                                            61387/2004             Rixflex Holdings           August 4, 2004        Korea
                                                                   Limited (2)


A novel method for coding based on
nucleic acids and utility thereof           04018374.1             Rixflex Holdings           August 3, 2004        EU
                                                                   Limited (2)

                                            1-2004-00742           Rixflex Holdings           August 4, 2004        Vietnam
                                                                   Limited (2)

A novel nucleic acid based steganography
system and applications thereof             092819                 Rixflex Holdings           August 4, 2004        Thailand
                                                                   Limited (2)

                                            PI20043145             Biowell (1)                August 4, 2004        Malaysia

                                            2004-225987            Rixflex Holdings           August 2, 2004        Japan
                                                                   Limited (2)

                                            P-00200400374          Rixflex Holdings           August 4, 2004        Indonesia
                                                                   Limited (2)

                                            764/CHE/2004           Rixflex Holdings Limited   August 4, 2004        India
                                                                   (2)
------------------------------------------- ---------------------- -------------------------- --------------------- ----------------
Method for classifying group ID of          92119302               APDN (B.V.I.) Inc.         July 15, 2003         Taiwan
shoppers and transferring the shopping
discount to group development funds
development

Method For transferring feedback            03150071.4             Rixflex Holdings           July 31, 2003         China
foundation capable of identifying                                  Limited (2)
multiple objects

Method of Classifying Group ID of           PI20042889             Rixflex Holdings           August 4, 2004        Malaysia
Shoppers and Transferring the Shopping                             Limited (2)
Discount to Group Development Funds
                                            092217                 Rixflex Holdings           July 12, 2004         Thailand
                                                                   Limited (2)

                                            2004-200730            Biowell (1)                July 7, 2004          Japan

------------------------------------------- ---------------------- -------------------------- --------------------- ----------------

------------------------------------------- ---------------------- -------------------------- --------------------- ----------------
               Patent Name                     Application No.       Filed in the Name of         Dated Filed          Jurisdiction
------------------------------------------- ---------------------- -------------------------- --------------------- ----------------
System and Method for authenticating        11/437,265             APDN (B.V.I.) Inc.         May 19, 2005          US
multiple components associated with a
particular product.                         PCT/US2006/019660      APDN (B.V.I.) Inc.         May 19, 2006          PCT

------------------------------------------- ---------------------- -------------------------- --------------------- ----------------
System and Method for Marking Textiles      10/825,968             APDN (B.V.I.) Inc.         April 15, 2004        US
with Nucleic Acid

------------------------------------------- ---------------------- -------------------------- --------------------- ----------------
Method for Transferring                     92119302               APDN (B.V.I.) Inc.         July 15, 2003         Taiwan
Feedback-Foundation capable of
identifying multiple objects                03150071.4             Rixflex                    July 31, 2003         China
                                                                   Holdings Limited(2)

------------------------------------------- ---------------------- -------------------------- --------------------- ----------------

(1) All patents in the name of and patent applications filed in the name of Biowell have been assigned to our wholly-owned subsidiary APDN (B.V.I.) Inc., and we are making efforts to ensure APDN (B.V.I.) is the assignee or filer of record, as the case may be.


(2) All patents in the name of and patent applications filed in the name of Rixflex Holdings Limited, which merged into APDN (B.V.I.) Inc. on July 12, 2005, have been assigned to APDN (B.V.I.) Inc., and we are making efforts to ensure APDN (B.V.I.) is the assignee or filer of record, as the case may be.

Trademarks Issued:

---------------------------------------- ---------------------- -------------------------- --------------------- -------------------
                Trademark                  Registration No:         Registered Owner        Registration Date       Jurisdiction
---------------------------------------- ---------------------- -------------------------- --------------------- -------------------
APPLIED DNA and model molecule design    846354                 Applied DNA Sciences       August 13, 2004       Mexico
                                                                Inc.
---------------------------------------- ---------------------- -------------------------- --------------------- -------------------
APPLIED DNA and model molecule design    846711                 Applied DNA Sciences Inc.  August 16, 2004       Mexico
---------------------------------------- ---------------------- -------------------------- --------------------- -------------------
APPLIED DNA and model molecule design    3392818                Applied DNA Sciences Inc.  March 21, 2005        European Community
---------------------------------------- ---------------------- -------------------------- --------------------- -------------------
BIOWELL and Design                       3,155,578              Rixflex Holdings Limited   October 17, 2006      United States
                                                                (1)
---------------------------------------- ---------------------- -------------------------- --------------------- -------------------
BIOWELL and Design                       2,675,941              Rixflex Holdings Limited   January 21, 2003      United States
                                                                (1)
---------------------------------------- ---------------------- -------------------------- --------------------- -------------------
BIOWELL and Design                       2,611,291              Rixflex Holdings Limited   August 27, 2002       United States
                                                                (1)
---------------------------------------- ---------------------- -------------------------- --------------------- -------------------
BIOWELL and Design                       4101159010000          Biowell (2)                May 4, 2005           South Korea
---------------------------------------- ---------------------- -------------------------- --------------------- -------------------
BIOWELL and Design                       4,819,252              Rixflex Holdings Limited   November 19, 2004     Japan
                                                                (1)
---------------------------------------- ---------------------- -------------------------- --------------------- -------------------

(1) All registered trademarks in the name of Rixflex Holdings Limited have been assigned to APDN (B.V.I.) Inc., and we are making efforts to ensure APDN (B.V.I.) Inc. is the registered owner.

(2) All registered trademarks in the name of Biowell have been assigned to APDN (B.V.I.) Inc., and we are making efforts to ensure APDN (B.V.I.) Inc. is the registered owner.

Trademarks Pending:

------------------------------------------- ----------------------- ------------------------- --------------------- ----------------
                Trademark                      Application No:               Owner                Filing Date          Jurisdiction
------------------------------------------- ----------------------- ------------------------- --------------------- ----------------
APPLIED DNA                                 76/549,861              APDN (B.V.I.) Inc.        September 22, 2003    United States
------------------------------------------- ----------------------- ------------------------- --------------------- ----------------

SIGNATURE                                   78/871,967              APDN (B.V.I.) Inc.        April 28, 2006        United States
------------------------------------------- ----------------------- ------------------------- --------------------- ----------------

     However, there are events that are outside of our control that pose a threat to our intellectual property rights as well as to our products and services. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed. The efforts we have taken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to compete. Protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results. Although we seek to obtain patent protection for our innovations, it is possible we may not be able to protect some of these innovations. Given the costs of obtaining patent protection, we may choose not to protect certain innovations that later turn out to be important. There is always the possibility that the scope of the protection gained from one of our issued patents will be insufficient or deemed invalid or unenforceable. We also seek to maintain certain intellectual property as trade secrets. This secrecy could be compromised by third parties, or intentionally or accidentally by our employees, which would cause us to lose the competitive advantage resulting from these trade secrets.

     Additionally, litigation regarding patents and other intellectual property rights is extensive in the biotechnology industry. In the event of an intellectual property dispute, we may be forced to litigate. This litigation could involve proceedings instituted by the U.S. Patent and Trademark Office or the International Trade Commission, as well as proceedings brought directly by affected third parties. Intellectual property litigation can be extremely expensive, and these expenses, as well as the consequences should we not prevail, could seriously harm our business. If a third party claims an intellectual property right to technology we use, we might need to discontinue an important product or product line, alter our products and processes, pay license fees or cease our affected business activities. Although we might under these circumstances attempt to obtain a license to this intellectual property, we may not be able to do so on favorable terms, or at all.

STRATEGIC ALLIANCES

Purchase of Intellectual Property and License Agreement with Biowell

     In the first half of 2005, Biowell transferred substantially all of its intellectual property to Rixflex Holdings Limited, a British Virgin Islands company, and on July 12, 2005, Rixflex Holdings Limited merged with and into our wholly-owned subsidiary APDN (B.V.I.) Inc., a British Virgin Islands company. The shareholders of Rixflex Holdings Limited received 36 million shares of our common stock in consideration of this merger. In connection with the acquisition of this Biowell intellectual property, we terminated the license agreement that we had previously entered into with Biowell in October 2002, under which we had the exclusive right to sell, market, and sub-license certain Biowell intellectual property within the United States, the European Union, Canada, Mexico, Colombia, Saudi Arabia and the United Arab Emirates. Also in connection with this acquisition, on July 12, 2005, the Company entered into a license agreement with Biowell, whereby the Company granted Biowell an exclusive license to sell, market, and sub-license certain of the Company's products in most Asian countries and certain Middle Eastern countries. The license is for an initial term ending December 31, 2010, and if Biowell meets its performance goals, the license agreement will extend for an additional five year term. If Biowell sub-licenses these products within these countries, Biowell is required to pay the Company 50% of all fees, payments or consideration or any kind received in connection with the grant of the sublicense. Biowell is also required to pay a royalty of 10% on all net sales of these products and is required to meet certain minimum annual net sales in each of the various countries covered by the license. We have the right to terminate the exclusivity of the license with respect to any particular country if Biowell fails to meet its annual net sales requirements for that country during the first year after the date of the agreement, and to terminate the license altogether with respect to any particular country if Biowell fails to meet its annual net sales requirements for that country for two consecutive years. Although Biowell has not met its annual net sales requirements for any particular country to date, we have not yet terminated the exclusivity of the license with respect to any country. Cumulative royalties earned from this agreement for the period from July 2005 through June 30, 2006 totaled $20,532. Until the license agreement is terminated, it also provides us ownership of all improvements, modifications or alterations made by Biowell to the licensed products, the technologies underlying them, or the mode of using them, that are related to our business, and provides Biowell an exclusive license to any such improvements, modifications or alterations made by us.

Sub-License Agreement with G.A. Corporate Finance

     In July of 2003, we, Biowell and G. A. Corporate Finance Ltd. entered into a Sub-License Agreement for the United Kingdom in exchange for $3 million. G. A. Corporate Finance Ltd. paid $25,000 upon its execution of the Agreement, and the remaining $2.975 million in the form of its interest bearing promissory note, payable in twenty (20) consecutive quarterly installments of principal and interest in the amount equal to the lesser of $185,937.50 or 35% of gross revenues for that quarter it generated from sales of certain of our products in the United Kingdom, due on the final day of each quarter. Due in part to our lack of marketable products during the first two years after the date of this agreement, G.A. Corporate Finance Ltd. has not generated any revenue from sales of our products in the United Kingdom, and so has never made any payments to us under its note. We are currently in negotiations with G.A. Corporate Finance Ltd. to either amend or terminate this agreement.

EMPLOYEES

     Presently, we employ a total of 7 full-time employees, including 2 in management, 3 in operations, and 2 in sales and marketing. None of our employees are covered by collective bargaining agreements, and we believe our relations with our employees are favorable.

FACILITIES

     We maintain our principal office at 25 Health Sciences Drive, Suite 113, Stony Brook, New York 11790. We moved our principal office to the Long Island High Technology Incubator, which is located on the campus of Stony Brook University, in December 2005. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

LEGAL PROCEEDINGS

     From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as described below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

Paul Reep v. Applied DNA Sciences, Inc., Case No.: BC345702

     Plaintiff Paul Reep, a former employee, commenced this action against us on January 10, 2006. Mr. Reep asserts eight causes of action for breach of contract, breach of an oral agreement, negligent misrepresentation, interference with prospective business advantages, defamation, fraud, accounting and constructive trust, unjust enrichment. The relief sought includes declaratory relief, unspecified compensatory damages, unpaid salary, unspecified penalties under the California Labor Code, interest, and attorneys' fees. We have successfully moved the court to indefinitely stay all proceedings in this matter in light of a forum selection clause designating Nevada state courts as the proper forum.

Applied DNA Sciences, Inc. v. Paul Reep, Adrian Butash, John Barnett, Chanty Cheang, Jaime Cardona, and Angela Wiggins, Case No. CV06-2027 RGK

     We filed this action against the defendants, Paul Reep, Adrian Butash, John Barnett, Chanty Cheang, Jaime Cardona, and Angela Wiggins on April 4, 2006, in the United States District Court for the Central District of California. In this matter we have asked the court to make a judicial determination that an agreement amending the employment contracts of all named defendants, which we did not authorize and which is the basis of the Reep and Butash litigation against Applied DNA, is invalid and unenforceable. This matter is in the early stages of discovery. Trial has been set for April 3, 2007.

Barnett, et al. v. Applied DNA Sciences, et al., Case No.: BC 350904

     Plaintiffs  John D. Barnett,  Jr.,  Adrian  Butash,  Jaime A. Cardona,  and
Chanty Cheang, our former employees, filed suit against us, Applied DNA Operations Management, Inc., APDN (B.V.I.), Inc., Peter Brocklesby, James A. Hayward, and Jun-Jei Sheu in Los Angeles County Superior Court on April 17, 2006. The complaint alleges causes of action for breach of written contract, breach of oral contract, fraud, violations of the California Labor Code, and wrongful termination. The complaint seeks $159,000 (trebled to $477,000) in alleged unpaid salary, $546,000 in severance pay, other unspecified compensatory and consequential damages, unspecified punitive damages, attorneys' fees and costs, and interest. Our answer to the complaint is due on November 15, 2006. The trial date has been set for May 21, 2007.

In re the Unemployment Insurance Claims of Adrian Butash, John Barnett, and Paul Reep, California Unemployment Insurance Appeals Board Case Nos. 1809031, 1801356, and 1842399, respectively.

         We are in the process of appealing an administrative law judge's determination John Barnett, Paul Reep, and Adrian Butash are entitled to unemployment benefits following their separation from employment with us and that our unemployment insurance account will be charged. We will appeal on the determination on the grounds that the claimants were terminated for reasons other than lack of work. We have filed a notice of appeal, and no trial date has yet been set.

Douglas A. Falkner v. Applied DNA Sciences, Inc./N.C. Industrial Commission File No. 585698

     Plaintiff Douglas Falkner ("Falkner") filed a worker's compensation claim in North Carolina for an alleged work-related neck injury that he alleges occurred on January 14, 2004. Falkner worked as Business Development and Operations Manager our sole East Coast office at the time of the alleged injury. Plaintiff Falkner was the only employee employed by us in North Carolina at the time of the alleged injury and we have employed no other employees in North Carolina at any other time. The claim has been denied and is being defended on several grounds, including the lack of both personal and subject matter jurisdiction. Specifically, we contend that we did not employ the requisite minimum number of employees in North Carolina at the time of the alleged injury and that the company is therefore not subject to the North Carolina Workers' Compensation Act. The claim was originally set for hearing in October 2006, but was continued to allow the parties to engage in further discovery. The claim is tentatively scheduled to be heard in December 2006, though no definite date has been set yet.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

     The  following  is  a  list  of  our  directors,   executive  officers  and
significant employees.

          Name           Age             Title               Board of Directors
          ----           ---             -----               ------------------
      Jun-Jei Sheu        40     Chairman of the Board            Director
    James A. Hayward      53    Chief Executive Officer           Director
    Sanford R. Simon      63                                      Director
     Yacov Shamash        56                                      Director
Ming-Hwa Benjamin Liang   43    Secretary and Strategic
                                Technology Development
                                        Officer

     Directors   are  elected  to  serve  until  the  next  annual   meeting  of
stockholders and until their successors are elected and qualified. Currently there are four seats on our board of directors.

     Currently, the members of our board of directors do not receive any fees for being a director or attending meetings. Our directors are reimbursed for out-of-pocket expenses relating to attendance at meetings. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

CHAIRMAN OF THE BOARD - JUN-JEI SHEU

     On July 15, 2005, Dr. Jun-Jei Sheu was appointed as a director and elected Chairman by the board of directors. Since November 2000, Dr. Sheu has been the Chairman of Biowell Technology Inc. Between November 2000 and August 2005, Dr. Sheu was the Chief Executive Officer of Biowell Technology Inc. Dr. Sheu received his bachelor's degree in Biology from Fu-Jen Catholic University in 1988, his Masters degree in Biology from Fu-Jen Catholic University in 1990, his Ph.D in Life Sciences from Intermural of Academia Sinica & National Defense Medical Center in 1996 and his MBA from South Australia University in 2000. Dr. Sheu is also a director of Biowell Technology (S) Pte Ltd., a Singapore company, Biotechcard International Pte (S) Ltd. a Singapore company, Yan Zhan Life Technology & Marketing Inc., a Taiwanese company and Biowell Technology (Suzhou) Co. Ltd., a Chinese company, all of which are biotechnology companies.

CHIEF EXECUTIVE OFFICER - JAMES A. HAYWARD

     Dr. James A. Hayward has been our Chief Executive Officer since March 17, 2006, prior to which he was acting Chief Executive Officer since October 5, 2005. Since June 2004, Dr. Hayward has been the Chairman of Evotope Biosciences, Inc., a drug development company based in Stony Brook, New York. Since 2001, Dr. Hayward has been a director of Q-RNA, Inc., a biotech company based in New York, New York. Since 2000, Dr. Hayward has been a General Partner of Double D Venture Fund, a venture capital firm based in New York, New York. Between 1990 and July 2004, Dr. Hayward was the Chairman, President and CEO of The Collaborative Group, Ltd., a provider of products and services to the biotechnology, pharmaceutical and consumer-product industries based in Stony Brook, New York. Dr. Hayward received his bachelor's degree in Biology and Chemistry from the State University of New York at Oneonta in 1976, his Ph.D. in Molecular Biology from the State University of New York at Stony Brook in 1983, and an honorary Doctor of Science from Stony Brook in 2000. Dr. Hayward has served on the boards of the Council on Biotechnology, the Long Island Association, the Stony Brook Foundation, The Research Foundation of State University of New York Board of Directors, the New York Biotechnology Association, the Long Island Life Sciences Initiative and the Ward Melville Heritage Organization.

DIRECTOR - YACOV SHAMASH

     Dr. Yacov Shamash has been a member of the board of directors since March 17, 2006. Dr. Shamash is Vice President of Economic Development at the State University of New York at Stony Brook. Since 1992, he has been the Dean of Engineering and Applied Sciences and the Harriman School for Management and Policy at the University, and Founder of the New York State Center for Excellence in Wireless Technologies at the University. Dr. Shamash developed and directed the NSF Industry/University Cooperative Research Center for the Design of Analog/Digital Integrated Circuits from 1989 to 1992 and also served as Chairman of the Electrical and Computer Engineering Department at Washington State University from 1985 until 1992. Dr. Shamash also serves on the Board of Directors of Keytronic Corp., Netsmart Technologies, Inc., American Medical Alert Corp., and Softheon Corp.

DIRECTOR - SANFORD R. SIMON

         Dr. Sanford R. Simon has been a member of the board of directors since March 17, 2006. Dr. Simon has been a Professor of Biochemistry, Cell Biology and Pathology at Stony Brook since 1997. He joined the faculty at Stony Brook as an Assistant Professor in 1969 and was promoted to Associate Professor with tenure in 1975. Dr. Simon was a member of the Board of Directors of The Collaborative Group from 1995 to 2004. From 1967 to 1969 Dr. Simon was a Guest Investigator at Rockefeller University. Dr. Simon received a B.A. in Zoology and Chemistry from Columbia University in 1963, a Ph.D. in Biochemistry from Rockefeller University in 1967, and studied as a postdoctoral fellow with Nobel Prize winner Max Perutz in Cambridge, England.

SECRETARY AND STRATEGIC TECHNOLOGY DEVELOPMENT OFFICER - MING-HWA BENJAMIN LIANG

     Ming-Hwa Benjamin Liang has been our Secretary and Strategic Technology Development Officer since October 2005. Between May 1999 and September 2005, Mr. Liang has been the director of research and development at Biowell Technology Inc. Mr. Liang received a B.S. in Bio-Agriculture from Colorado State University in 1989, a M.S. in Horticulture from the University of Missouri at Columbia in 1991, his Ph.D. in Plant Science from the University of Missouri at Columbia in 1997 and his LL.M. in Intellectual Property Law from Shih Hsin University, Taiwan in 2004.

                             EXECUTIVE COMPENSATION

     The following table sets forth the compensation paid by us during the fiscal years ended September 30, 2006, 2005 and 2004 to our Chief Executive Officer and our former Chief Executive Officer. No executive officer of the Company received total salary and bonus in excess of $100,000 during the fiscal year ended September 30, 2006.

---------------------------------------------------------------------------------------------------------------------
                                             SUMMARY COMPENSATION TABLE
---------------------------------------------------------------------------------------------------------------------
                                                                       Long-Term Compensation
                                                                --------------------------------------
                                    Annual Compensation                    Awards             Payouts
                           ------------------------------------ --------------------------- ---------- --------------
                                                                              Securities
    Name and               Annual                Other Annual   Restricted    Underlying     LTIP        All Other
   Principal      Fiscal   Salary      Annual    Compensation     Stock      Options/SARs   Payments    Compensation
    Position       Year       ($)     Bonus ($)       ($)       Awards ($)       (#)           ($)          ($)
----------------- -------- ---------- ---------- -------------- ----------- --------------- ---------- --------------
James A.           2006        0          0            0            0         7,500,000         0            0
Hayward,
CEO
                   2005        0          0            0            0             0             0            0
                   2004        0          0            0            0             0             0            0
----------------- -------- ---------- ---------- -------------- ----------- --------------- ---------- --------------
Rob Hutchison,     2006        0          0            0            0             0             0            0
former CEO
                   2005        0          0         138,453         0             0             0            0
                   2004     159,400       0            0            0             0             0            0
----------------- -------- ---------- ---------- -------------- ----------- --------------- ---------- --------------

     The Board of Directors, in their discretion, may award stock and stock options to key executives for achieving financing or expenditure guidelines, meeting our business plan objectives, as part of their compensation for employment or for retention purposes.

EMPLOYMENT AGREEMENTS

         None.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     On November 3, 2005, we issued and sold a promissory note in the principal amount of $550,000 to Allied International Fund, Inc. ("Allied"). Allied in turn financed a portion of its making of this loan by borrowing $450,000 from certain persons, including $100,000 from James A. Hayward, a director and our Chief Executive Officer. The terms of the promissory note provided that we issue upon the funding of the note warrants to purchase 5,000,000 shares of our common stock at an exercise price of $0.50 per share to certain persons designated by Allied. On November 9, 2005, we issued nine warrants to Allied and eight other persons to purchase an aggregate of 5,500,000 shares of our common stock at an exercise price of $0.50 per share. These warrants included a warrant to purchase 1,100,000 shares that was issued to James A. Hayward, a director and our Chief Executive Officer. Additionally, we paid $55,000 in cash to VC Arjent, Ltd. for its services as the placement agent with respect to this placement. All principal and accrued but unpaid interest under the promissory note was paid in full shortly after the closing of and from the proceeds of a private placement we completed on March 8, 2006.

     In February 2005, we entered into an agreement with The Research Foundation of the State University of New York acting on behalf of Stony Brook University ("The Research Foundation") to support a project entitled "A Chimeric Method and System for DNA Encryption and Authentication." Pursuant to this agreement, The Research Foundation made a grant of $79,005.77 to us to support the project, which amount is payable over six months. Upon approval from The Research Foundation, we will receive an additional grant of $80,000, payable over one year. On July 31, 2006, we received an additional grant of $79,005.07 for use by us during the period from July 1, 2006 to July 1, 2007. The general objective of this project is to further extend the application of chimeric DNA methodologies in different product applications such as ink and thread. Dr. Sanford R. Simon, Professor of Biochemistry, Cell Biology, and Pathology at Stony Brook University and one of our directors, will lead this project on behalf of Stony Brook University together with Dr. Benjamin Liang, our Strategic Technology Development Officer.

     On March 29, 2006 and April 13, 2006, we borrowed $200,000 in the aggregate, at a rate of 7.5% per annum, from BioCogent, Ltd., a New York corporation ("BioCogent") whose President and Chief Executive Officer and sole stockholder is James A. Hayward, one of our directors and our Chief Executive Officer. These loans were due and payable upon the earlier to occur of (1) the close of business on June 30, 2006, or (2) the closing of the issuance and sale of our securities for gross proceeds of at least $250,000. The proceeds from the loans were used for general corporate purposes. The note issued on March 29, 2006 was repaid with interest in May, 2006. The note issued on April 13, 2006 was repaid with interest in June, 2006.

     In May, 2006, we signed a Business Development and Trademark License Agreement with Dr. Suwelack Skin & Health Care AG ("Dr. Suwelack") providing Dr. Suwelack rights to use our SigNature(TM) logo, which is printed with ink containing our proprietary encrypted botanical DNA technology, and to participate in our SigNature(TM) Program. The terms of this one year license agreement provide Suwelack with a limited, non-exclusive, non-transferable right to use the SigNature(TM) logo on its packaging and labels. Dr. Suwelack will pay us a one time license fee in the amount of (euro)15,000 in consideration for the use of our SigNature(TM) logo. (euro)7,500 of the license fee was due upon signing of the agreement and the remaining 50% is due upon receipt of the shipped labels. James A. Hayward, a director and our Chief Executive Officer, serves on Dr. Suwelack's board of directors. BioCogent, whose President and Chief Executive Officer and sole stockholder is Dr. Hayward, provides consulting services to Dr. Suwelack.

     On September 1, 2006, we issued warrants to purchase an aggregate of 18,400,000 shares of our common stock exercisable for a period of five years commencing on September 1, 2006, at a price of $0.09 per share, the closing price of our common stock on the date of issuance. Each such warrant provides its holder unlimited piggyback registration rights with respect to any registration statement we file. These warrants include a warrant to purchase an aggregate of 6,400,000 shares of our common stock that was issued to James A. Hayward, a director and our Chief Executive Officer. The Company also issued a warrant to purchase 250,000 shares of our common stock to each of Sanford R. Simon and Yacov Shamash, each of whom is one of our directors. Each of these warrants is exercisable for a period commencing on March 17, 2007, and expiring on August 31, 2011, at a price of $0.09 per share, the closing price of our common stock on the date of issuance of the warrants, and provide its holder unlimited piggyback registration rights with respect to any registration statement filed by the Company.

     We have no policy regarding entering into transactions with affiliated parties.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information regarding the shares of our common stock beneficially owned of September 30, 2006, (i) by each person who is known to us to beneficially own more than 5% of the outstanding common stock, (ii) by each of the executive officers named in the table under "Executive Compensation" and by each of our directors, and (iii) by all officers and directors as a group.

---------------------------------------- ------------------- ----------------------- -------------------- --------------------
 NAME AND ADDRESS OF BENEFICIAL OWNER      TITLE OF CLASS       NUMBER OF SHARES        PERCENTAGE OF        PERCENTAGE OF
                                                                   OWNED (1)           CLASS PRIOR TO         CLASS AFTER
                                                                                        OFFERING (2)         OFFERING (3)
---------------------------------------- ------------------- ----------------------- -------------------- --------------------
Jun-Jei Sheu                                Common Stock          3,113,695 (4)                2.57%                  2.21%
25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
---------------------------------------- ------------------- ----------------------- -------------------- --------------------
James A. Hayward                            Common Stock         7,759,400 (5)                6.04%                  5.24%
25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
---------------------------------------- ------------------- ----------------------- -------------------- --------------------
Yacov Shamash                               Common Stock          250,000 (6)                 0.21%                  0.18%
25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
---------------------------------------- ------------------- ----------------------- -------------------- --------------------
Sanford R. Simon                            Common Stock          250,000 (6)                 0.21%                  0.18%
25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
---------------------------------------- ------------------- ----------------------- -------------------- --------------------
Rob Hutchinson                              Common Stock         2,350,000 (7)                1.91%                  1.64%
25 Health Sciences Drive, Suite 113
Stony Brook, New York 11790
---------------------------------------- ------------------- ----------------------- -------------------- --------------------
All directors and officers as a group       Common Stock         13,723,095 (8)               10.45%                  9.09%
(5 persons)
---------------------------------------- ------------------- ----------------------- -------------------- --------------------

(1) Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to the shares shown. Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the stockholders named in the table have sole voting and investment power with respect to all common stock shares shown as beneficially owned by them. A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days upon the exercise of options, warrants or convertible securities (in any case, the "Currently Exercisable Options"). Each beneficial owner's percentage ownership is determined by assuming that the Currently Exercisable Options that are held by such person (but not those held by any other person) have been exercised and converted.

(2)  Based upon 120,982,385 shares issued and outstanding on October 31, 2006.

(3) Percentage based on 140,671,885 shares of common stock outstanding, assuming all shares being registered in the offering are sold.

(4) Includes 315,859 shares owned by his wife and 254,354 shares owned by his minor children. Also includes 1,500,000 shares owned by Biowell of which company Dr. Sheu is deemed a beneficial owner.

(5)  Includes 7,500,000 shares underlying currently exercisable warrants.

(6)  Includes 250,000 shares underlying a currently exercisable warrant.

(7)  Includes 2,350,000 shares underlying currently exercisable warrants.

(8) Includes 10,350,000 shares underlying currently exercisable options and warrants.

                            DESCRIPTION OF SECURITIES

     Our current authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001 per share, of which 120,982,385 shares were issued and outstanding as of October 31, 2006, and 10,000,000 shares of preferred stock, par value $0.0001 per share, none of which were issued and outstanding as of October 31, 2006.

COMMON STOCK

     The holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of common stock are entitled to receive dividends ratably when, as and if declared by the board of directors out of funds legally available therefore. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share equally and ratably in all assets remaining available for distribution after payment of liabilities and after provision is made for each class of stock, if any, having preference over the common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

     We have engaged American Stock Transfer & Trust Company, located in Brooklyn, New York, as independent transfer agent or registrar.

PREFERRED STOCK

     Under our Restated Certificate of Incorporation, as amended, the Board of Directors is authorized, subject to any limitations prescribed by the laws of the State of Nevada, but without any further action by our stockholders, to provide for the issuance of up to 10,000,000 shares of preferred stock in one or more series, to establish from time to time the number of shares to be included in such series, to fix the designations, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding) without any further vote or action by the stockholders. The board of directors may authorize and issue preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of common stock.

     To date, the Board has designated a Founders' Series of Convertible Preferred Stock, which, in six months from the date of issuance, shall be convertible at the option of the holder and upon our reaching certain financial objectives, into shares of our restricted Common Stock. Each share, when eligible, is convertible into 25 fully paid and non-assessable shares of our Common Stock, subject to a leak out agreement that extends the Rule 144 period to two years. Holders will be permitted to sell, after a one year holding period through a three year holding period, 1% of the issued and outstanding shares of our common stock every 90 days. This series has been authorized by the Board of Directors. On or about February 1, 2005, the Founders' Series of Preferred Stock was converted into 1,500,000 shares of our common stock. As of March 31, 2006, there were no shares of preferred stock issued and outstanding.

OPTIONS

     There are currently options outstanding that have been issued to our officers, directors and employees to purchase 296,000 shares of our common stock pursuant to our 2002 Professional/Employee/Consultant Compensation Plan and 5,660,000 shares of our common stock pursuant to our 2005 Incentive Stock Plan.

WARRANTS

     In connection with the a private placement of promissory notes in December 2004, we issued warrants to purchase a total up to 2,930,000 shares of common stock. The warrants are exercisable until three years from the date of issuance at a purchase price of $0.75 per share. The registration statement of which this prospectus forms a part registers the resale of the common stock issuable upon exercise of these warrants.

     In connection with a private placement of convertible promissory notes in January and February of 2005, we issued warrants to purchase a total up to 14,742,000 shares of our common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.75 per share. The registration statement of which this prospectus forms a part registers the resale of the common stock issuable upon exercise of these warrants.

     In connection with a private placement of a promissory note in November, 2005, we have issued warrants to purchase a total of up to 5,500,000 shares of our common stock exercisable at an exercise price of $0.50 per share at any time until five years from their date of issuance to certain persons designated by the noteholder. Each of these warrants provide for customary adjustments to the exercise price of and shares subject to the warrant, including upon a subdivision or combination of our common stock, but no such adjustment will be made to either the exercise price or the number of shares subject to these warrants in the event that we effect a reverse-split, or combination, of our common stock within three years from their date of issuance.

     In connection with a private placement of secured convertible notes that was completed on March 8, 2006, we have issued warrants to purchase a total of up to 3,000,000 shares of our common stock. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.50 per share.

     In connection with the closing of first and second tranches of the Offshore Offering described under "Convertible Securities" below, on May 2, 2006, and June 15, 2006, respectively, we issued warrants to purchase a total of 7,900,000 shares of our common stock, exercisable five years from the date of issuance at a purchase price of $0.50 per share.

     On September 1, 2006, we issued warrants to purchase an aggregate of 18,400,000 shares of our common stock exercisable for a period of five years commencing on September 1, 2006, at a price of $0.09 per share, the closing price of our common stock on the date of issuance. Each such warrant provides its holder unlimited piggyback registration rights with respect to any registration statement we file. These warrants include a warrant to purchase an aggregate of 6,400,000 shares of our common stock that was issued to James A. Hayward, a director and our Chief Executive Officer, and a warrant to purchase 6,000,000 shares of our common stock that was issued to Timpix International Limited, a British Virgin Islands corporation. The Company also issued a warrant to purchase 250,000 shares of our common stock to each of Sanford R. Simon and Yacov Shamash, each of whom is one of our directors. Each of these warrants is exercisable for a period commencing on March 17, 2007, and expiring on August 31, 2011, at a price of $0.09 per share, the closing price of our common stock on the date of issuance of the warrants, and provide its holder unlimited piggyback registration rights with respect to any registration statement filed by the Company.

     In addition, we also have outstanding (i) warrants to purchase 105,464 shares of common stock at $0.10 per share, (ii) warrants to purchase 5,000 shares of common stock at $0.20 per share, (iii) warrants to purchase 50,000 shares of common stock at $0.50 per share, (iv) warrants to purchase 9,000,000 shares of common stock at $0.55 per share, (v) warrants to purchase 9,132,000 shares of common stock at $0.60 per share, (vi) warrants to purchase 950,000 shares of common stock at $0.70 per share, and (vii) warrants to purchase 55,000 shares of common stock at $0.75 per share.

CONVERTIBLE SECURITIES

     We sold $1.465 million in convertible promissory notes to 13 investors in December 2004. Each promissory note was automatically convertible into shares of our common stock, at a price of $0.50 per share, upon the closing of a private placement for $1 million or more. On January 28, 2005, we closed upon a private placement transaction in excess of $1 million and the promissory notes converted into an aggregate of 2,930,000 shares of common stock. The registration statement of which this prospectus forms a part registers the resale of the common stock issued upon conversion of these promissory notes.

     We conducted a private placement in January and February 2005 in which we sold $7.371 million of secured convertible promissory notes bearing interest at 10% per annum to 61 investors. These promissory notes automatically converted into shares of our common stock, at a price of $0.50 per share, upon the filing of this registration statement. The registration statement of which this prospectus forms a part registers the resale of the common stock issued upon conversion of these promissory notes.

     We completed a private placement on March 8, 2006, in which we sold an aggregate of 30 units of our securities, (i) a $50,000 principal amount secured convertible promissory note bearing interest at 10% per annum, and (ii) a warrant to purchase 100,000 shares of our common stock, for aggregate gross proceeds of $1.5 million. The notes and interest accrued thereon are convertible into shares of our common stock at a price of $0.50 per share by the holder anytime from issuance through the first anniversary of issuance of the notes and automatically convert on the maturity date at a 20% discount to the average bid price for our common stock for the ten trading days prior to conversion.

     In March, 2006 we commenced the Offshore Offering of up to 140 units, at a price of $50,000 per unit, for a maximum offering of $7 million for sale to "accredited investors" who are not "U.S. persons." These units consist of (i) a $50,000 principal amount secured convertible promissory note, and (ii) a warrant to purchase 100,000 shares of our common stock at a price of $0.50 per share. The notes and accrued but unpaid interest thereon are convertible into shares of our common stock at a price of $0.50 per share by the holder of the notes at any time from their date of issuance through the first anniversary of such date and shall automatically convert on such anniversary at a 20% discount to the average of the closing bid prices of our common stock on trading days during the 12 months prior to such conversion. On May 2, 2006, we closed on the first tranche of the Offshore Offering in which we sold 20 units for aggregate gross proceeds of $1,000,000. We paid Arjent Limited $375,000 in commissions, fees and expenses from these gross proceeds. On June 15, 2006, we completed the second tranche of the Offshore Offering in which we sold 59 units for aggregate gross proceeds of $2,950,000. We paid Arjent Limited $442,500 in commissions, fees and expenses from these gross proceeds.

REGISTRATION RIGHTS

     Pursuant to the terms of a registration rights agreement with respect to common stock underlying convertible notes and warrants we issued in private placements in November and December, 2003, December, 2004, and January and February, 2005, if we did not have a registration statement registering the shares underlying these convertible notes and warrants declared effective on or before June 15, 2005, we are obligated to pay liquidated damages in the amount of 3.5% per month of the face amount of the notes, which equals $367,885, until the registration statement is declared effective. At our option, these liquidated damages can be paid in cash or restricted shares of our common stock. To date we have decided to pay certain of these liquidated damages in common stock, although any future payments of liquidated damages may, at our option, be made in cash. If we decide to pay such liquidated damages in cash, we would be required to use our limited working capital and potentially raise additional funds. If we decide to pay the liquidated damages in shares of common stock, the number of shares issued would depend on our stock price at the time that payment is due. Based on the closing market prices of $0.66, $0.58, $0.70, $0.49, $0.32 and $0.20 for our common stock on July 15, 2005, August 15, 2005, September 15, 2005, October 17, 2005, November 15, 2005 and December 15, 2005, respectively, we issued a total of 3,807,375 shares of common stock in liquidated damages from August, 2005 to January, 2006 to persons who invested in the January and February, 2005 private placements. The issuance of shares upon any payment by us of further liquidated damages will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

     We paid liquidated damages in the form of common stock only for the period from June 15, 2005 to December 15, 2005, and only to persons who invested in the January and February, 2005 private placements. We believe that we have no enforceable obligation to pay liquidated damages to holders of any shares we agreed to register under the registration rights agreement for periods after the first anniversary of the date of issuance of such shares, since they were eligible for resale under Rule 144 of the Securities Act during such periods, and such liquidated damages are grossly inconsistent with actual damages to such persons. Nonetheless, as of June 30, 2006 we have accrued $2,921,660 in penalties representing further liquidated damages associated with our failure to have the registration statement declared effective by the deadline, and have included this amount in accounts payable and accrued expenses.

     In June 2005, we issued to Trilogy Capital Partners, Inc. a warrant to purchase 7,500,000 shares of our common stock at a price of $0.55 per share and Joff Pollon ("Pollon") a warrant to purchase 1,500,000 shares of our common stock at a price of $0.55 per share. In connection with the issuance of those warrants we also agreed to file a registration statement with the SEC with respect to the shares underlying such warrants no later than the earlier to occur of: (i) 15 days following the effectiveness of this Registration Statement, or (ii) September 15, 2005. As of the date hereof we have not filed a registration statement with respect to the shares of our common stock underlying the warrants we issued to Trilogy and Pollon.

     On November 3, 2005, we issued and sold a promissory note in the principal amount of $550,000 to Allied International Fund, Inc. ("Allied"). Allied in turn financed a portion of its making of this loan by borrowing $450,000 from certain persons, including $100,000 from James A. Hayward, a director and our Chief Executive Officer. The terms of the promissory note provided that we issue upon the funding of the note warrants to purchase 5,000,000 shares of our common stock at an exercise price of $0.50 per share to certain persons designated by Allied. On November 9, 2005, we issued nine warrants to Allied and eight other persons to purchase an aggregate of 5,500,000 shares of our common stock at an exercise price of $0.50 per share. These warrants included a warrant to purchase 1,100,000 shares that was issued to James A. Hayward, a director and our Chief Executive Officer. Each such warrant provides its holder the broadest possible unlimited piggyback registration rights with respect to any registration statement filed by the Company.

     In connection with the private placement that we completed on March 8, 2006, we have agreed to file a registration statement to effect the registration of 100% of our shares of common stock issuable upon conversion of the notes and exercise of the warrants within 30 days of the registration statement of which this prospectus is a part being declared effective by the SEC. We have agreed to use our reasonable best efforts to cause the registration statement to be declared effective no later than 180 days after the filing date. If we fail to file a registration statement with the SEC on or before the time frame described, the holders will be entitled to liquidated damages from Applied DNA Operations Management, Inc. in an amount equal to 2% per month for each month that we are delinquent in filing the registration statement.

     As part of the Offshore Offering we have offered to enter into, and with respect to the closing of the first and second tranches of the Offshore Offering on May 2, 2006 and June 15, 2006 have entered into, a registration rights agreement with purchasers of notes and warrants in that offering that provides that we will prepare and file a registration statement with the SEC covering the common stock underlying the notes and the warrants sold in the Offshore Offering within 30 days of the registration statement of which this prospectus is a part being declared effective by the SEC, and use our reasonable best efforts to have the registration statement declared effective by the SEC by no later than 180 days after filing. These obligations to file and have the registration statement declared effective would terminate as to any holder of the units upon the earlier of the date: (a) when all of such holder's common stock underlying the notes and the warrants may be sold during a single three month period under Rule 144 of the Securities Act of 1933, as amended; and (b) when all of such holder's common stock underlying the notes and the warrants may be transferred under Rule 144(k) of the Securities Act of 1933, as amended, unless such holder later becomes our affiliate (as defined in Rule 144 of the Securities Act of 1933, as amended) in which case our obligation shall be revived until such holder's rights otherwise terminate under clause (a) above.

     On September 1, 2006, we issued warrants to purchase an aggregate of 18,400,000 shares of the our common stock to James A. Hayward, a director and our Chief Executive Officer, Timpix International Limited, a British Virgin Islands corporation, and Sanford R. Simon and Yacov Shamash, each of whom is one of our directors. Each of these warrants provides its holders unlimited piggyback registration rights with respect to any registration statement filed by the Company in the future.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

     Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers. In addition, we have entered into indemnification agreements with our officers and directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the "Act" or "Securities Act"), may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

     The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

o an exchange distribution in accordance with the rules of the applicable exchange;

o    privately-negotiated transactions;

o short sales that are not violations of the laws and regulations of any state or the United States;

o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

o    through the writing of options on the shares;

o    a combination of any such methods of sale; and

o    any other method permitted pursuant to applicable law.

     The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

     The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

     The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. VC Arjent, a registered broker-dealer; Michael Morris, Susan Diamond; Ronald Heineman and Michael Gochman; all of whom are employees of VC Arjent and Jesse Shelmire IV and Scott Griffith, affiliates of Stonegate Securities, a registered broker-dealer, are an "underwriter" as that term is defined under the Securities Exchange Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, and the rules and regulations of such acts. Further, the other selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters." In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

     We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

     The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

     The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the
commencement  of  such  distributions,   subject  to  specified   exceptions  or
exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

         We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

         If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                   PENNY STOCK

     The Securities and Exchange SEC has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

o that a broker or dealer approve a person's account for transactions in penny stocks; and

o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

     In order to approve a person's account for transactions in penny stocks, the broker or dealer must

o obtain financial information and investment experience objectives of the person; and

o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

     The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the SEC relating to the penny stock market, which, in highlight form:

o sets forth the basis on which the broker or dealer made the suitability determination; and

o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

     Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

     The table below sets forth information concerning the resale of the shares of common stock by the selling stockholder. We will not receive any proceeds from the resale of the common stock by the selling stockholder. We will receive proceeds from the exercise of the warrants. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

     The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.

     For the table set forth below, the following persons have investment and voting control over the shares owned by the respective entities:

------------------------------------------- ------------------------------------
Entity                                      Control Person
------------------------------------------- ------------------------------------
Allied International Fund                   Rosemarie DePalo
------------------------------------------- ------------------------------------
AS Capital Partners                         Michael Coughlan
------------------------------------------- ------------------------------------
Avonwoods Ltd.                              C. Rand
------------------------------------------- ------------------------------------
Basso Private Opportunity Holding Fund Ltd. Howard I. Fischer
------------------------------------------- ------------------------------------
Basso Multi-Strategy Holding Fund Ltd.      Howard I. Fischer
------------------------------------------- ------------------------------------
F Berdon Comp.                              Frederick Berdon
------------------------------------------- ------------------------------------
Beston Worldwide Ltd                        Michael Ben-Jacob
------------------------------------------- ------------------------------------
Blumfield Investments                       M. Kraus
------------------------------------------- ------------------------------------
Clear Mountain Holdings                     Raul Garrido Garibaldo
------------------------------------------- ------------------------------------
Consultants and Advisors NJB, Inc.          Gary Schonwald
------------------------------------------- ------------------------------------
Cordilliera Funds                           Stephen J. Carter
------------------------------------------- ------------------------------------
Double U Master Fund                        David Sims
------------------------------------------- ------------------------------------
Equilibrium Solutions                       Johnny Vage
------------------------------------------- ------------------------------------
First London Finance, Ltd.                  Moshe Grauman
------------------------------------------- ------------------------------------
Galileo Asset Management, SA                Marie-Christine Wright,
                                            John Sauickie and John Wright
------------------------------------------- ------------------------------------
Gemini Master Funds                         Steve Winters
------------------------------------------- ------------------------------------
Global Asset Management                     Robert Fallah
------------------------------------------- ------------------------------------
Goldenberg & Hirsch Properties              Leo Hirsch
------------------------------------------- ------------------------------------
GSSF Master Fund                            E.B. Lyon IV
------------------------------------------- ------------------------------------
Guerilla IRA L.P.                           Leigh Curry
------------------------------------------- ------------------------------------
Hirsch Family Foundation                    Leo Hirsch
------------------------------------------- ------------------------------------
ID Federman Holdings LTD                    Iris Federman
------------------------------------------- ------------------------------------
Ivelocity Fund                              Scott Parent
------------------------------------------- ------------------------------------
KA Steel Chemical                           Kenneth Steel Jr.
------------------------------------------- ------------------------------------
Lone Star Equity                            Mark A. Bogina
------------------------------------------- ------------------------------------
Marina Ventures                             Michael Hartstein
------------------------------------------- ------------------------------------
Melton Management                           Yehuda Breitkops
------------------------------------------- ------------------------------------
Odin Partners LP                            John A. Gibbons
------------------------------------------- ------------------------------------
Omega Capital Small Cap                     Abraham Sylverin
------------------------------------------- ------------------------------------
P.R. Diamonds Pinkus Reisz
------------------------------------------- ------------------------------------
Provident Master Fund                       Steven Winters
------------------------------------------- ------------------------------------
Rock Capital Partners, LLC                  Howard Chalfin
------------------------------------------- ------------------------------------
Salzwedel Financial Communications, Inc.    Jeff Salzwedel
------------------------------------------- ------------------------------------
San Rafael Consulting Group, LLC            Isabelle H. Wright and John Wright
------------------------------------------- ------------------------------------
Rabbi Scheinerman KBY LLC                   Rabbi Schenerman
------------------------------------------- ------------------------------------
Sichenzia Ross Friedman Ference LLP         Greg Sichenzia, Marc Ross, Richard
                                            Friedman and Michael Ference
------------------------------------------- ------------------------------------
Starboard Capital Markets, LLC              James Dotzman
------------------------------------------- ------------------------------------
Steel Harbor Holdings                       Mark Step
------------------------------------------- ------------------------------------
Stonestreet, LP                             Michael Finkelstein
------------------------------------------- ------------------------------------
VC Arjent, Ltd.                             Robert DePalo
------------------------------------------- ------------------------------------
Vestal Venture Capital                      Allan Lyons
------------------------------------------- ------------------------------------
Whalehaven                                  Evan Schemenauer
------------------------------------------- ------------------------------------
Wolfson Trust                               Franchesca Wolfson
------------------------------------------- ------------------------------------

                                            Beneficial Ownership                                      Beneficial Ownership
                                           Prior to Offering (1)                                       After Offering (1)
   Name of Selling Security Holder       Shares        Percentage(2)          Shares Offered         Shares    Percentage (2)
--------------------------------------- ----------------------------          -------------------------------------------------
Allied International Fund               1,128,125             *                 1,128,125               0              *
AS Capital Partners                     62,909                *                    62,909    (5)        0              *
Avonwoods Ltd.                          1,303,275             *                   903,275   (20)     400,000           *
Evan B. Azriliant                       112,909               *                   112,909    (5)        0              *
Mordechai Bank                          225,819               *                   225,819   (21)        0              *
Judith Barclay                          251,639               *                   251,639   (11)        0              *
Jack Basch                              600,000               *                   600,000   (22)        0              *
Basso Private Opportunity Holding       470,331               *                   470,331   (23)        0              *
Fund Ltd.
Basso Multi-Strategy Holding            1,869,305             1.3%              1,869,305   (24)        0              *
Fund Ltd.
Lon E Bell                              15,000                *                     7,500    (4)      7,500            *
F Berdon Comp.                          225,819               *                   225,819   (21)        0              *
Beston Worldwide Ltd                    57,500                *                    57,500    (5)        0              *
Robert R. Blakely                       201,166               *                   201,166               0              *
Blumfield Investments                   235,301               *                   235,301   (11)        0              *
Doug Bowen                              155,417               *                   141,659    (6)     13,758            *
Salvatore Cantatore                     22,500                *                    22,500               0              *
Notzer Chesed                           252,776               *                   252,776   (11)        0              *
Clear Mountain Holdings                 338,728               *                   338,728   (12)        0              *
David Cohen                             225,819               *                   225,819   (21)        0              *
Consultant and Advisors NJB, Inc.       220,000               *                   145,000            75,000            *
Cordilliera Funds                       1,129,095             *                 1,129,095   (25)        0              *
Adrian Davidescu                        451,639               *                   451,639   (11)        0              *
Jacob and Linda Davidowitz JTWROS       800,000               *                   800,000   (20)        0              *
David and Jeanette Defoto               225,819               *                   225,819   (21)        0              *
Susan Diamond                           5,000                 *                    5,000                0              *
Joseph Digiacamo                        56,455                *                    56,455   (10)        0              *
Double U Master Fund                    480,600               *                   480,600   (20)        0              *
Asher Avishay Ephrathi                  335,000               *                   335,000               0              *
Equilibrium Solutions                   112,909               *                   112,909    (5)        0              *
Jeanine Fehn                            270,984               *                   270,984    (19)       0              *
First London Finance, Ltd.              850,000               *                   850,000               0              *
Frederick Frank                         261,515               *                   110,000    (7)     151,515           *
Galileo Asset Management, SA            357,000               *                   157,000            200,000           *
Charles Gargano                         57,500                *                    57,500    (5)        0              *
Gemini Master Funds                     325,819               *                   225,819   (21)     100,000           *
Nicholas Giustino                       151,659               *                   146,659    (8)      5,000            *
Michael Glazer                          16,875                *                    14,375    (9)      2,500            *
Global Asset Management                 1,621,822             1.2%              1,257,500            364,322           *
Rochelle Gold                           377,456               *                   377,456   (22)        0              *
Harold Goldenberg                       200,015               *                   200,015   (11)        0              *
Goldenberg & Hirsch Properties          200,000               *                   200,000   (11)        0              *
Mary Anne Gray                          209,015               *                    57,500    (5)     151,515           *

                                            Beneficial Ownership                                      Beneficial Ownership
                                           Prior to Offering (1)                                       After Offering (1)
   Name of Selling Security Holder       Shares        Percentage(2)          Shares Offered         Shares    Percentage (2)
--------------------------------------- ----------------------------          -------------------------------------------------
Eugene Gross                            251,639               *                   251,639   (11)        0              *
Wayne Grubb                             57,500                *                    57,500    (5)        0              *
GSSF Master Fund                        1,129,095             *                 1,129,095   (25)        0              *
Guerilla IRA L.P.                       383,551               *                   110,000    (7)     273,551           *
Paul Reyes-Guerra                       33,750                *                    28,750   (10)      5,000            *
Michael Hamblett                        85,060                *                    84,060             1,000            *
Ronald Heineman                         100,000               *                    22,000            78,000            *
Joseph Henn                             14,375                *                    12,500    (9)      1,875            *
Hirsch Family Foundation                80,000                *                    80,000    (8)        0              *
Leo Hirsch                              120,000               *                   120,000   (19)        0              *
ID Federman Holdings LTD                677,456               *                   677,456   (22)        0              *
Joseph Iorio                            112,909               *                   112,909    (5)        0              *
Thomas Iovino                           225,819               *                   225,819   (21)        0              *
Ivelocity Fund                          15,000                *                    15,000               0              *
William L. Jiler                        54,129                *                    14,375    (9)     39,754            *
KA Steel Chemical                       28,750                *                    28,750   (10)        0              *
Ahmed Kareem                            10,500                *                    10,500               0              *
Jeffery Kessler                         104,508               *                    28,750   (10)     75,758            *
Tibor Klein                             720,000               *                   720,000   (26)        0              *
Yisreal Klein                           200,000               *                   200,000   (21)        0              *
Yossi Kraus                             100,000               *                   100,000    (5)        0              *
Alexander J. Lapatka                    57,500                *                    57,500    (5)        0              *
Lone Star Equity                        451,639               *                   451,639   (11)        0              *
Jason Lyons                             57,000                *                    57,000               0              *
Michael Mangan                          112,909               *                   112,909    (5)        0              *
Tony Manual                             225,819               *                   225,819   (21)        0              *
Marina Ventures                         125,000               *                    95,000            30,000            *
Paul Masters IRA                        225,819               *                   225,819   (21)        0              *
Melton Management                       251,639               *                   251,639   (11)        0              *
Linda Michaels                          250,000               *                   250,000               0              *
Raymond Mikulich                        643,849               *                   340,819   (11)     303,030           *
Kyle Morgan                             225,819               *                   225,819   (21)        0              *
Michael Morris                          40,000                *                    40,000               0              *
Houston Muthart                         387,834               *                   283,319   (12)     104,515           *
Richard Neslund                         1,129,095             *                 1,129,095   (25)        0              *
Michael Nizza                           56,455                *                    56,455   (10)        0              *
Marvin Numeroff                         434,834               *                   283,319   (12)     151,515           *
Odin Partners LP                        57,500                *                    57,500    (5)        0              *
Eric Okamoto                            441,901               *                   441,901   (13)        0              *
Omega Capital Small Cap                 754,914               *                   754,914   (17)        0              *
Eileen Patterson                        28,750                *                    28,750   (10)        0              *
Platinum Partners                       401,639               *                   401,639   (11)        0              *
P.R. Diamonds                           240,000               *                   240,000   (19)        0              *
Joseph Prezioso                         451,638               *                   451,638   (11)        0              *
Arthur Priver                           289,948               *                   252,069   (14)     37,879            *
Provident Master Fund                   845,814               *                   845,814   (17)        0              *
Robert & Claudia Quinn                  26,250                *                    26,250    (9)        0              *
Avindam Rapaport                        112,909               *                   112,909    (5)        0              *
Kenneth Reichelle                       165,163               *                   127,284   (15)     37,879            *
Rock Capital Partners, LLC              377,456               *                   377,456   (22)        0              *
Joseph Rozehzadeh                       451,639               *                   451,639   (11)        0              *
Edward M Rotter                         3,748,102             2.6%              3,713,102   (16)     35,000            *
Angela Chen Sabella                     150,000               *                   120,000   (19)     30,000            *
Salzwedel Financial
   Communications, Inc.                 950,000               *                   365,000           585,000            *

                                            Beneficial Ownership                                      Beneficial Ownership
                                           Prior to Offering (1)                                       After Offering (1)
   Name of Selling Security Holder       Shares        Percentage(2)          Shares Offered         Shares    Percentage (2)
--------------------------------------- ----------------------------          -------------------------------------------------
San Rafael Consulting Group, LLC        67,236                *                    67,236               0              *
Frederick Sandvick                      225,819               *                   225,819   (21)        0              *
Rabbi Scheinerman KBY LLC               62,909                *                    62,909    (5)        0              *
Joel Schindler                          112,909               *                   112,909    (5)        0              *
Shatashvili Sharona                     225,819               *                   225,819   (21)        0              *
Sichenzia Ross Friedman Ference         43,000                *                    43,000               0              *
LLP
Jerry Silva                             1,000,000             *                 1,000,000   (25)        0              *
Jerry and Esther Soloman JTWROS         800,000               *                   800,000   (20)        0              *
Anthony Spatacco                        42,030                *                    42,030               0              *
Starboard Capital Markets,              42,030                *                    42,030               0              *
LLC
Steel Harbor Holdings                   5,000                 *                     5,000               0              *
Kenneth Steel Jr.                       25,000                *                    25,000   (10)        0              *
Chaim Stern                             3,045,601             2.1%              3,045,601   (27)        0              *
Alexander Stolin                        270,984               *                   270,984   (19)        0              *
Stonestreet, LP                         600,000               *                   600,000   (17)        0              *
Richard Swier Jr.                       67,746                *                    67,746   (28)        0              *
Stewart Taylor                          55,008                *                    28,750   (10)     26,258            *
Marcovich Tibo                          112,909               *                   112,909    (5)        0              *
Ester Tuman                             201,515               *                    57,500    (5)     144,015           *
Alex Verjovski                          225,819               *                   225,819   (21)        0              *
VC Arjent, Ltd.                         2,500,000             1.8%                165,750          2,334,250        1.66%
Vestal Venture Capital                  57,500                *                    57,500    (5)        0              *
Sem Victori                             270,984               *                   270,984   (19)        0              *
Whalehaven                              1,279,095             *                 1,279,095   (18)        0              *
Phil Westridge                          25,000                *                    25,000   (10)        0              *
Peter Wieser                            175,819               *                   175,819    (5)        0              *
Wolfson Trust                           14,375                *                    14,375    (9)        0              *
Franchesca Wolfson                      14,375                *                    14,375    (9)        0              *
Eric Yaoz                               270,984               *                   270,984   (19)        0              *
Harry/Temy/Ark Zelcer                   200,000               *                   200,000   (21)        0              *

*    Less than 1%

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of October 31, 2006 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2) Percentage prior to offering is based on 120,982,385 shares of common stock outstanding; percentage after offering is based on 140,671,885 shares of common stock outstanding, which assumes that all shares registered in the offering will be sold.

(3) Of which 50% of such number of shares are issuable upon exercise of currently exercisable warrants.

(4)  Includes 7,500 shares of common stock underlying warrants.

(5)  Includes 50,000 shares of common stock underlying warrants.

(6)  Includes 75,000 shares of common stock underlying warrants.

(7)  Includes 55,000 shares of common stock underlying warrants.

(8)  Includes 80,000 shares of common stock underlying warrants.

(9)  Includes 12,500 shares of common stock underlying warrants.

(10) Includes 25,000 shares of common stock underlying warrants.

(11) Includes 200,000 shares of common stock underlying warrants.

(12) Includes 150,000 shares of common stock underlying warrants.

(13) Includes 232,000 shares of common stock underlying warrants.

(14) Includes 112,500 shares of common stock underlying warrants.

(15) Includes 62,500 shares of common stock underlying warrants.

(16) Includes 1,700,000 shares of common stock underlying warrants.

(17) Includes 600,000 shares of common stock underlying warrants.

(18) Includes 650,000 shares of common stock underlying warrants.

(19) Includes 120,000 shares of common stock underlying warrants.

(20) Includes 400,000 shares of common stock underlying warrants.

(21) Includes 100,000 shares of common stock underlying warrants.

(22) Includes 300,000 shares of common stock underlying warrants.

(23) Includes 315,000 shares of common stock underlying warrants.

(24) Includes 1,185,000 shares of common stock underlying warrants.

(25) Includes 500,000 shares of common stock underlying warrants.

(26) Includes 360,000 shares of common stock underlying warrants.

(27) Includes 1,500,000 shares of common stock underlying warrants.

(28) Includes 30,000 shares of common stock underlying warrants.

                                  LEGAL MATTERS

     The validity of the issuance of the securities offered hereby will be passed upon for us by Snell & Wilmer LLP, Las Vegas, Nevada.

                                     EXPERTS

     Russell Bedford Stefanou Mirchandani LLP, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at September 30, 2005 and 2004 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

     We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Applied DNA Sciences, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange SEC.

     We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, which requires us to file reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's website at http://www.sec.gov.

                            APPLIED DNA SCIENCES, INC
                              FINANCIAL INFORMATION


INDEX TO FINANCIAL STATEMENTS

     Quarterly Period Ending June 30, 2006:

              Condensed Consolidated Balance Sheet: June 30, 2006 (unaudited)                 F-2

              Condensed Consolidated Statements of Losses:
                       Three and Nine Months Ended June 30, 2006 and 2005 (Unaudited)
                       and the Period from September 16, 2002 (Date of Inception)
                       Through June 30, 2006 (Unaudited)                                      F-3

              Condensed Consolidated Statement of Stockholders' Equity (Deficiency):
                       For the Period from September 16, 2002 (Date of Inception)
                       Through June 30, 2006 (Unaudited)                                F-4--F-17

              Condensed Consolidated Statements of Cash Flows:
                       Nine Months Ended June 30, 2006 and 2005 (Unaudited) and
                       the Period from September 16, 2002 (Date of Inception) Through
                       June 30, 2006 (Unaudited)                                       F-18--F-19

              Notes to Unaudited Condensed Consolidated Financial Information:
                       June 30, 2006                                                   F-20--F-50

     Annual Period Ending September 30, 2005:

              Report of Independent Registered Public Accounting Firm                        F-51

              Consolidated Balance Sheet as of September 30, 2005                            F-52

              Consolidated Statements of Losses for the years ended September 30,
                       2005 and 2004 and for the period September 16, 2002 (Date of
                       Inception) to September 30, 2005                                      F-53

              Consolidated Statement of Stockholders' Equity (Deficiency)
                       for the Period September 16, 2002 (Date of Inception)
                       to September 30, 2005                                           F-54--F-66

              Consolidated Statements of Cash Flows for the years ended
                       September 30, 2005 and 2004 and the Period September
                       16, 2002 (Date of Inception) to September 30, 2005              F-67--F-68

              Notes to Consolidated Financial Statements                               F-69--F-93

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                  JUNE 30, 2006
                                    RESTATED
                                  (Unaudited)

                                                        ASSETS
Current assets:
Cash and cash equivalents                                                                        $   1,931,173
Accounts receivable                                                                                     18,900
Advances and other receivables                                                                          11,611
Prepaid expenses                                                                                       146,667
                                                                                                 --------------
Total current assets                                                                                 2,108,351

Property, plant and equipment-net of accumulated depreciation of $10,315                                38,286
Deposits                                                                                                 8,322
Capitalized finance costs                                                                            1,437,862

Intangible assets:
Patients, net of accumulated amortization of $16,881                                                    17,376
Intellectual property, net of accumulated amortization of $1,347,271                                 8,083,629
                                                                                                 --------------

Total Assets                                                                                     $  11,693,826
                                                                                                 ==============

                                  LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued liabilities                                                         $   4,680,849
Note payable- Related Party (Note G)                                                                   410,429
                                                                                                 --------------
Total current liabilities                                                                            5,091,278

Convertible notes payable, net of unamortized discount (Note  C)                                     3,306,371
Debt derivative and warrant liability (Note F)                                                       5,698,286

Commitments and contingencies (Note H)

Deficiency in Stockholders' Equity
Preferred stock, par value $0.001 per share; 10,000,000 shares authorized;  60,000 issued and
outstanding                                                                                                  6
Common stock, par value $0.001 per share;  250,000,000 shares authorized;  118,582,385 issued
and outstanding                                                                                        118,582
Common stock subscription                                                                             (200,000)
Additional paid in capital                                                                          81,997,006
Accumulated deficit                                                                                (84,317,703)
                                                                                                 --------------
Total deficiency in stockholders' equity                                                            (2,402,109)

Total liabilities and Deficiency in Stockholders' Equity                                         $  11,693,826
                                                                                                 ==============

See the accompanying notes to the unaudited condensed consolidated financial statements

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              CONDENSED CONSOLIDATED STATEMENTS OF INCOME (LOSSES)
                                   (Unaudited)

                                                                                                                          From
                                                                                                                       September
                                                                                                                           16,
                                                                                                                          2002
                                                                                                                       (Date of
                                                            For the Three                   For the Nine               Inception)
                                                                Months                        Months                    Through
                                                              Ended June 30,               Ended June 30,               June 30,
                                                          2006            2005            2006            2005            2006
                                                          ----            ----            ----            ----        -------------
                                                        RESTATED        RESTATED        RESTATED        RESTATED        RESTATED
                                                        --------        --------        --------        --------        --------
Sales                                                 $      18,900   $           -   $      18,900   $           -   $      18,900
Cost of sales                                                15,639               -          15,639               -          15,639
                                                      --------------  --------------  --------------  --------------  --------------
Gross Profit                                                  3,261               -           3,261               -           3,261

Operating expenses:
Selling, general and administrative                       1,580,967       1,865,631       4,391,305      24,188,882      75,910,882
Research and development                                          -          88,870          75,276         345,958         968,711
Depreciation and amortization                               336,824           3,160       1,021,199          15,187       1,380,626
                                                      --------------  --------------  --------------  --------------  --------------
Total operating expenses                                  1,917,791       1,957,661       5,487,780      24,550,027      78,260,219
                                                      --------------  --------------  --------------  --------------  --------------

NET LOSS FROM OPERATIONS                                 (1,914,530)     (1,957,661)     (5,484,519)    (24,550,027)    (78,256,958)

Net gain  (loss)  in fair  value of debt  derivative
and warrant liabilities                                   3,493,961       5,679,175      14,250,621      16,454,928      30,951,611

Other income (expenses)                                       8,483             241          17,976           3,415          49,319
Interest income (expense)                                  (826,827)        (21,557)     (3,177,229)    (32,373,143)    (37,061,675)
                                                      --------------  --------------  --------------  --------------  --------------
Net income (loss) before provision for income taxes         761,087       3,700,198       5,606,849     (40,464,827)    (84,317,703)

Income taxes (benefit)                                            -               -               -               -               -
                                                      --------------  --------------  --------------  --------------  --------------

NET INCOME (LOSS)                                     $     761,087   $   3,700,198   $   5,606,849   $ (40,464,827)  $ (84,317,703)
                                                      ==============  ==============  ==============  ==============  ==============

Net income (loss) per share-basic                     $        0.01   $        0.06   $        0.05   $       (0.83)
                                                      ==============  ==============  ==============  ==============

Net income (loss) per share-fully diluted             $        0.01   $        0.04   $        0.03
                                                      ==============  ==============  ==============

Weighted average shares outstanding-
    Basic                                               118,582,385      66,308,115     115,852,521      48,810,559
                                                      --------------  --------------  --------------  --------------
    Fully diluted                                       177,501,849     109,223,832     181,716,985
                                                      --------------  --------------  --------------

See the accompanying notes to the unaudited condensed consolidated financial statements

                         APPLIED DNA SCIENCES, INC
                      (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY) FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH JUNE 30, 2006
                               (Unaudited)
                                RESTATED

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred               Common     Paid in     Common       Stock       During
                              Preferred   Shares    Common      Stock      Capital     Stock    Subscription Development
                                Shares    Amount    Shares      Amount     Amount    Subscribed  Receivable     Stage      Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Issuance of common stock
to Founders in exchange
for services on September
16, 2002 at $.01 per share           -         -     100,000  $       10  $      990  $     -   $        -    $      -    $   1,000

Net Loss                             -         -        -           -           -           -            -       (11,612)   (11,612)
                              --------- --------- ----------  ----------  ----------  --------- ------------  ----------  ---------

Balance at September 30, 2002        -  $      -     100,000  $       10  $      990  $     -   $        -    $  (11,612) $ (10,612)
                              ========= ========= ==========  ==========  ==========  ========= ============  ==========  =========
Issuance of common stock in
connection with merger with
Prohealth Medical Technologies,
 Inc on October 1, 2002              -         -  10,178,352       1,015        -           -            -           -        1,015

Cancellation of Common stock
in connection with merger with
Prohealth Medical
Technologies, Inc on October
21, 2002                             -         -    (100,000)        (10)     (1,000)       -            -           -       (1,010)

Issuance of common stock in
exchange for services in
October 2002 at $ 0.65 per
share                                -         -     602,000          60      39,070        -            -           -       39,130

Issuance of common stock in
exchange for subscription in
November and December 2002
at $ 0.065 per share                 -         -     876,000          88      56,852        -        (56,940)        -          -

Cancellation of common stock
in January 2003 previously
issued in exchange for
consulting services                  -         -    (836,000)        (84)    (54,264)       -         54,340         -           (8)

Issuance of common stock in
exchange for licensing services
valued at $ 0.065 per share in
January 2003                         -         -   1,500,000         150      97,350        -            -           -       97,500

Issuance of common stock in
exchange for consulting
services valued at $ 0.13 per
share in January  2003               -         -     586,250          58      76,155        -            -           -       76,213

Issuance of common stock in
exchange for consulting
services at $ 0.065 per share
in February 2003                     -         -       9,000           1         584        -            -           -          585

Issuance of common stock to
Founders in exchange for
services valued at $0.0001  per
share in March 2003                  -         -  10,140,000       1,014        -           -            -           -        1,014

Issuance of common stock in
exchange for consulting
services valued at $2.50 per
share in March 2003                  -         -      91,060          10     230,624        -            -           -      230,634

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY) FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH JUNE 30, 2006
                                   (Unaudited)
                                     RESTATED
                                   (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred              Common      Paid in     Common       Stock       During
                              Preferred   Shares    Common      Stock      Capital     Stock    Subscription Development
                                Shares    Amount    Shares     Amount       Amount   Subscribed  Receivable     Stage       Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Issuance of common stock in
exchange for consulting services
valued at $ 0.065 per share in
March 2003                          -         -        6,000           1         389        -            -           -          390

Common stock subscribed in
exchange for cash at $1 per
share in March 2003                 -         -         -           -         18,000        -            -           -       18,000

Common stock issued in
exchange for consulting
services at $ 0.065 per
share on April 1, 2003              -         -      860,000          86      55,814        -            -           -       55,900

Common stock issued in
exchange for cash at $ 1.00 per
share on April 9, 2003              -         -       18,000           2        -           -            -           -            2

Common stock issued in
exchange for consulting services
at $ 0.065 per share on April 9,
2003                                -         -        9,000           1         584        -            -           -          585

Common stock issued in
Exchange for consulting services
at $ 2.50 per share on April 23,
2003                                -         -        5,000           1      12,499        -            -           -       12,500

Common stock issued in
exchange for consulting services
at $ 2.50 per share, on June 12,
2003                                -         -       10,000           1      24,999        -            -           -       25,000

Common stock issued in
exchange for cash at $ 1.00 per
share on June 17, 2003              -         -       50,000           5      49,995        -            -           -       50,000

Common stock subscribed in
exchange for cash at $ 2.50 per
share pursuant to private
placement on June 27, 2003          -         -         -           -           -        24,000          -           -       24,000

Common stock retired in
exchange for note payable
at $0.0118 per share,
in June 30, 2003                    -         -   (7,500,000)       (750)        750        -            -           -           -

Common stock issued in
exchange for consulting services
at $0.065 per share, on June 30,
2003                                -         -      270,000          27      17,523        -            -           -       17,550

Common stock subscribed in
exchange for cash at $ 1.00 per
share pursuant to private
placement on June 30, 2003          -         -         -           -           -        10,000          -           -       10,000

Common stock subscribed in
exchange for cash at $ 2.50 per
share pursuant to private
placement on June 30, 2003          -         -         -           -           -        24,000          -           -       24,000

Common stock issued in
exchange for consulting services
at approximately $2.01 per
share, July 2003                    -         -      213,060          21     428,798        -            -           -      428,819

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY) FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH JUNE 30, 2006
                                   (Unaudited)
                                    RESTATED
                                   (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred              Common      Paid in     Common       Stock       During
                              Preferred   Shares    Common      Stock      Capital      Stock   Subscription Development
                                Shares    Amount    Shares     Amount      Amount    Subscribed  Receivable     Stage       Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Common stock canceled in July
2003, previously issued for
services rendered  at $2.50 per
share                               -         -      (24,000)         (2)    (59,998)       -            -           -      (60,000)

Common stock issued in
exchange for options exercised
at $1.00 per share in July 2003     -         -       20,000           2      19,998        -            -           -       20,000

Common stock issued in
exchange for exercised of
options previously subscribed at
$1.00 per share in July 2003        -         -       10,000           1       9,999    (10,000)         -           -           -

Common stock issued in
exchange for consulting services
at approximately $2.38 per
share, August 2003                  -         -      172,500          17     410,915        -            -           -      410,932

Common stock issued in exchange
for options exercised at $1.00
per share in August 2003            -         -       29,000           3      28,997        -            -           -       29,000

Common stock issued in
exchange for consulting services
at approximately $2.42 per
share, September 2003               -         -      395,260          40     952,957        -            -           -      952,997

Common stock issued in
exchange for cash at $2.50 per
share-subscription
payable-September 2003              -         -       19,200           2      47,998    (48,000)         -           -           -

Common stock issued in
exchange for cash at $2.50 per
share pursuant to private
placement September 2003            -         -        6,400           1      15,999        -            -           -       16,000

Common stock issued in
exchange for options exercised
at $1.00 per share in
September 2003                      -         -       95,000          10      94,991        -            -           -       95,001

Common stock subscription
receivable reclassification
adjustment                          -         -         -           -           -           -         2,600          -        2,600

Common Stock subscribed to
at $2.50 per share in September
2003                                -         -         -           -           -       300,000          -           -      300,000

Net Loss for the year
ended September 30, 2003            -         -         -           -           -           -            -   (3,445,164) (3,445,164)
                              --------- --------- ----------  ----------  ----------  ---------  ----------- ----------- ----------

Balance at September 30, 2003       -   $     -   17,811,082  $    1,781  $2,577,568  $ 300,000  $       -  $(3,456,776) $ (577,427)
                              ========= ========= ==========  ==========  ==========  =========  ========== ===========  ==========

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY) FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH JUNE 30, 2006
                                   (Unaudited)
                                     RESTATED
                                   (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred              Common      Paid in     Common       Stock       During
                              Preferred   Shares    Common      Stock      Capital      Stock   Subscription Development
                                Shares    Amount    Shares     Amount      Amount    Subscribed  Receivable     Stage      Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Preferred shares issues in
exchange for services at $25.00
per share, October 2003          15,000        15       -           -           -           -          -           -             15

Common stock issued in
exchange for consulting services
at approximately $2.85 per
share, October 2003                 -         -      287,439          29     820,389        -          -           -        820,418

Common stock issued in
exchange  for cash at $2.50 per
share-subscription
payable-October 2003                -         -      120,000          12     299,988   (300,000)       -           -            -

Common stock canceled in
October 2003, previously issued
for services rendered  at $2.50
per share                           -         -     (100,000)        (10)   (249,990)       -          -           -       (250,000)

Common stock issued in
exchange for consulting services
at approximately $3 per share,
November 2003                       -         -      100,000          10     299,990        -          -           -        300,000

Common stock subscribed in
exchange for cash at $2.50 per
share pursuant to private
placement, November, 2003           -         -      100,000          10     249,990        -          -           -        250,000

Common stock subscribed in
exchange for cash at $2.50 per
share pursuant to private
placement, December, 2003           -         -        6,400           1      15,999        -          -           -         16,000

Common stock issued in
exchange for consulting services
at approximately $2.59 per
share, December 2003                -         -    2,125,500         213   5,504,737        -          -           -      5,504,950

Common Stock subscribed to
at $2.50 per share in
December 2003                       -         -         -           -           -       104,000        -           -        104,000

Beneficial conversion feature
relating to notes payable           -         -         -           -      1,168,474        -          -           -      1,168,474

Beneficial conversion feature
relating to warrants                -         -         -           -        206,526        -          -           -        206,526

Adjust common stock par value
from $0.0001 to $0.50 per share,
per amendment of articles dated
in December 2004                    -         -         -     10,223,166 (10,223,166)       -          -           -            -

Common Stock issued pursuant
to subscription at $2.50 share
in January 2004                     -         -       41,600      20,800      83,200   (104,000)       -           -            -

Common stock issued in
exchange for consulting services
at $2.95 per share, January 2004    -         -       13,040       6,520      31,948        -          -           -         38,468

Common stock issued in
exchange for consulting services
at $2.60 per share, January 2004    -         -      123,000      61,500     258,300        -          -           -        319,800

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY) FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH JUNE 30, 2006
                                   (Unaudited)
                                    RESTATED
                                   (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred              Common      Paid in     Common       Stock       During
                              Preferred   Shares    Common      Stock      Capital      Stock   Subscription Development
                                Shares    Amount    Shares     Amount      Amount    Subscribed  Receivable     Stage      Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Common stock issued in
exchange for consulting services
at $3.05 per share, January 2004    -          -       1,000         500       2,550        -             -          -        3,050

Common stock issued in
exchange for employee services
at $3.07 per share, February 2004   -          -       6,283       3,142      16,147        -             -          -       19,289

Common stock issued in
exchange for consulting services
at $3.04 per share, March 2004      -          -      44,740      22,370     113,640        -             -          -      136,010

Common Stock issued for
options exercised at $1.00 per
share in March 2004                 -          -      55,000      27,500      27,500        -             -          -       55,000

Common stock issued in
exchange for employee services
at $3.00 per share, March 2004      -          -       5,443       2,722      13,623        -             -          -       16,345

Common stock issued in
exchange for employee services
at $3.15 per share, March 2004      -          -       5,769       2,885      15,292        -             -          -       18,177

Preferred shared converted to
common shares for consulting
services at $3.00 per share,
March 2004                       (5,000)       (5)   125,000      62,500     312,500        -             -          -      374,995

Common stock issued in
exchange for employee services
at $3.03 per share, March 2004      -          -       8,806       4,400      22,238        -             -          -       26,638

Common Stock issued pursuant
to subscription at $2.50 per
share in March 2004                 -          -      22,500      11,250      (9,000)       -             -          -        2,250

Beneficial Conversion Feature
relating to Notes Payable                               -           -        122,362        -             -          -      122,362

Beneficial Conversion Feature       -          -
relating to Warrants                                    -           -        177,638        -             -          -      177,638

Common stock issued in
exchange for consulting services
at $2.58 per share, April 2004      -          -       9,860       4,930      20,511        -             -          -       25,441

Common stock issued in
exchange for consulting services
at $2.35 per share, April 2004      -          -      11,712       5,856      21,667        -             -          -       27,523

Common stock issued in
exchange for consulting services
at $1.50 per share, April 2004      -          -     367,500     183,750     367,500        -             -          -      551,250

Common stock returned to
treasury at $0.065 per share,
April 2004                          -          -     (50,000)    (25,000)     21,750        -             -          -       (3,250)

Preferred stock converted to
common stock for consulting
services at $1.01 per share in
May 2004                         (4,000)       (4)   100,000      50,000      51,250        -             -          -      101,246

Common stock issued per
subscription May 2004               -          -      10,000       5,000      (4,000)       -         (1,000)        -          -

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY) FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH JUNE 30, 2005
                                   (Unaudited)
                                    RESTATED
                                   (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred              Common      Paid in     Common       Stock       During
                              Preferred   Shares    Common      Stock      Capital      Stock   Subscription Development
                                Shares    Amount    Shares     Amount      Amount    Subscribed  Receivable     Stage       Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Common stock issued in
exchange for consulting
services at $0.86 per
share in May 2004                   -          -     137,000      68,500      50,730        -            -           -      119,230

Common stock issued in
exchange for consulting
services at $1.15 per
share in May 2004                   -          -      26,380      13,190      17,147        -            -           -       30,337

Common stock returned to
treasury at $0.065 per
share, June 2004                    -          -      (5,000)     (2,500)     2,175         -            -           -         (325)

Common stock issued in
exchange for consulting
services at $0.67 per
share in June 2004                  -          -     270,500     135,250      45,310        -            -           -      180,560

Common stock issued in
exchange for consulting services
at $0.89 per share in June 2004     -          -       8,000       4,000       3,120        -            -           -        7,120

Common stock issued in
exchange for consulting services
at $0.65 per share in June 2004     -          -      50,000      25,000       7,250        -            -           -       32,250

Common stock issued pursuant
to private placement at $1.00
per share in June 2004              -          -     250,000     125,000     125,000        -            -           -      250,000

Common stock issued in
exchange for consulting services
at $0.54 per share in July 2004     -          -     100,000      50,000       4,000        -            -           -       54,000

Common stock issued in
exchange for consulting services
at $0.72 per share in July 2004     -          -       5,000       2,500       1,100        -            -           -        3,600

Common stock issued in
exchange for consulting services
at $0.47 per share in July 2004     -          -     100,000      50,000      (2,749)       -            -           -       47,251

Common stock issued in
exchange for consulting
services at $0.39 per
share in August 2004                -          -     100,000      50,000     (11,000)       -            -           -       39,000

Preferred stock converted
to common stock for
consulting services at
$0.39 per share in August 2004   (2,000)       (2)    50,000      25,000      (5,500)       -            -           -       19,498

Common stock issued in
exchange for consulting
services at $0.50 per
share in August 2004                -          -     100,000      50,000         250        -            -           -       50,250

Common stock issued in
exchange for consulting
services at $0.56 per
share in August 2004                -          -     200,000     100,000      12,500        -            -           -      112,500

Common stock issued in
exchange for consulting
services at $0.41 per
share in August 2004                -          -      92,500      46,250      (8,605)       -            -           -       37,645

Common stock issued in
exchange for consulting
services at $0.52 per
share in September 2004             -          -   1,000,000     500,000      17,500        -            -           -      517,500

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY) FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH JUNE 30, 2006
                                   (Unaudited)
                                    RESTATED
                                   (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred              Common      Paid in     Common       Stock       During
                              Preferred   Shares    Common      Stock      Capital      Stock   Subscription Development
                                Shares    Amount    Shares     Amount      Amount    Subscribed  Receivable     Stage      Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Common stock issued in
exchange for consulting
services at $0.46 per
share in September 2004             -         -        5,000       2,500        (212)      -            -         -           2,288

Common stock issued pursuant
to subscription at $0.50 per
share in September 2004             -         -       40,000      20,000        -          -            -         -          20,000

Preferred shares converted to
common stock for consulting
services at $0.41 per share in
September 2004                   (4,000)      (4)    100,000      50,000       4,000       -            -         -          53,996

Preferred shares issued in
exchange for service at $25 per
share in September 2004          60,000        6        -           -      1,499,994       -            -         -       1,500,000

Fair value of 2,841,000 warrants
issued to non-employees and
consultants for services
rendered at approximately $0.71
per warrant in September  2004      -         -         -           -      2,019,862       -            -         -       2,019,862


Net Loss                            -         -         -           -           -          -            -  (19,358,258) (19,358,258)
                              ---------  -------  ---------- ----------- -----------  --------  --------- ------------  -----------
Balance at September 30, 2004    60,000  $     6  23,981,054 $11,990,527 $ 6,118,993  $    -    $ (1,000) $(22,815,034) $(4,706,508)
                              =========  =======  ========== =========== ===========  ========  ========= ============  ===========

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY) FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH JUNE 30, 2006
                                   (Unaudited)
                                     RESTATED
                                   (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred               Common     Paid in     Common       Stock       During
                              Preferred   Shares    Common       Stock     Capital      Stock   Subscription Development
                                Shares    Amount    Shares      Amount     Amount    Subscribed  Receivable     Stage      Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Common stock issued in
exchange for consulting services
at $0.68 per share in October
2004                                -         -      200,000     100,000      36,000        -            -           -      136,000

Common stock returned
to treasury at $0.60 per share
in October 2004                     -         -   (1,069,600)   (534,800)   (107,297)       -            -           -     (642,097)

Common stock issued in exchange
for consulting services at $0.60
per share in October 2004           -         -       82,500      41,250       8,250        -            -           -       49,500

Common Stock issued pursuant to
subscription at $0.60 per share
in October 2004                     -         -      500,000     250,000      50,000   (300,000)         -           -           -

Common stock issued in exchange
for consulting servicesat $0.50
per share in October 2004           -         -      532,500     266,250        -           -            -           -      266,250

Common Stock issued in exchange
for debt at $0.50 per share
in October 2004                     -         -      500,000     250,000        -           -            -           -      250,000

Common Stock issued pursuant to
subscription at $0.45 per share
in October 2004                     -         -    1,000,000     500,000     (50,000)  (450,000)         -           -           -

Common stock issued in exchange
for consulting services at $0.45
per share in October 2004           -         -      315,000     157,500     (15,750)       -            -           -      141,750

Common Stock issued in
exchange for consulting
services at $0.47 per share
in November 2004                    -         -      100,000      50,000      (3,000)       -            -           -       47,000

Common Stock issued in
exchange for consulting
services at $0.80 per share
in November 2004                    -         -      300,000     150,000      90,000        -            -           -      240,000

Common Stock issued in
exchange for consulting
services at $1.44 per share
in November 2004                    -         -      115,000      57,500     108,100        -            -           -      165,600

Common Stock issued in
exchange for employee
services at $1.44 per share
in November 2004                    -         -        5,000       2,500       4,700        -            -           -        7,200

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY) FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH JUNE 30, 2006
                                   (Unaudited)
                                     RESTATED
                                   (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred               Common     Paid in     Common       Stock       During
                              Preferred   Shares    Common       Stock     Capital      Stock   Subscription Development
                                Shares    Amount    Shares      Amount     Amount    Subscribed  Receivable     Stage      Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Warrants exercised
at $0.60 per share
in November 2004                    -         -       60,000      30,000       6,000     (4,000)         -           -       32,000

Beneficial Conversion discount
relating to Notes Payable           -         -         -           -      1,465,000        -            -           -    1,465,000

Common stock issued at $0.016
per share in exchange for note
payable in December 2004            -         -    5,500,000   2,750,000  (2,661,500)       -            -           -       88,500

Common stock issued in
settlement of debt at $0.50 per
share in December 2004              -         -    2,930,000   1,465,000        -      (125,000)         -           -    1,340,000

Fair value of 6,063,500
warrants  issued to non
employees and  consultants for
services rendered at $0.52
per warrant in October
and December  2004                  -         -         -           -      3,169,052        -            -           -    3,169,052

Warrants exercised at $0.10 per
share in January 2005               -         -       25,000      12,500     (10,000)       -            -           -        2,500

Common Stock issued in
settlement of debt at $0.33 per
share in January 2005               -         -    1,628,789     814,395    (276,895)       -            -           -      537,500

Warrants exercised at $0.10 per
share in January 2005               -         -       17,500       8,750      (7,000)       -            -           -        1,750

Common Stock issued in
settlement of debt at $0.33 per
share in January 2005               -         -    2,399,012   1,199,504    (407,830)       -            -           -      791,674

Common Stock issued in
exchange for consulting
services at $1.30 per share         -         -      315,636     157,818     252,508        -            -           -      410,326
in January 2005

Fair value of warant liability
reclassed due to registration
rights granted in
February  2005                      -         -         -           -     (3,108,851)       -            -           -   (3,108,851)

Common Stock issued in
exchange for consulting
services at $1.44 per share
in February 2005                    -         -    5,796,785   2,898,393   5,418,814        -            -           -    8,317,207

Fair value of 55,000 warrants
issued to consultants for
services at $1.31 per warrant
in February  2005                   -         -         -           -         72,017        -            -           -       72,017

Common Stock issued in
settlement of debt at $0.33 per
share in February 2005              -         -       75,757      37,879     (12,879)       -            -           -       25,000

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY) FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH JUNE 30, 2006
                                   (Unaudited)
                                     RESTATED
                                   (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred               Common     Paid in     Common       Stock       During
                              Preferred   Shares    Common       Stock     Capital      Stock   Subscription Development
                                Shares    Amount    Shares      Amount     Amount    Subscribed  Receivable     Stage      Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Warrants exercised at $0.10 per
share in February 2005              -         -       20,000      10,000      (8,000)       -            -           -        2,000

Common Stock issued in
settlement of debt at $0.33 per
share in February 2005              -         -      606,060     303,030    (103,030)       -            -           -      200,000

Warrants exercised at $0.10 per
share in February 2005              -         -       45,000      22,500     (18,000)       -            -           -        4,500

Common Stock issued in
exchange for related party debt
at $1.31 per share in February
2005                                -         -    1,500,000     750,000   1,215,000        -            -           -    1,965,000

Common Stock issued in
settlement of debt at $0.33 per
share in February 2005              -         -      278,433     139,217     (47,334)       -            -           -       91,883

Common Stock issued in
exchange for consulting services
at $1.17 per share in February
2005                                -         -       17,236       8,618      11,548        -            -           -       20,166

Common stock issued in
exchange for debt at $0.50 per
share in February 2005              -         -      300,000     150,000        -           -            -           -      150,000

Common Stock issued in
exchange for consulting
services at $0.95 per share
in February 2005                    -         -      716,500     358,250     322,425        -            -           -      680,675

Common Stock issued in
exchange for consulting
services at $0.95 per share
in February 2005                    -         -       10,500       5,250       4,725        -            -           -        9,975

Common stock issued in
exchange for debt at $0.50 per
share in March 2005                 -         -   13,202,000   6,601,000        -           -            -           -    6,601,000

Common Stock issued in
exchange for consulting
services at $1.19 per share
in March 2005                       -         -      185,000      92,500     127,650        -            -           -      220,150

Options exercised at $0.60 per
share in March 2005                 -         -      100,000      50,000      10,000        -            -           -       60,000

Common Stock issued in
exchange for consulting
services at $0.98 per share
in March 2005                       -         -    1,675,272     837,636     804,131        -            -           -    1,641,767

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY) FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH JUNE 30, 2006
                                   (Unaudited)
                                     RESTATED
                                   (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred               Common     Paid in     Common       Stock       During
                              Preferred   Shares    Common       Stock     Capital      Stock   Subscription Development
                                Shares    Amount    Shares      Amount     Amount    Subscribed  Receivable     Stage      Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Common Stock issued in
exchange for consulting
services at $0.92 per share
in March 2005                       -         -      24,333       12,167      10,219         -            -           -      22,386

Common Stock issued in
exchange for consulting
services at $0.99 per share
in March 2005                       -         -      15,000        7,500       7,350         -            -           -      14,850

Common stock issued in exchange
for debt at $0.50 per
share in March 2005                 -         -   1,240,000      620,000        -            -            -           -     620,000

Common stock canceled for
shares issued in exchange of
debt in March 2005                  -         -    (500,000)    (250,000)       -            -            -           -    (250,000)

Common stock subscribed
Canceled in March 2005              -         -        -            -           -       750,000           -           -     750,000

Common Stock issued in
exchange for consulting
services at $0.89 per share
in March 2005                       -         -      10,000        5,000       3,900         -            -           -       8,900

Adjust common stock par value
from $0.50 to $0.001 per share,
per amendment of articles dated
Mar-05                              -         -        -     (32,312,879) 32,312,879         -            -           -          -

Beneficial Conversion discount
relating to Notes Payable in
March 2005                          -         -        -            -      7,371,000         -            -           -   7,371,000

Stock  options  granted to
employees  in exchange  for
services  rendered,  at
exercise price below fair value
of common stock in
March 2005                          -         -        -            -        180,000         -            -           -     180,000

Common Stock issued in
exchange for consulting services
at $0.80 per share in April 2005    -         -     160,000          160     127,840         -            -           -     128,000

Common Stock issued in
exchange for consulting services
at $0.80 per share in April 2005    -         -      40,000           40      31,960         -            -           -      32,000

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY) FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH JUNE 30, 2006
                                   (Unaudited)
                                     RESTATED
                                   (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred               Common     Paid in     Common       Stock       During
                              Preferred   Shares    Common       Stock     Capital      Stock   Subscription Development
                                Shares    Amount    Shares      Amount     Amount    Subscribed  Receivable     Stage      Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Common Stock issued in
exchange for consulting services
at $0.75 per share in April 2005    -         -      850,000         850     636,650         -           -           -      637,500

Common Stock issued in
exchange for consulting services
at $0.33 per share in April 2005    -         -      500,000         500     164,500         -           -           -      165,000

Common Stock canceled during
April 2005, previously issued for
services rendered at $3.42 per
share                               -         -      (10,000)        (10)    (34,190)        -           -           -      (34,200)

Common Stock issued in
settlement of debt at $0.33 per
share in April 2005                 -         -       75,758          77      24,923    (25,000)         -           -           -

Common Stock issued in
exchange for consulting services
at $0.68 per share in April 2005    -         -       50,000          50      33,950         -           -           -       34,000

Proceeds received against
subscription Payable in June
2005                                -         -           -            -          -     118,000          -           -      118,000

Common Stock canceled in
June 2005, previously issued for
services rendered at $0.50 per
share                               -         -      (10,000)        (10)     (4,990)        -           -           -       (5,000)

Cancellation of previously
granted stock options granted
to employees for services
rendered, at exercise price
below fair value of common stock    -         -           -            -    (180,000)        -           -           -     (180,000)

Common Stock issued in
exchange for consulting services
at $0.60 per share in July 2005     -         -      157,000         157      94,043         -           -           -       94,200

Common Stock issued in exchange
for intellectual property
at $0.67 per share in July 2005     -         -   36,000,000      36,000  24,084,000         -           -           -   24,120,000

Common Stock issued in
exchange for consulting
services at $0.60 per share
in July 2005                        -         -      640,000         640     383,360         -           -           -      384,000

Common Stock issued in
exchange for employee services
at $0.48 per share in July 2005     -         -    8,000,000       8,000   3,832,000         -           -           -    3,840,000

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY) FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH JUNE 30, 2006
                                   (Unaudited)
                                    RESTATED
                                   (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred               Common     Paid in     Common       Stock       During
                              Preferred   Shares    Common       Stock     Capital      Stock   Subscription Development
                                Shares    Amount    Shares      Amount     Amount    Subscribed  Receivable     Stage      Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Common Stock issued in
exchange for consulting
services at $0.94 per share
in July 2005                        -      -         121,985        121      168,217        -         -          -          168,338

Common Stock issued in
exchange for consulting
services at $0.48 per share
in August 2005                      -      -         250,000        250      119,750        -         -          -          120,000

Common Stock penalty shares
issued pursuant to pending SB-2
registration at $0.62 per share
in September 2005                   -      -         814,158        814      501,858        -         -          -          502,672

Common Stock penalty shares
issued pursuant to pending SB-2
registration at $0.70 per share
in September 2005                   -      -         391,224        391      273,466        -         -          -          273,857

Common Stock issued in
exchange for consulting
services at $0.94 per share
in September 2005                   -      -         185,000        185      173,715        -         -          -          173,900

Common Stock returned in
September 2005, previously
issued for services rendered at
$0.40 per share                     -      -        (740,000)      (740)    (453,232)    56,000     1,000        -         (396,972)

Net Loss                            -      -             -          -           -          -         -     (67,109,519) (67,109,519)
                              --------- -------- -----------  ---------  -----------  ---------  -------- ------------  ------------
Balance as of September
30, 2005                         60,000 $      6 112,230,392  $ 112,230  $82,320,715  $  20,000  $    -   $(89,924,553) $(7,471,602)
                              ========= ======== ===========  =========  ===========  =========  ======== ============  ===========

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
     CONDENSED CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY) FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH JUNE 30, 2006
                                   (Unaudited)
                                     RESTATED
                                   (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred               Common     Paid in     Common       Stock       During
                              Preferred   Shares    Common       Stock     Capital      Stock   Subscription Development
                                Shares    Amount    Shares      Amount     Amount    Subscribed  Receivable     Stage      Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Common stock issued pursuant
to subscription at $0.50 per
share in October 2005               -         -      400,000         400     199,600   (200,000)        -           -            -

Common Stock issued in
exchange for consulting
services at $0.75 per share
in October 2005                     -         -      100,000         100      74,900        -           -           -        75,000

Common Stock returned in
October 2005, previously
issued for services
rendered at $0.60 per share         -         -     (350,000)       (350)   (209,650)       -           -           -      (210,000)

Common stock issued pursuant
to subscription at $0.50 per
share in December 2005              -         -       40,000          40      19,960    (20,000)        -           -            -

Common Stock to investors
pursuant to registration rights
agreement at $0.51 per share in
December 2005                       -         -      505,854         506     257,480        -           -           -       257,986

Common Stock returned in
January 2006, previously issued
for services rendered at $0.60
per share                           -         -     (250,000)       (250)   (149,750)       -           -           -      (150,000)

Common Stock issued to investors
pursuant to registration rights
agreement at $0.32 per share
in January 2006                     -         -      806,212         806     257,182        -           -           -       257,988

Common Stock issued to investors
pursuant to registration rights
agreement at $0.20 per share
in January 2006                     -         -    1,289,927       1,290     256,695        -           -           -       257,985

Fair value of 200,000 warrants
issued to consultants for
services at $0.22 per warrant
in January  2006                    -         -         -           -        43,098        -           -           -        43,098

Common Stock issued in exchange
for consulting services at $0.17
per share in February 2006          -         -      160,000         160      27,040        -           -           -        27,200

Common Stock issued in exchange
for consulting services at $0.16
per share in February 2006          -         -    3,800,000       3,800     604,200        -           -           -       608,000

Common Stock returned in
March 2006, previously issued
for services rendered at $0.80
per share                           -         -     (150,000)       (150)   (119,850)       -           -           -     (120,000)

Previously issued warrants
reclassed to warrant liability      -         -          -           -    (1,584,614)       -           -           -    (1,584,614)

Net Income                          -         -          -           -           -          -           -     5,606,849   5,606,849
                              ---------  ------  -----------  ----------  ----------  ---------  ---------- -----------  ----------
Balance as of June 30, 2006      60,000       6  118,582,385     118,582  81,997,006   (200,000)        -   (84,317,703) (2,402,109)
                              =========  ======  ===========  ==========  ==========  =========  ========== ===========  ==========

See accompanying notes to unaudited condensed consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                                                                                  For the Period
                                                                                                                September 16, 2002
                                                                                                                (Date of Inception)
                                                                        For the nine months ended June 30,           through
                                                                            2006                 2005             June 30, 2006
                                                                        --------------      --------------       --------------
                                                                          RESTATED             RESTATED              RESTATED
Cash flows from operating activities:
Net income (loss)                                                       $   5,606,849       $ (40,464,827)       $ (84,317,703)
Adjustments to reconcile net loss to net used in operating activities:
Depreciation and amortization                                               1,021,199              15,187            1,368,711
Organization expenses                                                                                                   88,500
Preferred shares issued in exchange for services                                    -                   -            1,500,000
Warrants issued to consultants                                                 43,100           3,241,068            9,421,530
Income   attributable  to  repricing  of  warrants  and  debt
derivatives                                                               (14,250,621)        (16,454,929)         (30,951,611)
Financing costs attributable to issuance of warrants                        2,271,000          23,148,214           25,418,674
Amortization  of  beneficial  conversion  feature-convertible
notes                                                                                           8,836,000           10,461,000
Amortization of capitalized financing costs                                   247,238                   -              247,238
Amortization  of debt discount  attributable  to  convertible
debenture                                                                     276,090                   -              276,090

Fair value of common stock issued to related  party in excess
of previously incurred debt                                                         -           1,365,000            1,365,000
Common stock issued in exchange for services                                  710,200          13,396,202           31,284,573
Common  stock   exchanged   for   intellectual   property  in
connection with costs of acquiring intangible assets                                -                   -           14,689,100
Common stock issued as penalty in connection financing                        773,958                                1,550,487
Common stock canceled-previously issued for services rendered                (480,000)           (181,298)          (1,343,845)
Change in assets and liabilities:
Increase in accounts receivable                                               (18,900)                                 (18,900)
Increase in prepaid expenses and deposits                                    (145,849)            (33,291)            (163,472)
Decrease in other assets                                                        5,940                   -               (3,128)
Decrease in due related parties                                               (52,662)            (20,631)                   -
Increase   (decrease)   in   accounts   payable  and  accrued
liabilities                                                                 1,685,792            (833,465)           4,085,745
                                                                        --------------      --------------       --------------
Net cash used in operating activities                                      (2,306,666)         (7,986,770)         (15,042,011)

Cash flows from investing activities:
Payments for patent filing                                                          -              (4,347)             (25,698)
Capital expenditures                                                          (35,851)                  -              (48,602)
                                                                        --------------      --------------       --------------
Net cash used in investing activities                                         (35,851)             (4,347)             (74,300)

Cash flows from financing activities:
Proceeds from sale of common stock, net of cost                                                         -              432,000
Proceeds from issuance of convertible notes                                 4,242,500           9,079,000           13,446,500
Proceeds form exercise of options and warrants                                      -             102,750              343,750
Payment of debt                                                                     -                   -              (24,854)
Proceeds from loans                                                                 -                   -            2,750,000
Advances from shareholders                                                          -                   -              100,088
                                                                        --------------      --------------       --------------
Net cash provided by financing activities                                   4,242,500           9,181,750           17,047,484

Net increase in cash and cash equivalents                                   1,899,983           1,190,633            1,931,173
Cash and cash equivalents at beginning of period                               31,190               1,832                    -
                                                                        --------------      --------------       --------------
Cash and cash equivalents at end of period                              $   1,931,173       $   1,192,465        $   1,931,173
                                                                        ==============      ==============       ==============

See the accompanying notes to the unaudited condensed consolidated financial statements

                            APPLIED DNA SCIENCES, INC
                          (A DEVELOPMENT STAGE COMPANY)
                 CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (Unaudited)

                                                                                                                  For the Period
                                                                                                                September 16, 2002
                                                                                                                (Date of Inception)
                                                                        For the nine months ended June 30,           through
                                                                            2006                2005              June 30, 2006
                                                                        --------------      --------------       --------------
                                                                          RESTATED             RESTATED              RESTATED
Supplemental Disclosures of Cash Flow Information:
Cash paid during period for interest                                                -                   -                    -
Cash paid during period for taxes                                                   -                   -                    -

Non-cash transactions:
Common stock issued for services                                              710,200          13,396,202           31,284,573
Common stock issued in exchange for previously incurred debt                        -           2,313,500            2,313,500
Common stock canceled-previously issued for services rendered                (480,000)           (181,298)          (1,343,845)
Beneficial conversion feature attributable to convertible notes                                 8,836,000           10,461,000
Preferred shares in exchange for services                                           -                   -            1,500,000
Warrants issued to consultants                                                 43,100           3,241,068            9,421,530

Warrants issued in exchange for financing costs                             2,271,000          23,148,214           25,418,674

Acquisition:
Common stock retained                                                               -               1,015                1,015
Assets acquired                                                                     -                (135)                (135)
                                                                        --------------      --------------       --------------
Total consideration paid                                                            -                 880                  880
                                                                        --------------      --------------       --------------
Organizational expenses-note issued in exchange for shares retired                                                      88,500
Common stock issued in exchange for note payable                                                                        88,500

See the accompanying notes to the unaudited condensed consolidated financial statements

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE A - SUMMARY OF ACCOUNTING POLICIES

General

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with the instructions to Form 10-QSB/A, and therefore, do not include all the information necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and nine month periods ended June 30, 2006 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 2006. The unaudited condensed consolidated financial statements should be read in conjunction with the consolidated September 30, 2005 financial statements and footnotes thereto included in the Company's SEC Form 10-KSB, as amended.

Business and Basis of Presentation

On September 16, 2002, Applied DNA Sciences, Inc. (the "Company") was incorporated under the laws of the State of placeStateNevada. The Company is in the development stage, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7") and its efforts have been principally devoted to developing DNA embedded biotechnology security solutions in the placecountry-regionUnited States. To date, the Company has generated nominal sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from inception through June 30, 2006, the Company has accumulated losses of $84,317,703.

The consolidated financial statements include the accounts of the Company, and its wholly-owned subsidiary ProHealth Medical Technologies, Inc. Significant inter-company transactions have been eliminated in consolidation.

Reclassification

Certain prior period amounts have been reclassified for comparative purposes.

Property and Equipment

Property and equipment are stated at cost and depreciated over their estimated useful lives of 3 to 5 years using the straight line method. At June 30, 2006 property and equipment consist of:

Computer equipment              $   15,328
Furniture                           33,273
Accumulated  depreciation          (10,315)
                                -----------

Net                             $   38,286

Stock Based Compensation

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS

No. 148 in its financial reports for the year ended September 30, 2003 and for the subsequent periods.
Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and losses per share would have been as follows (transactions involving stock options issued to employees and Black-Scholes model assumptions are presented in Note E):

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

                                                                                                     For the Period
                                                                                                     September, 16
                                                                                                     2002 (Date of
                            For The Three     For The Three     For The Nine       For The Nine        Inception
                            Months ended      Months ended      Months ended       Months ended         through
                              June 30,          June 30,          June 30,           June 30,           June 30,
                                2006              2005              2006               2005               2006
Net income  (loss) - as
reported                      $   761,087       $ 3,700,198       $ 5,606,849      $ (40,464,827)     $ (84,317,703)
Add:  Total stock based
employee   compensation
expense   as   reported
under  intrinsic  value
method (APB No. 25)                    --                --                --                 --                 --
Deduct:   Total   stock
based          employee
compensation    expense
as reported  under fair
value  method  (APB No.
123)                                             (1,406,350)                          (1,406,350)        (1,406,350)
                              ------------      ------------      ------------     --------------     --------------
Net  income   (loss)  -
Pro Forma                     $   761,087       $ 2,293,848       $ 5,606,849      $ (41,871,177)     $ (85,724,053)
                              ============      ============      ============     ==============     ==============
Net    income    (loss)
attributable  to common
stockholders    -   Pro
Forma                         $   761,087       $ 2,293,848       $ 5,606,849      $ (41,871,177)     $ (85,724,053)
                              ============      ============      ============     ==============     ==============
Basic   income   (loss)
per share - as reported       $      0.01       $      0.06       $      0.05      $       (0.83)
                              ============      ============      ============     ==============
Basic   income   (loss)
per share - Pro Forma         $      0.01       $      0,04       $      0.04      $       (0.86)
                              ============      ============      ============     ==============

Fully diluted income per
    share - as reported       $      0.01       $      0.04       $      0.03             N/A               N/A
                              ============      ============      ============     ==============     ==============
Fully diluted income per
     share - Pro Forma        $      0.01       $      0.03       $      0.03             N/A               N/A
                              ============      ============      ============     ==============     ==============

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

On December 16, 2004, the Financial Accounting Standards Board (FASB) issued FASB Statement No. 123R (revised 2004), "Share-Based Payment" which is a revision of FASB Statement No. 123, "Accounting for Stock-Based Compensation". Statement 123R supersedes APB opinion No. 25, "Accounting for Stock Issued to Employees", and amends FASB Statement No. 95, "Statement of Cash Flows". Generally, the approach in Statement 123R is similar to the approach described in Statement 123. However, Statement 123R requires all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro-forma disclosure is no longer an alternative. On April 14, 2005, the SEC amended the effective date of the provisions of this statement. The effect of this amendment by the SEC is that the Company will have to comply with Statement 123R and use the Fair Value based method of accounting no later than the first quarter of 2006. Management has not determined the impact that this statement will have on Company's consolidated financial statements.

Revenue Recognition

Revenues are recognized in the period that services are provided. For revenue from product sales, the Company recognizes revenue in accordance with Staff Accounting Bulletin No. 104, REVENUE RECOGNITION ("SAB104"), which superseded Staff Accounting Bulletin No. 101, REVENUE RECOGNITION IN FINANCIAL STATEMENTS ("SAB101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company defers any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. At June 30, 2006 the Company did not have any deferred revenue.

SAB 104 incorporates Emerging Issues Task Force 00-21 ("EITF 00-21"), MULTIPLE DELIVERABLE REVENUE ARRANGEMENTS. EITF 00-21 addresses accounting for arrangements that may involve the delivery or performance of multiple products, services and/or rights to use assets. The effect of implementing EITF 00-21 on the Company's financial position and results of operations was not significant.

Concentrations of Credit Risk

Financial instruments and related items which potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit. The Company periodically reviews its trade receivables in determining its allowance for doubtful accounts. At June 30, 2006, allowance for doubtful receivable was $0.

Derivative Financial Instruments

The Company's derivative financial instruments consist of embedded derivatives related to the 10% Secured Convertible Promissory Notes (the "Serial Notes") entered into in 2006 (see Note D). These embedded derivatives include certain conversion features, variable interest features, call options and default provisions. The accounting treatment of derivative financial instruments requires that the Company recorded the derivatives and related warrants at their fair values as of the inception date of the Note Agreement (estimated at $2,419,719) and at fair value as of each subsequent balance sheet date. In addition, under the provisions of EITF Issue No. 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock," as a result of entering into the Notes, the Company is required to classify all other non-employee stock options and warrants as derivative liabilities and mark them to market at each reporting date. The fair value of such options and warrants that were reclassified as liabilities from additional paid-in capital in the nine months ended June 30, 2006 totaled

$1,584,614. Any change in fair value will be recorded as non-operating, non-cash income or expense at each reporting date. If the fair value of the derivatives is higher at the subsequent balance sheet date, the Company will record a non-operating, non-cash charge. If the fair value of the derivatives is lower at the subsequent balance sheet date, the Company will record non-operating, non-cash income. Conversion-related derivatives were valued using the Binomial Option Pricing Model with the following assumptions: dividend yield of 0%; annual volatility of 111 to 112%; and risk free interest rate of 4.96 to 5.15% as well as probability analysis related to trading volume restrictions. The remaining derivatives were valued using discounted cash flows and probability analysis. The derivatives are classified as long-term liabilities (see Note F).

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

New Accounting Pronouncements

In March 2005, the FASB issued FASB Interpretation (FIN) No. 47, "Accounting for Conditional Asset Retirement Obligations, an interpretation of FASB Statement No. 143," which requires an entity to recognize a liability for the fair value of a conditional asset retirement obligation when incurred if the liability's fair value can be reasonably estimated. The Company is required to adopt the provisions of FIN 47 no later than the first quarter of fiscal 2006. The Company adopted this interpretation from January 1, 2006. The adoption of this Interpretation did not have a material impact on its consolidated financial position, results of operations or cash flows.

In May 2005 the FASB issued Statement of Financial Accounting Standards (SFAS) No. 154, "Accounting Changes and Error Corrections, a replacement of APB Opinion No. 20 and FASB Statement No. 3." SFAS 154 requires retrospective application to prior periods' financial statements for changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change. SFAS 154 also requires that retrospective application of a change in accounting principle be limited to the direct effects of the change. Indirect effects of a change in accounting principle, such as a change in non-discretionary profit-sharing payments resulting from an accounting change, should be recognized in the period of the accounting change. SFAS 154 also requires that a change in depreciation, amortization, or depletion method for long-lived, non-financial assets be accounted for as a change in accounting estimate affected by a change in accounting principle. SFAS 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. Early adoption is permitted for accounting changes and corrections of errors made in fiscal years beginning after the date this Statement is issued. The Company adopted of this SFAS with its restatements included within.

On February 16, 2006 the Financial Accounting Standards Board (FASB) issued SFAS 155, "Accounting for Certain Hybrid Instruments," which amends SFAS 133, "Accounting for Derivative Instruments and Hedging Activities," and SFAS 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." SFAS 155 allows financial instruments that have embedded derivatives to be accounted for as a whole (eliminating the need to bifurcate the derivative from its host) if the holder elects to account for the whole instrument on a fair value basis. SFAS 155 also clarifies and amends certain other provisions of SFAS 133 and SFAS 140. This statement is effective for all financial instruments acquired or issued in fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

In March 2006, the FASB issued FASB Statement No. 156, Accounting for Servicing of Financial Assets - an amendment to FASB Statement No. 140. Statement 156 requires that an entity recognize a servicing asset or servicing liability each time it undertakes an obligation to service a financial asset by entering into a service contract under certain situations. The new standard is effective for fiscal years beginning after September 15, 2006. The Company does not expect its adoption of this new standard to have a material impact on its financial position, results of operations or cash flows.

NOTE B - INTANGIBLE ASSETS AND AMORTIZATION

The Company has adopted SFAS No. 142, Goodwill and Other Intangible Assets, whereby the Company periodically test its intangible assets for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets are tested for impairment, and write-downs will be included in results from operations.

Biowell Technology, Inc.

On July 12, 2005, the Company acquired certain intellectual properties from Biowell Technology, Inc. ("Biowell") through an Asset Purchase Agreement ("Agreement") in exchange for 36 million shares of the Company's restricted common stock having an aggregate fair value at the date of issuance of

$24,120,000. The intangible assets acquired consist of proprietary DNA anti-counterfeit trade secrets created by Biowell that are intended to protect intellectual property from counterfeiting, fraud, piracy, product diversion and unauthorized intrusion.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE B - INTANGIBLE ASSETS AND AMORTIZATION (continued)

The purchase price has been allocated as follows:

Amortizable intangible assets acquired are comprised of:

Developed core technologies                               $ 2,260,900
Developed product technologies                              7,170,000
                                                          -----------
Total amortizable intangible assets                       $ 9,430,900
Transaction costs                                          14,869,100
                                                          -----------
Total purchase price                                      $24,120,000
                                                          ===========

In Process Research & Development

The Company concluded as of the date of acquisition, the acquired intangible assets, consisting of developed core and product technologies had reached full development and that it was not the intention of the Company's management to utilize the asset in specific research and development activities as defined in SFAS No. 2 Accounting for Research & Development Costs, As a result, the Company determined there was no in-process research and development ("IPR& D") projects in place related to the technology acquired , nor any future research and development activities planned. Accordingly, there is no charge to operations during the year ended September 30, 2005 for IPR&D in connection with the acquisition of the assets.


Transaction costs

The amount of the purchase price that could not be allocated to acquired identifiable intangible assets or IPR & D was $14,689,100 and was charged to operations as a cost of the transaction during the year ended September 30, 2005.



The identifiable intangible assets acquired and their carrying value at June 30, 2006 are:

                                                                                             Weighted
                          Gross Carrying                                                     Average
                              Amount         Accumulated                     Residual      Amortization
                                             Amortization         Net          Value          Period
                                                                                             (Years)
Amortizable
 Intangible
 Assets:
Trade secrets and
developed technologies        $ 9,430,900       $ 1,347,271   $ 8,083,629            -                 7
Patents                            34,237            16,881        17,376            -                 5
                              -----------       -----------   -----------   -----------     ------------
Total
 Amortized
 Identifiable
 Intangible Assets            $ 9,465,137       $ 1,364,152   $  8,101,005           -              6.99

Total amortization expense charged to operations for the nine months ended June 30, 2006 and 2005 was $1,015,571and $7,748, respectively.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE C - PRIVATE PLACEMENT OF CONVERTIBLE NOTES

Convertible notes payable as of June 30, 2006 are as follows:

        10%  Secured  Convertible  Notes  Payable  dated  March 8, 2006,  net of unamortized debt discount of $680,110 (see
        below)                                                                       $    819,890
        10% Secured  Convertible  Notes Payable dated May 2, 2006, net of unamortized debt discount of $395,158 (see below)
                                                                                          604,842
        10%  Secured  Convertible  Notes  Payable  dated June 15,  2006,  net of unamortized debt discount of $1,068,361 (see below)
                                                                                        1,881,639
                                                                                     $  3,306,371
                                                                                     ============

10% Secured Convertible Promissory Notes dated March 8, 2006

On March 8, 2006, in connection with a private placement, the Company issued 10% Secured Convertible Promissory Notes in the aggregate principal amount of $1,500,000 (the "Serial Notes") and warrants to purchase 3,000,000 shares of the Company's common stock to accredited investors. The Serial Notes bear interest at 10%, mature on September 7, 2007 and are convertible into the Company's common stock, at the holder's option, at fifty cents ($.50) per share during the period from the date of issuance (March 8, 2006) through March 7, 2007. Should the holder of the Serial Note elect not to convert to the Company's common stock on or before March 7, 2007, the outstanding principal, along with accrued and unpaid interest automatically converts to the Company's common stock at an amount equal to 80% of the average bid price of the Company's common stock on the Over-The-Counter Bulletin Board for a period equal to ten (10) days prior to conversion on the maturity date of September 7, 2007. The full principal amount of the Serial Notes is due upon a default under the terms of the Note Agreement. In addition, the Company granted the Investors a security interest in all of its assets (see Note B). The Company agreed to file a registration statement with the SEC to effect the registration of the shares of its common stock underlying the Serial Notes and the warrants within 30 days of the effective date of the Company's pending Registration Statement (SEC File 333 - 122848) being declared effective. The Company also agreed to use its reasonable best efforts to cause the registration statement to be declared effective no later than 180 days after its filing. If the Registration Statement is not filed and declared effective as described above, the Company will be required to pay liquidated damages in the form of cash to the holders of the Serial Notes, in an amount equal to 2% of the unpaid principal balance per month if the above deadlines are not met. In the event of a default on the Serial Notes, the Serial Notes will bear interest at twelve percent (12%) per annum until paid.

The warrants are exercisable until five years from March 8, 2006 until March 7, 2011 at a price of $0.50 per share. The Company has the right, but not the obligation, to call these warrants for $1.25 per share at the earlier of (i) one year from issuance or (ii) the date that shares of common stock issuable upon conversion of the Serial Notes and exercise of the warrants are registered for resale and the Company's common stock trades at or above $1.25 per share for twenty (20) consecutive trading days. The Notes include certain features that are considered embedded derivative financial instruments, such as a variety of conversion options, a variable interest rate feature, events of default and a variable liquidated damages clause.

The initial relative fair value assigned to the embedded derivatives was $346,500.

In conjunction with the Notes, the Company issued warrants to purchase 3,000,000 shares of common stock. The accounting treatment of the derivatives and warrants requires that the Company record the warrants at their fair values as of the inception date of the debt issuance, which totaled $512,100.

The Company recorded the fair value of the derivatives ($346,500) and warrants ($ 512,100) to debt discount, aggregating $858,600, which will be amortized to interest expense over the term of the Notes. Amortization of $178,490 was recorded for the nine months ended June 30, 2006.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE C - PRIVATE PLACEMENT OF CONVERTIBLE NOTES (continued)

The market price of the Company's common stock significantly impacts the extent to which the Company may be required or may be permitted to convert the Serial Notes into shares of the Company's common stock. The lower the market price of the Company's common stock at the due date of September 7, 2007, the more shares the Company will need to issue to convert the principal and interest payments then due on the Notes.

10% Secured Convertible Promissory Notes dated May 2, 2006

On May 2, 2006, in connection with a private placement, the Company issued 10% Secured Convertible Promissory Notes in the aggregate principal amount of $1,000,000 (the "Serial Notes") and warrants to purchase 2,000,000 shares of the Company's common stock to accredited investors. The Serial Notes bear interest at 10%, mature on August 2, 2007 and are convertible into the Company's common stock, at the holder's option, at fifty cents ($.50) per share during the period from the date of issuance (May 2, 2006) through May 2, 2007. Should the holder of the Serial Note elect not to convert to the Company's common stock on or before May 2, 2007, the outstanding principal, along with accrued and unpaid interest automatically converts to the Company's common stock at an amount equal to 80% of the average bid price of the Company's common stock on the Over-The-Counter Bulletin Board for a period equal to ten (10) days prior to conversion on the maturity date of May 2, 2007. The full principal amount of the Serial Notes is due upon a default under the terms of the Note Agreement. In addition, the Company granted the Investors a security interest in all of its assets (see Note B). The Company agreed to file a registration statement with the SEC to effect the registration of the shares of its common stock underlying the Serial Notes and the warrants within 30 days of the effective date of the Company's pending Registration Statement (SEC File 333 - 122848) being declared effective. The Company also agreed to use its reasonable best efforts to cause the registration statement to be declared effective no later than 180 days after its filing. In the event of a default on the Serial Notes, the Serial Notes will bear interest at twelve percent (12%) per annum until paid.

The warrants are exercisable until four years from May 2, 2007 until May 2, 2011 at a price of $0.50 per share. The Company has the right, but not the obligation, to call these warrants for $0.001 per share at the earlier of (i) one year from issuance and (ii) the date that shares of common stock issuable upon conversion of the Serial Notes and exercise of the warrants are registered for resale and the Company's common stock trades at and above $1.00 per share for twenty (20) consecutive trading days. The Notes include certain features that are considered embedded derivative financial instruments, such as a variety of conversion options, a variable interest rate feature, events of default and a variable liquidated damages clause.

The initial relative fair value assigned to the embedded derivatives was $82,358.

In conjunction with the Notes, the Company issued warrants to purchase 2,000,000 shares of common stock. The accounting treatment of the derivatives and warrants requires that the Company record the warrants at their fair values as of the inception date of the debt issuance, which totaled $373,600.

The Company recorded the fair value of the derivatives ($82,358) and warrants ($373,600) to debt discount, aggregating $455,958, which will be amortized to interest expense over the term of the Notes. Amortization of $60,800 was recorded for the nine months ended June 30, 2006.

The market price of the Company's common stock significantly impacts the extent to which the Company may be required or may be permitted to convert the Serial Notes into shares of the Company's common stock. The lower the market price of the Company's common stock at the due date of September 7, 2007, the more shares the Company will need to issue to convert the principal and interest payments then due on the Notes.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE C - PRIVATE PLACEMENT OF CONVERTIBLE NOTES (continued)

10% Secured Convertible Promissory Notes dated June 15, 2006

On June 15, 2006, in connection with a private placement, the Company issued 10% Secured Convertible Promissory Notes in the aggregate principal amount of $2,950,000 (the "Serial Notes") and warrants to purchase 5,900,000 shares of the Company's common stock to accredited investors. The Serial Notes bear interest at 10%, mature on August 2, 2007 and are convertible into the Company's common stock, at the holder's option, at fifty cents ($.50) per share during the period from the one years from the date of issuance (June 15, 2006) through June 15, 2007. Should the holder of the Serial Note elect not to convert to the Company's common stock on or before June 15, 2007, the outstanding principal, along with accrued and unpaid interest automatically converts to the Company's common stock at an amount equal to 80% of the average bid price of the Company's common stock on the Over-The-Counter Bulletin Board for a period equal to ten (10) days prior to conversion on the maturity date of June 15, 2007. The full principal amount of the Serial Notes is due upon a default under the terms of the Note Agreement. In addition, the Company granted the Investors a security interest in all of its assets (see Note B). The Company agreed to file a registration statement with the SEC to effect the registration of the shares of its common stock underlying the Serial Notes and the warrants within 30 days of the effective date of the Company's pending Registration Statement (SEC File 333 - 122848) being declared effective. The Company also agreed to use its reasonable best efforts to cause the registration statement to be declared effective no later than 180 days after its filing. In the event of a default on the Serial Notes, the Serial Notes will bear interest at twelve percent (12%) per annum until paid.

The warrants are exercisable until four years from June 15, 2007 until June 15, 2011 at a price of $0.50 per share. The Company has the right, but not the obligation, to call these warrants for $0.001 per share at the earlier of (i) one year from issuance and (ii) the date that shares of common stock issuable upon conversion of the Serial Notes and exercise of the warrants are registered for resale and the Company's common stock trades at and above $1.00 per share for twenty (20) consecutive trading days. The Notes include certain features that are considered embedded derivative financial instruments, such as a variety of conversion options, a variable interest rate feature, events of default and a variable liquidated damages clause.

The initial relative fair value assigned to the embedded derivatives was $175,321.

In conjunction with the Notes, the Company issued warrants to purchase 5,900,000 shares of common stock. The accounting treatment of the derivatives and warrants requires that the Company record the warrants at their fair values as of the inception date of the debt issuance, which totaled $929,840.

The Company recorded the fair value of the derivatives ($175,321) and warrants ($929,840) to debt discount, aggregating $1,105,161, which will be amortized to interest expense over the term of the Notes. Amortization of $36,800 was recorded for the nine months ended June 30, 2006.

The market price of the Company's common stock significantly impacts the extent to which the Company may be required or may be permitted to convert the Serial Notes into shares of the Company's common stock. The lower the market price of the Company's common stock at the due date of September 7, 2007, the more shares the Company will need to issue to convert the principal and interest payments then due on the Notes.

$ 1,675,000 Convertible Notes

Convertible notes payable ("Bridge Unit Offering") in quarterly installments of interest only at 10% per annum, secured by all assets of the Company and due on the earlier of the 9 month anniversary date of the initial closing of the offering or the completion of any equity financing of $3,000,000 or more; the Company, at its sole discretion may prepay principal at any time without penalty. The Bridge Unit Offering Notes unpaid principal and accrued and unpaid interest were converted to an aggregate of 4,988,051 shares of the Company's common shares at a price equal to approximately $. 33 per share during the quarter ended March 31, 2005.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE C - PRIVATE PLACEMENT OF CONVERTIBLE NOTES (continued)

$ 1,465,000 Convertible Notes

Beginning in December, 2004, the Company sold a 10% convertible debenture in the aggregate amount of $ 1,465,000 in a private placement and exempt offerings to sophisticated investors, net of costs and fees.

The Convertible Note's terms called for the debt to automatically convert at $.50 per share upon the filing a of a registration statement with the Securities and Exchange Commission.

The Company filed the registration statement on February 15, 2005 and the Convertible Notes were converted to an aggregate of 2,930,000 shares of the Company's common stock.

As additional consideration for the purchase of the Convertible Notes, the Company granted to the holders warrants entitling it to purchase 2,930,000 common shares of the Company's common stock at the price of $ .75 per share. These warrants were issued in February, 2005 and lapse if unexercised by February, 2010. A registration rights agreement was executed in December 2004 and consummated in February, 2005 requiring the Company to register the shares of its common stock underlying the Convertible Notes and warrants so as to permit the public resale thereof. The registration rights agreement provided for the payment of liquidated damages of 3.5% of the aggregate Convertible Note financing per month if the stipulated registration deadlines were not met. The liquidated damages, which approximate $ 51,275 per month, may be paid, at the Company's option, in cash or unregistered shares of the Company's common stock.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios ("EITF 98-5"), the Company recognized an imbedded beneficial conversion feature present in the Convertible Notes. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The Company recognized and measured an aggregate of $1,465,000 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Notes. Since the Convertible Notes were converted to the Company's common stock in December 2004, the debt discount attributed to the beneficial conversion feature of $ 1,465,000 was charged to interest expense in its entirety during the six months ended March 31, 2005.

In conjunction with raising capital through the issuance of Convertible Notes, the Company has issued a warrant in February, 2005 that has registration rights for the underlying shares. As the contract must be settled by the delivery of registered shares and the delivery of the registered shares is not controlled by the Company, pursuant to EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", the net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet $23,148,214 and charged to operations as interest expense. Upon the registration statement being declared effective, the fair value of the warrant on that date will be reclassified to equity. The Company initially valued the warrants using the Black-Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 152.59%, (3) risk-free interest rate of 3.67%, and (4) expected life of 5 years. In connection with the placement of the $1,465,000 of convertible notes as described above, the Company agreed to registered shares of the Company's common stock underlying certain previously issued and outstanding warrants that were not subject to a registration rights agreement at the time the warrants were issued. These warrants consist of following:

     o 105,464 warrants entitling the holder to purchase 105,464 shares of the Company's common stock at the price of $ .10 per share. These warrants were issued in July, 2004 and lapse if unexercised by July, 2009.

     o 1,602,500 warrants entitling the holder to purchase 1,602,500 shares of the Company's common stock at the price of $ .60 per share. These warrants were issued in October, 2003 and lapse if unexercised by October, 2008.

As a result, the Company is required to classify the warrants as derivative liabilities and mark then to market at each reporting date. The fair value of the warrants that were subject to registration reclassified as liabilities from additional paid in capital at March 31, 2005 totaled $3,108,851. Upon the registration statement being declared effective, the fair value of the warrants on that date will be reclassified to equity. The Company initially valued the warrants using the Black-Scholes pricing model with the following assumptions:
(1) dividend yield of 0%; (2) expected volatility of 148.66%, (3) risk-free interest rate of 3.21%, and (4) expected life of 3 years.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE C - PRIVATE PLACEMENT OF CONVERTIBLE NOTES (continued)

$ 7,371,000 Convertible Notes

In January and February, 2005, the Company sold an 10% convertible debenture in the aggregate amount of $7,371,000 in a private placement and exempt offerings to sophisticated investors, net of costs and fees.

The Convertible Note's terms called for the debt to automatically convert at $.50 per share upon the filing a of a registration statement with the Securities and Exchange Commission.

The Company filed the registration statement on February 15, 2005 and the Convertible Notes were converted to an aggregate of 14,742,000 shares of the Company's common stock.

As additional consideration for the purchase of the Convertible Notes, the Company granted to the holders warrants entitling it to purchase 14,742,000 common shares of the Company's common stock at the price of $ .75 per share. These warrants lapse if unexercised by February, 2010. A registration rights agreement was executed and consummated in January, 2005 requiring the Company to register the shares of its common stock underlying the Convertible Notes and warrants so as to permit the public resale thereof. The registration rights agreement provided for the payment of liquidated damages of 3.5% of the aggregate Convertible Note financing per month if the stipulated registration deadlines were not met. The liquidated damages, which approximate $ 257,985 per month, may be paid, at the Company's option, in cash or unregistered shares of the Company's common stock.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios ("EITF 98-5"), the Company recognized an imbedded beneficial conversion feature present in the Convertible Notes. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The Company recognized and measured an aggregate of $ 7,731,000 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Notes. Since the Convertible Notes were converted to the Company's common stock in February, 2005, 2005, the debt discount attributed to the beneficial conversion feature of $ 7,371,000 was charged to interest expense in its entirety during the six months ended March 31, 2005.

In conjunction with raising capital through the issuance of Convertible Notes, the Company has issued warrants that have registration rights for the underlying shares. As the contract must be settled by the delivery of registered shares and the delivery of the registered shares is not controlled by the Company, pursuant to EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", the net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet $23,148,214 and charged to operations as interest expense. Upon the registration statement being declared effective, the fair value of the warrant on that date will be reclassified to equity. The Company initially valued the warrants using the Black-Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 152.59%, (3) risk-free interest rate of 3.67%, and (4) expected life of 5 years.

NOTE D - CAPITAL STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock with a $.001 par value per share. The Company is authorized to issue 250,000,000 shares of common stock, with a $0.001 par value per share as the result of a shareholder meeting conducted on February 14, 2005. Prior to the February 14, 2005 share increase and par value change, the Company had 100,000,000 authorized shares with a par value of $0.50. In February 2005, the Company passed a resolution authorizing change in the par value per common shares from $0.50 per share to $0.001 per share.

During the period September 16, 2002 through September 30, 2003, the Company issued 100,000 shares of common stock in exchange for reimbursement of services provided by the founders of the Company. The Company valued the shares issued at approximately $1,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE D - CAPITAL STOCK (continued)

In October, 2002, the Company issued 10,178,352 shares of common stock in exchange for the previously issued 100,000 shares to the Company's founders in connection with the merger with Prohealth Medical Technologies, Inc.

In October, 2002 the Company canceled 100,000 shares of common stock issued to the Company's founders.

During the fiscal year ended September 30, 2003, the Company issued 2,369,130 shares of common stock, net of cancellation of 860,000 shares in exchange for consulting services. The Company valued the shares issued at $2,191,227, net of cancellation of $60,008, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In November 2003, the Company issued 876,000 shares of common stock in exchange for subscription at approximately $ 0.065 per share.

In January 2003, the Company issued 1,500,000 shares of common stock in exchange for a licensing agreement (see Note I). The Company valued the shares issued at approximately $ .065 per share, which represents the fair value of the license received which did not differ materially from the value of the stock issued. The Company charged the cost of the license to operations.

In March 2003, the Company issued 10,140,000 shares of common stock to Company's founders in exchange for services. In accordance with EITF 96-18 the measurement date to determine fair value was in September 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.0001 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

In connection with the Company's acquisition of ProHealth, the controlling owner of ProHealth granted the Company an option to acquire up to 8,500,000 shares of the Company's common stock in exchange for $100,000 (see Note C). The option expired on December 10, 2004. On June 30, 2003, the Company exercised its option and acquired 7,500,000 common shares under this agreement in exchange for an $88,500 convertible promissory note payable to the former controlling owner. The Company had an option through December 10, 2004 to acquire the remaining 1,000,000 shares from the former controlling owner in exchange for $11,500. On June 30, 2003, the Company retired the 7,500,000 shares common acquired pursuant to the option agreement.

In September 2003, the Company issued 19,200 shares of common stock for cash previously subscribed at $2.50 per share.

During the fiscal year ended September 30, 2003, the Company issued 154,000 shares of common stock in exchange for previously issued options to purchase the Company's common stock at $1.00 per share.

During the fiscal year ended September 30, 2003, the Company issued 74,400 shares of common stock in exchange for cash at approximately $0.89 per share.

In October 2003, the Company issued 15,000 shares of convertible preferred stock in exchange for services. The Company valued the shares issued at the $15 par value and recorded the value for services when the shares were converted into common shares as identified below.

During the fiscal year ended September 30, 2004, the Company issued 5,149,472 shares of common stock, net of cancellation of 155,000 shares, in exchange for consulting services. The Company valued the shares issued at $8,787,315, net of cancellation of $408,575, which represents the fair value of the services received which did not differ materially from the value of the stock issued

During the fiscal year ended September 30, 2004, the Company issued 340,500 shares of common stock for shares previously subscribed at approximately $2.04 per share.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE D - CAPITAL STOCK (continued)

In March 2004, the Company issued 55,000 of common stock for options exercised at $1.00 per share.

During the fiscal year ended September 30 2004, the Company converted 15,000 preferred shares into 375,000 shares of common stock at $1.47 per share in exchange for employee services valued at $549,750.

In June 2004, the Company sold 250,000 shares of common stock at $1.00 per share for total proceeds of $250,000 pursuant to private placement.

In September 2004, the Company issued 60,000 convertible preferred shares at $25.00, in exchange for consulting services valued at $1,500,000.

During the fiscal year ended September 30, 2005, the Company issued 11,040,647 shares of common stock, net of cancellation of 2,329,600 shares, in exchange for consulting and employee services. The Company valued the shares issued at $13,008,371, net of cancellation of $1,328,269, which represents the fair value of the services received which did not differ materially from the value of the stock issued

During the fiscal year ended September 30, 2005, the Company issued 1,500,000 shares of common stock for shares previously subscribed at approximately $.54 per share.

During the fiscal year ended September 30, 2005, the Company issued 267,500 shares of common stock for warrants and options exercised at approximately $0.39 per share

During the fiscal year ended September 30, 2005, the Company retired $1,796,057 of convertible notes payable for 5,363,809 shares of common stock. The Notes are convertible into shares of common stock at a price of $0.34 per share.

During the fiscal year ended September 30, 2005, the Company issued 14,442,000 shares of common stock at $0.50 per share pursuant to the exercise terms of notes payable. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In October 2004, the Company issued 500,000 shares of common stock in exchange for debt at $0.50 per share.

In December 2004, the Company issued net 5,500,000 shares of common stock for default as per terms of notes payable for $88,500. Out of total, 3,500,000 shares were retained in escrow on behalf of another party for future deferred compensation.

In February 2005, the Company in exchange for a related party note in the outstanding principal amount of $600,000 and as settlement for certain claims related thereto issued 1,500,000 shares of common stock using a price of $1.31 per share. (See note G)

In March, 2005, the Company granted an aggregate of 300,000 stock options to employees that vested immediately. The exercise prices of the stock options granted were below the fair value of the Company's common stock at the grant date. Compensation expense of $180,000 and $0 was charged to operations during the period ended March 31, 2005 and 2004, respectively.

In June 2005, the Company cancelled 300,000 stock options previously granted valued at $180,000. In accordance with EITF 96-18 the measurement date to determine fair value was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued for consulting services at the rate which represents the fair value of the services received which did not differ materially from the value of the stock issued.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE D - CAPITAL STOCK (continued)

In July 2005, the Company issued 36 million shares in exchange for intellectual property at approximately $0.67 per share for a total of $24,120,000. The value of the acquired intangible assets was established at $9,430,900, with the balance of the purchase price, or $14,689,100, charged to operations as a cost of the transaction. (See Note B)

In 2005, the Company issued 8,550,000 shares of its common stock without restriction to employees in exchange for services rendered. The Company valued the shares issued at market value and charged operations in the period the shares were issued. The Company is investigating the circumstances surrounding the issuance of the shares and the possible subsequent resale of certain of the shares on the open market and the possibility of violations of securities laws (see Note H).

In September 2005, the Company issued 814,158 penalty shares pursuant to a registration rights agreement. In connection with the 7,371,000 million convertible debt financing in the quarter ended March 30, 2005, the Company was obligated to complete a stock registration by July 2005. Since the registration statement was not effective by July 2005, the Company paid the required $257,985 of liquidated damages in shares of Company stock accruing at the rate of 3.5% per month on the face value of the Notes for the month of July and August 2005. The Company valued the shares issued at approximately $0.62 per share for a total of $502,672.

In September 2005, the Company issued 391,224 penalty shares pursuant to a registration rights agreement. In connection with the 7,371,000 million convertible debt financing in the quarter ended March 30, 2005, the Company was obligated to complete a stock registration by July 2005. Since the registration statement was not effective by July 2005, the Company paid the required $257,985 of liquidated damages in shares of Company stock accruing at the rate of 3.5% per month on the face value of the Notes for the month of September 2005. The Company valued the shares issued at approximately $0.70 per share for a total of $273,857.

In October, 2005, the Company issued 400,000 shares of common stock subscribed for cash at $0.50 per share for a total of $200,000 pursuant to the terms of a subscription payable. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In October 2005, the Company issued 100,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.75 per share for a total of $75,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October 2005, the Company cancelled 350,000 shares previously issued for services valued at $210,000.

In December, 2005, the Company issued 40,000 shares of common stock subscribed for cash at $0.50 per share for a total of $20,000 pursuant to the terms of a subscription payable. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

For the fiscal year ended September 30, 2005, the Company issued a total of 2,096,139 penalty shares pursuant to a registration rights agreement. In connection with the 7,371,000 million convertible debt financing in the quarter ended March 31, 2005, the Company was obligated to complete a stock registration by July 2005. Since the registration statement was not effective by July 2005, the Company paid the required $773,959 of liquidated damages in shares of Company stock accruing at the rate of 3.5% per month on the face value of the Notes for the month of September 2005. The Company valued the shares issued at approximately $0.30 per share for a total of $773,959. The Company continues to accrue the penalties relating to the pending registration statement.

In December 2005, in connection with debt financing, the Company issued 5,500,000 warrants to purchase the Company's common stock at an exercise price of $0.50 for five years. The fair value attributable to the warrants of $563,750 was recorded as to current period operations with an offsetting adjustment to additional paid in capital.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE D - CAPITAL STOCK (continued)

In January, 2006, the Company cancelled 250,000 shares previously issued for services valued at $150,000.

In January 2006, the Company issued 2,096,139 penalty shares pursuant to a registration rights agreement. In connection with the 7,371,000 million convertible debt financing in the quarter ended March 31, 2005, the Company was obligated to complete a stock registration by July 2005. Since the registration statement was not effective by July 2005, the Company paid the required $257,985 of liquidated damages in shares of Company stock accruing at the rate of 3.5% per month on the face value of the Notes for the month of November and December 2005. The Company valued the shares issued at approximately $0.25 per share for a total of $515,973. The Company continues to accrue the penalties relating to the pending registration statement.

In February 2006, the Company issued 160,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.17 per share for a total of $27,200, which represents the fair value of the services received which did not differ materially from the value of the stock issued

In February 2006, the Company issued 3,800,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.16 per share for a total of $608,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued

In March, 2006, the Company cancelled 150,000 shares previously issued for services valued at $120,000.


NOTE E - STOCK OPTIONS AND WARRANTS

Warrants

The following table summarizes the changes in warrants outstanding and the related prices for the shares of the Company's common stock issued to non-employees of the Company. These warrants were granted in lieu of cash compensation for services performed or financing expenses in connection with the sale of the Company's common stock.

                                             Warrants Outstanding                                            Exercisable
                                                  Remaining              Weighted           Weighted          Weighted
                             Number              Contractual              Average           Average            Average
        Exercise                                                         Exercise
         Prices           Outstanding            Life (Years)             Price           Exercisable      Exercise Price
     ================    ==============    ========================   ===============    ==============   =================
          $0.10                105,464              3.01                  $0.10                105,464         $0.10
          $0.20                  5,000              2.39                  $0.20                  5,000         $0.20
          $0.50             16,450,000              4.63                  $0.50              8,550,000         $0.50
          $0.55              9,000,000              1.97                  $0.55              9,000,000         $0.55
          $0.60              9,132,000              2.88                  $0.60              9,132,000         $0.60
          $0.70                950,000              1.39                  $0.70                950,000         $0.70
          $0.75             17,727,000              3.25                  $0.75             17,727,000         $0.75
          $1.00                100,000               .30                  $1.00                100,000         $1.00
                         --------------                                                  --------------
                            53,469,464                                                      45,569,464
                         ==============                                                  ==============

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE E - STOCK OPTIONS AND WARRANTS (continued)

Transactions involving warrants are summarized as follows:


                                               Number of          Weighted
                                                Shares            Average
                                                                Price Per
                                                                   Share
Balance, September 30, 2003                       383,500             $1.38
Granted                                         4,574,753              0.58
Exercised                                         (88,000)             1.00
Canceled or expired                                     -                 -
                                          ----------------    --------------
Balance, September 30, 2004                     4,870,253             $0.63
Granted                                        32,873,000              0.71
Exercised                                        (142,500)             0.34
Canceled or expired                              (731,289)             0.65
                                          ----------------    --------------
Balance, September 30, 2005                    36,869,464              0.67
Granted                                        16,600,000              0.51
Exercised                                               -                 -
Canceled or expired                                     -                 -
                                          ----------------    --------------
 Outstanding at June 30, 2005                  53,469,464             $0.61
                                          ================    ==============

In the nine months ended June 30, 2006, the Company granted 5,500,000 warrants to holders of the Company's $550,000 notes payable with a $0.50 exercise price. As the contract must be settled by the delivery of registered shares and the delivery of the registered shares is not controlled by the Company, pursuant to EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", the fair value of the warrants at the date of issuance was recorded as a warrant liability of $1,758,900 and charged to operations as interest expense. Upon the registration statement being declared effective, the fair value of the warrants on that date will be reclassified to equity. The Company initially valued the warrants using the Black-Scholes pricing model with the following assumptions: (1) dividends yield of 0%; (2) expected volatility of 156.19%, (3) risk-free interest rate of 4.35%, and (4) expected life of 5 years.

In the nine months ended June 30, 2006, the Company granted 200,000 warrants as settlement to bridge financing with a $0.70 exercise price and a three year life. The fair value of the warrants of $43,098 was charged to operations.

In the nine months ended June 30, 2006, the Company granted 10,900,000 warrants to holders of the Company's convertible notes (See Note C). The warrants have an exercise price of $0.50 per with a five year life. Under certain conditions, as described in Note C, the Company as the option to redeem these warrants.

In accordance with SFAS 133 "Accounting for Derivative Instruments and Hedging Activities", the Company revalued the warrants as of June 30, 2006 using the Black-Scholes option pricing model. The difference between the fair value of the warrants as of June 30, 2006 and the previous valuation as of July, 2005 has been recorded as a gain on revaluation of warrant liability, and included in the accompanying consolidated financial statements (see Note F)

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE F - DEBT DERIVATIVE AND WARRANT LIABILITY

In accordance with SFAS 133 "Accounting for Derivative Instruments and Hedging Activities and EITF 00-19 "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", the Company accounted for identified embedded derivatives and warrants to purchase its common stock that provide for the payment of liquidated damages if the stipulated registration deadlines were not met as liabilities.

As of the date of this filing, the registration statement has not yet been declared effective by the SEC. The Company determined the fair value of the embedded derivatives and valued the warrants using the Black-Scholes option pricing model. Assumptions regarding the life were one to five years, expected dividend yield of 0%, a risk free rate of 5.1 to 5.21%, and a volatility of 154.43%. The determined value of both the warrants and the underlying embedded derivatives as of June 30, 2006 was $5,698,286. The net change in the fair value of the derivative and warrant liability values from March 31, 2006 has been recorded as a gain from change in debt derivative and warrant liabilities in the consolidated condensed statement of operations.

NOTE G- RELATED PARTY TRANSACTIONS

At June 30, 2006, notes payable are as follows:

    4%  Convertible  Note  Payable,  unsecured,  to related party and due August 1,
    2005;  currently  in  default.  Note  holder  has the  option to covert  unpaid principal  together with any accrued and unpaid  interest to 180,000  shares of
    the Company's common stock.                                                       $ 410,429

In February, 2005 the Company issued 1,500,000 shares of its restricted common stock to a Company officer and Director in exchange for $600,000 of previously incurred debt. The debt was in the form of a promissory note.

The Company valued the shares at $1.31 per share for a total of $1,965,000, which represents the fair value of the common stock on the date of the exchange. The difference between the fair value of the common stock of $1,965,000 and the face value of the debt of $600,000 or $1,365,000 has been charged to current period interest expense.

The Company's officers have advanced funds to the Company for travel related and working capital purposes. No formal repayment terms or arrangements exist. There were no advances due at June 30, 2006.

On July 15, 2005, the Company entered into a consulting agreement with Timpix International Limited ("Timpix") for the consulting services of three former Biowell employees, Drs. Jun-Jei Sheu, Ben Liang and Johnson Chen. The consulting agreement is for the shorter of two years, or until all of the consultants have obtained a visa to work in the placecountry-regionUnited States and execute employment agreements with the Company. The consulting agreement shall automatically renew for one year periods until terminated. Pursuant to the consulting agreement, the Company is obligated to pay $47,000 per month, which is apportioned at $20,000 per month for Mr. Sheu, $15,000 per month for Mr. Liang and $12,000 per month for Mr. Chen. In the event that either of Messrs. Sheu, Liang or Chen becomes employed by us, the monthly consulting fee shall be reduced accordingly. We have negotiated an agreement in principle to restructure the Consulting Agreement, whereby, fees owed to Timpix from July 2005 through December 2005 will be waived, and salaries for each of the three consultants will be reduced starting January 1, 2006.

In July 2005, the Company entered into a license agreement with Biowell, whereby the Company granted Biowell an exclusive license to sell, market, and sub-license the Company's products in selected Asian countries. The exclusive license for such selected territories is for an initial period of until December 31, 2010, and if Biowell meets its performance goals, the license agreement will extend for an additional five year term. The license agreement gives Biowell the initial rights to future anti-fraud biotechnologies developed by the Company and also new applications for the existing technology that may be developed for the marketplace as long as the license agreement remains in effect. In the event that Biowell shall sub-license the products within its territories, Biowell shall pay the Company 50% of all fees, payments or consideration or any kind received in connection with the grant of the sublicense. Biowell is required to pay a royalty of 10% on all net sales made and is required to meet certain minimum annual net sales in its various territories. Cumulative royalties earned from the period July 2005 through June 30, 2006 totaled $20,532.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE G- RELATED PARTY TRANSACTIONS (continued)

On March 29, 2006, and April 13, 2006, the Company borrowed $200,000 in the aggregate, at a rate of 7.5% per annum, from BioCogent, Ltd., ("BioCogent"), an entity controlled by the Company's President and Chief Executive Officer. These loans were due and payable upon the earlier to occur of (1) the close of business on June 30, 2006, or (2) the closing of the issuance and sale by the Company of its securities for gross proceeds of at least $250,000. These loans were paid in full as of June 30, 2006.

NOTE H - COMMITMENTS AND CONTINGENCIES

Employment and Consulting Agreements

The Company has consulting agreements with outside contractors, certain of whom are also Company stockholders. The Agreements are generally month to month.

On July 15, 2005, we entered into a consulting agreement with Timpix for the consulting services of three former Biowell employees, Drs. Jun-Jei Sheu, Ben Liang and Johnson Chen. The consulting agreement is for the shorter of two years, or until all of the consultants have obtained a visa to work in the United States and execute employment agreements with us. Such consulting agreement shall automatically renew for one year periods until terminated. Pursuant to the consulting agreement, we shall pay $47,000 per month, which is apportioned at $20,000 per month for Mr. Sheu, $15,000 per month for Mr. Liang and $12,000 per month for Mr. Chen. In the event that either of Messrs. Sheu, Liang or Chen becomes employed by us, the monthly consulting fee shall be reduced accordingly. We have negotiated an agreement in principle to restructure the Consulting Agreement, whereby, fees owed to Timpix from July 2005 through December 2005 will be waived, and salaries for each of the three consultants will be reduced starting January 1, 2006.

Litigation

On or about November 24, 2004, Oceanic Consulting, placecountry-regionS.A. filed a complaint against the Company in the Superior Court of the State of New York. The Complaint alleges a breach of contract. The Company and the Plaintiff settled the dispute and the Company recorded the settlement amount as of June 30, 2006.

On or about January 10, 2005, Stern & Co. filed a complaint against the Company in the placecountry-regionUnited States District Court for the Southern District of New York. The Complaint alleges a breach of contract. Subsequent to the date of the financial statements, the Company and the Plaintiff settled the dispute and the Company have recorded the settlement amount as of June 30, 2006.

On April 29, 2005, Crystal Research Associates, LLC obtained a default judgment
against   us   for   $13,000   in   the   Superior    Court   of   New   Jersey,
placePlaceNameMiddlesex PlaceTypeCounty. The Company settled this matter in May 2006.

On or about January 12, 2006, James Paul Brown, a former consultant to the Company filed a complaint against the Company in the Superior Court of the State of placeStateCalifornia. The Complaint alleges a breach of contract. Subsequent to the date of the financial statements, the Company and the Plaintiff settled the dispute and the Company have recorded the settlement amount as of June 30, 2006.

In January 2006, a former employee of the Company filed a complaint alleging wrongful termination against the Company. The former employee is seeking $230,000 in damages. The Company believes that it has meritorious defenses to the plaintiff's claims and intends to vigorously defend itself against the Plaintiff's claims. Management believes the ultimate outcome of this matter will not have a material adverse effect on the Company's consolidated financial position or results of operations.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE H - COMMITMENTS AND CONTINGENCIES (continued)

Litigation (continued)

On or about April 4, 2006, the Company filed a complaint against Paul Reep, Adrian Butash, John Barnett, Chanty Cheang, Jaime Cardona (former Company employees and officers), and Angela Wiggins ( a former consultant to the Company) in the placecountry-regionUnited States District Court for the Central District of placeStateCalifornia . The Company has asked the court to make a judicial determination that an agreement, which the Company did not authorize and which is the basis of previously disclosed litigation against the Company by Paul Reep, a former employee of the Company, and a new action filed by former employees of the Company as set forth in the subsequent paragraph, is invalid and unenforceable. This matter is in its early stages.

On or about April 17, 2006, former employees of the Company filed a complaint against the Company and certain of its current officers and Directors in Los placePlaceNameAngeles PlaceTypeCounty Superior Court. The Complaint alleges a breach of contract, violations of California Labor Code and wrongful termination and is seeking $950,000 in specified damages, plus fees and costs. The complaint alleges a breach of contract. The Company believes that it has meritorious defenses to the plaintiff's claims and intends to vigorously defend itself against the Plaintiff's claims. Management believes the ultimate outcome of this matter will not have a material adverse effect on the Company's consolidated financial position or results of operations.

The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

Registration of Company's Shares of Common Stock

Until the Company successfully completes its pending registration statement on SEC Form SB-2, the Company is subject to liquidated damages (see Notes C and F). In connection with the $ 1,465,000 and $ 7,371,000 million convertible debt financing during the quarters ended December 31, 2004 and March 31, 2005, respectively, , the Company was obligated to deliver registered shares underlying the convertible notes and warrants by July 2005 (see Note C). Since the registration was not effective by July 2005, the Company has been accruing and charging to operations the stipulated liquidated damages in shares of Company stock accruing at the rate of 3.5% per month on the face value of the previously issued convertible notes. During the nine months ended June 30, 2006, the Company has paid and charged to operations penalties of $773,958 in the form of unregistered shares of its common stock to the former note holders, and has accrued and charged to operations an additional $1,547,910 representing unpaid penalties as of June 30, 2006

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE H - COMMITMENTS AND CONTINGENCIES (continued)

Matters Voluntarily Reported to the SEC and Securities Act Violations

We previously disclosed that we were investigating the circumstances surrounding certain issuances of 8,550,000 shares to employees and consultants in July 2005 (see Note G), and have engaged our new outside counsel to conduct this investigation. We have voluntarily reported our current findings from the investigation to the SEC, and we have agreed to provide the SEC with further information arising from the investigation. We believe that the issuance of 8,000,000 shares to employees in July 2005 was effectuated by both our former President and our former Chief Financial Officer/Chief Operating Officer without approval of the Board of Directors. These former officers received a total of 3,000,000 of these shares. In addition, it appears that the 8,000,000 shares issued in July 2005, as well as an additional 550,000 shares issued to employees and consultants in March, May and August 2005, were improperly issued without a restrictive legend stating that the shares could not be resold legally except in compliance with the Securities Act of 1933, as amended. Our investigation is continuing. The members of our management who effectuated the stock issuances that are being examined in the investigation no longer work for us. We believe that we may incur significant costs and expenses in continuing this investigation. In the event that any of the exemptions from registration with respect to the issuance of the Company's common stock under federal and applicable state securities laws were not available, the Company may be subject to claims by federal and state regulators for any such violations. In addition, if any purchaser of the Company's common stock were to prevail in a suit resulting from a violation of federal or applicable state securities laws, the Company could be liable to return the amount paid for such securities with interest thereon, less the amount of any income received thereon, upon tender of such securities, or for damages if the purchaser no longer owns the securities. As of the date of these financial statements, the Company is not aware of any alleged specific violation or the likelihood of any claim. There can be no assurance that litigation asserting such claims will not be initiated, or that the Company would prevail in any such litigation.

The Company is unable to predict the extent of its ultimate liability with respect to any and all future securities matters. The costs and other effects of any future litigation, government investigations, legal and administrative cases and proceedings, settlements, judgments and investigations, claims and changes in this matter could have a material adverse effect on the Company's financial condition and operating results

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)


NOTE I - RESTATEMENT OF QUARTERLY FINANCIAL STATEMENTS

The accompanying financial statements for the three and nine months ended June 30, 2006 have been restated for the purpose of correcting errors in accounting for and the disclosing the issuance by the Company of warrants to acquire the Company's common stock.

Accordingly, the Company restated the financial statements as of and for the three and nine months ended June 30, 2006 by disclosing the effect of these errors in this Form 10-QSB/A.

For both the three and nine months ended June 30, 2006 Condensed Consolidated Income Statement restatement is to:

- Reclass fair value of previously issued warrants from interest expense to additional paid in capital of $1,584,614
- Adjust for fair value of warrants issued to Additional Paid in Capital

The changes in reported amounts are summarized in the following reconciliations of the Company's restatement of the Condensed Consolidated Balance sheet as of June 30, 2006:

                                                                        (As restated)       (As reported)
                   ASSETS                                              $  11,693,826        $  11,693,826
                                                                       ==============       ==============

                   LIABILITIES      AND      DEFICIENCY     IN
                   STOCKHOLDERS' EQUITY

                   Total current liabilities                               5,091,278            5,091,278
                   Debt derivative and warrant liabilities                 5,698,286            5,698,286
                   Convertible notes payable                               3,306,371            3,306,371

                   Deficiency in Stockholders' Equity:
                   Preferred stock                                                 6                    6
                   Common stock                                              118,582              118,582
                   Common stock subscription                                (200,000)            (200,000)
                   Additional paid in capital                             81,997,006           81,860,606
                   Deficit   accumulated   during  development           (84,317,703)         (84,181,303)
                   stage                                               --------------       --------------
                   Total   Liabilities   and   Deficiency   in         $  11,693,826        $  11,693,826
                   Stockholders' Equity                                ==============       ==============

The changes in reported amounts are summarized in the following reconciliations of the Company's restatement of the Condensed Consolidated Income Statement as of June 30, 2006:

- Adjust for effect of warrant valuation change of $4,355,942 reported in previous restated 10-QSB

- Adjustment for reclassification of initial valuation of previously issued warrants from interest expense to additional paid in capital

-          Increase in selling and administration costs of $386,739

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)


NOTE I - RESTATEMENT OF QUARTERLY FINANCIAL STATEMENTS (continued)

                                              For the Three Months Ended June      For the Nine Months Ended June 30,
                                                          30, 2006                                2006
                                                (As Restated)     (As Reported)       (As Restated)        (As Reported)
NET LOSS FROM OPERATIONS                     $     (1,914,530)   $     (1,527,791)   $     (5,484,519)   $     (6,051,530)
Net    gain/(loss)   on   revaluation   of
warrant liability                                   3,493,961           2,337,263          14,250,621          18,606,563
Other income (expense)                                  8,483               8,483              17,976              17,976
Interest income (expense)                            (826,827)           (826,827)         (3,177,229)         (9,117,785)
                                             -----------------   -----------------   -----------------   -----------------

Net Income (Loss)                            $        761,087    $         (5,611)   $      5,606,849    $      3,458,485
                                             =================   =================   =================   =================
Net income (loss) per common share-basic     $           0.01    $          (0.00)   $           0.05    $           0.03
                                             =================   =================   =================   =================
Net Income (Loss) per common share-diluted   $           0.01    $            N/A    $           0.03    $           0.02
                                             =================   =================   =================   =================
Weighted average shares outstanding-basic         118,582,385         116,483,044         115,852,521         115,852,521
Weighted           average          shares
outstanding-Diluted                               177,501,849         116,533,352         181,716,985         181,716,985

The resulting effect to the Cash Flow restatement is to:

- Increase profit for the nine months ended June 30, 2006 by $1,584,614 as described above

The changes in reported amounts are summarized in the following reconciliations of the Company's restatement of the Condensed Consolidated Statement of Cash Flows for the nine month period ended June 30, 2006.

Consistent with the original summary presentation, the following is a reconciliation of the Company's restatement of the Condensed Consolidated Statement of Cash Flows for the periods ended March 31, 2006. See the full Condensed Consolidated Statement of Cash Flows for the periods ended March 31, 2006 for additional details.

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)


NOTE I - RESTATEMENT OF QUARTERLY FINANCIAL STATEMENTS (continued)

                                          For the Nine Months Ended June 30,
                                                         2006
                                            (As Restated)      (As Reported)
Cash Flows from operating
activities:
Net income                                $   5,606,849       $  3,458,485
Summary of adjustments to reconcile
net loss to net cash (used  in)
operating activities:

Change in fair value of warrant
liabilities                                 (14,250,521)       (10,118,917)
Other operating activities - see
Cash Flow statement for full details          7,516,049          4,353,766
                                          --------------     --------------
Net cash (used in) operating
activities                                   (2,306,666)        (2,306,666)

Cash flows from investing
activities:
- see Cash Flow statement for full
details
Net cash (used in) investing
activities                                      (35,851)           (35,851)
Cash flows from financing
activities:
- see Cash Flow statement for full
details
Proceeds from loans                           4,242,500          4,242,500
                                          --------------     --------------
Net cash provided by financing
activities
Increase (decrease) in cash and cash
equivalents                                   1,899,983          1,899,983
Cash and cash equivalents,                       31,190
beginning of period
                                                31,1901            31,1901
                                          --------------     --------------
Cash and cash equivalents, end of         $   1,931,173       $  1,931,173
period
                                          $      77,715       $     77,715
                                          ==============     ==============

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE J - RESTATEMENT OF JUNE 30 2005 QUARTERLY FINANCIAL STATEMENTS

The accompanying financial statements for the three and nine months ended June 30, 2005 has been restated to present the effects of revaluing the Company's warrants.

Accordingly, the Company restated the financial statements as of and for the three and nine months ended June 30, 2005 by disclosing the effect of these errors in this Form 10-QSB.

For both the three and nine months  ended June 30, 2005  Condensed  Consolidated
Income Statement restatement is to: - Increase Selling, General and Administrative for compensation expense by $54,951.
- Reflect a net loss on the revaluation of warrants of $6,648,237 as a result of reclassifying warrants from equity to a liability for the nine months ended June 30, 2005 as well as the period September 16, 2002 through June 30, 2005. A net gain on the adjustment to fair value of the warrants of $5,679,175 for the three months ended June 30, 2005.
- Net loss increased by $6,648,237 for the nine months ended June 30, 2005 as a result of the combination of factors described above. Net loss for the three months ended June 30, 2005 was reduced by $5,624,224 to a Net Income of $2,851,151.

The changes in reported amounts are summarized in the following reconciliations of the Company's restatement of the Condensed Consolidated Income Statement as of June 30, 2005.

                                   For the Three Months Ended June 30,     For the Nine Months Ended June 30,
                                                   2005                                   2005
                                       (As Restated)     (As Reported)       (As Restated)     (As Reported)
Operating Expenses:
Selling general and
administrative                         $    1,865,631   $     2,659,727   $      24,188,882    $   22,236,607
Research and development                       88,870            88,870             345,958           345,958
Depreciation and
amortization                                    3,160             3,160              15,187            15,187
                                       ---------------  ----------------  ------------------   ---------------

Total Operating Expenses                    1,957,661         2,751,757          24,550,027        22,597,752
                                       ---------------  ----------------  ------------------   ---------------
Operating Loss                             (1,957,661)       (2,751,757)        (24,550,027)      (22,597,752)
Net gain/(loss) on
revaluation of warrant
liability                                   5,679,175                 -          16,454,929                 -
Other income (expense)                            241               241               3,415             3,415
Interest income
(expense)                                     (21,557)          (21,557)        (32,373,143)       (9,224,929)
                                       ---------------  ----------------  ------------------   ---------------

Net Income (Loss)                      $    3,700,198   $    (2,773,073)  $     (40,464,827)   $  (31,819,266)
                                       ===============  ================  ==================   ===============
Net income (loss) per
common share-basic                     $         0.06   $         (0.04)  $           (0.83)   $        (0.65)
                                       ===============  ================  ==================   ===============
Weighted average shares                    66,308,115        66,298,115          48,810,559        48,806,398
outstanding-basic
Net income per common
share-fully diluted                    $         0.04
                                       ===============
Weighted  average  shares
outstanding-fully diluted                 109,223,832

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE I - RESTATEMENT OF JUNE 30, 2005 QUARTERLY FINANCIAL STATEMENTS (continued)

The result of the Cash Flow restatement is to:
-          Increase  loss for the nine  months June 30,  2005 by  $8,645,561  as described above
- Reflect the $12,086,901 warrant valuation and the $100,000 compensation expense revision within operating activities
- Reflect $849,460 in common stock, subscription and Additional Paid in Capital revisions - see the summarized Other Operating Activities items within operating activities below
- Net cash flow from operating activities decreased by $749,640 primarily as a result of equity revisions involving stock subscriptions as described in the above balance sheet restatement
- Net cash flow from financing activities increased by $749,640 as a result of the combination of factors described above. See preceding comment.

The changes in reported amounts are summarized in the following reconciliations of the Company's restatement of the Condensed Consolidated Statement of Cash Flows for the nine month period ended June 30, 2005.

Consistent with the original summary presentation, following is a reconciliation of the Company's restatement of the Condensed Consolidated Statement of Cash Flows for the periods ended June 30, 2005. See the full Condensed Consolidated Statement of Cash Flows for the periods ended June 30, 2005 for additional details.

                                  For the Nine Months Ended June 30, 2005
                                       (As Restated)       (As Reported)
Cash  Flows from operating
activities:

Net loss from operating
activities                        $       (40,464,827)   $     (31,819,266)
Summary  of adjustments  to
reconcile net loss to net cash
(used in) operating activities:

Change in fair value of
warrant liabilities                         6,693,285                    -

Other operating activities  -
see Cash Flow statement for
full details                               25,784,772           20,920,732
                                  --------------------   ------------------
Net cash (used  in) operating
activities                                 (7,986,770)         (10,898,534)
                                  --------------------   ------------------

Cash flows from investing
activities:
- see Cash Flow statement for
full details
Net cash  (used  in)  investing
activities                                     (4,347)             (37,638)
                                  --------------------   ------------------

                           APPLIED DNA SCIENCES, INC.
                          (A DEVELOPMENT STAGE COMPANY)
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL INFORMATION
                                  JUNE 30, 2006
                                   (Unaudited)

NOTE I - RESTATEMENT OF JUNE 30, 2005 QUARTERLY FINANCIAL STATEMENTS (continued)


                                    For the Nine Months Ended June 30, 2005
                                       (As Restated)          (As Reported)
                                    -----------------------------------------
Cash flows from financing
activities:
- see Cash Flow statement for
full details
Proceeds from loans                         9,181,750           12,126,805
                                     -----------------     ----------------
Net cash provided by financing
activities
Increase (decrease) in cash and
cash
equivalents                                 1,190,633            1,190,633
Cash and cash equivalents,
beginning of year                               1,832                1,832
                                     -----------------     ----------------
Cash and cash equivalents, end
of year                              $      1,192,465      $     1,192,465
                                     =================     ================

RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                          CERTIFIED PUBLIC ACCOUNTANTS

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


Board of Directors
Applied DNA Sciences, Inc.
Los Angeles, California

         We have audited the accompanying consolidated balance sheet of Applied DNA Sciences, Inc. (a development stage company) as of September 30, 2005 and the related consolidated statements of losses, deficiency in stockholders' equity, and cash flows for each of the two years in the period ended September 30, 2005 and the period September 16, 2002 (date of inception) through September 30, 2005. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on the financial statements based upon our audits.

         We have conducted our audits in accordance with auditing standards of the Public Company Accounting Oversight Board (PCAOB) (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

         In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Applied DNA Sciences, Inc. (a development stage company) at September 30, 2005 and the results of its operations and its cash flows for each of the two years in the period ended September 30, 2005 and the period September 16, 2002 (date of inception) through September 30, 2005 in conformity with accounting principles generally accepted in the United States of America.

         The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the Note K to the accompanying financial statements, the Company is in the development stage and has not established a source of revenues. This raises substantial doubt about the company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

         As discussed in Note L, the Company has restated the consolidated balance sheet as of September 30, 2005 and the related consolidated statements of losses, deficiency in stockholders' equity, and cash flows for the year ended September 30, 2005 and the period September 16, 2002 (date of inception) through September 30, 2005.


                  /s/ RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP
                    Russell Bedford Stefanou Mirchandani LLP


McLean, Virginia

October 21, 2005, except for Note K, as to which the date is November 30, 2005 and Note M, as to which date is September 15, 2006

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                           CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2005
                                    RESTATED

                                     ASSETS
Current Assets:
Cash                                                                                     $       31,190
Accounts receivable and advances                                                                 12,429
                                                                                         ---------------
       Total Current Assets                                                                      43,619

Property, Plant and Equipment (Note A)                                                           12,750
Less: accumulated depreciation                                                                  (4,686)
                                                                                         ---------------
       Total Property, Plant and Equipment                                                        8,064

Other Assets:
Deposits                                                                                         14,262
Intangible assets:
Patents (net of accumulated amortization of $11,764) (Note B)                                    22,493
Intellectual Property (net of accumulated amortization of $336,818) (Note B)                  9,094,082
                                                                                         ---------------
       Total Other Assets                                                                     9,130,837
                                                                                         ---------------
                                                                                         $    9,182,520
                                                                                         ===============

                 LIABILITIES AND DEFICIENCY IN STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued liabilities (Note C)                                        $    2,570,119
Note payable- Related Party (Note E)                                                            410,429
                                                                                         ---------------
    Total  Current  Liabilities                                                               2,980,548

Warrant Liability (Note D)                                                                   13,673,574

Commitments and contingencies (Note J)

Deficiency In Stockholders' Equity : (Note F)
Convertible Preferred Stock, par value $0.001 per share; 10,000,000 shares
authorized; 60,000 shares issued and outstanding at September 30, 2005                                6
Common Stock, par value $0.001 per share; 250,000,000 authorized;
112,230,392 shares issued and outstanding at September 30, 2005                                 112,230
Additional paid in capital                                                                   82,320,715
Common stock subscribed                                                                          20,000
Deficit accumulated during development stage                                               (89,924,553)
                                                                                         ---------------
Total deficiency in stockholders' equity                                                    (7,471,602)
Total liabilities and deficiency in stockholders' equity                                 $    9,182,520
                                                                                         ===============

             See the accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                        CONSOLIDATED STATEMENTS OF LOSSES

                                                                                                                For the Period
                                                                                                              September 16, 2002
                                                       For the Year Ended        For the Year Ended          (Date Of Inception)
                                                          September 30,            September 30,            through September 30,
                                                              2005                                                   2005
                                                            RESTATED                    2004                       RESTATED
                                                     ---------------------    -----------------------      -------------------------
Operating expenses:
    General and administrative                       $          50,714,017     $         $17,341,563        $         71,535,604
    Research and Development                                       638,873                  238,535                      877,408
   Depreciation and Amortization                                   356,266                    3,161                      359,427
                                                     ----------------------    ----------------------       ---------------------
      Total expenses                                            51,709,156               17,583,259                   72,772,439
                                                     ----------------------    ----------------------       ---------------------
Loss from operations                                           (51,709,156)             (17,583,259)                 (72,772,439)
                                                     ----------------------    ----------------------       ---------------------

Net gain/(loss) on revaluation of warrant liability             16,700,990                        -                   16,700,990

Other income(expense)                                                4,957                    1,385                       31,342
Interest (expense)                                             (32,106,310)              (1,776,385)                 (33,884,446)
Income (taxes) benefit                                                   -                        -                           -
                                                     ---------------------     ----------------------        ---------------------
Net loss                                              $         (67,109,519)   $        (19,358,259)         $       (89,924,553)
                                                      =====================    ======================        =====================
Basic and diluted loss per common share (Note I)      $              (1.05)    $               (0.93)                      (2.53)
                                                      =====================    ======================        =====================
Weighted average common shares outstanding                      63,917,009               20,819,700                   35,590,871
                                                      =====================    ======================        =====================

See the accompanying notes to the financial statements

                         APPLIED DNA SCIENCES, INC
                      (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005
                                RESTATED

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred               Common     Paid in     Common       Stock       During
                              Preferred   Shares    Common      Stock      Capital     Stock    Subscription Development
                                Shares    Amount    Shares      Amount     Amount    Subscribed  Receivable     Stage      Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Issuance of common stock
to Founders in exchange
for services on September
16, 2002 at $.01 per share          -         -      100,000  $      10   $      990  $     -    $       -    $      -    $  1,000

Net Loss                            -         -         -           -           -           -            -       (11,612)  (11,612)
                              --------- --------- ----------  ----------  ----------  ---------  -----------  ----------  ---------

Balance at September 30, 2002       -   $     -      100,000  $      10   $      990  $     -    $       -    $  (11,612) $(10,612)
                              ========= ========= ==========  ==========  ==========  =========  ===========  ==========  =========
Issuance of common stock in
connection with merger with
Prohealth Medical Technologies,
 Inc on October 1, 2002             -         -   10,178,352       1,015        -           -            -           -       1,015

Cancellation of Common stock
in connection with merger with
Prohealth Medical
Technologies, Inc on October
21, 2002                            -         -     (100,000)        (10)     (1,000)       -            -           -      (1,010)

Issuance of common stock in
exchange for services in
October 2002 at $ 0.65 per
share                               -         -      602,000          60      39,070        -            -           -      39,130

Issuance of common stock in
exchange for subscription in
November and December 2002
at $ 0.065 per share                -         -      876,000          88      56,852        -        (56,940)        -         -

Cancellation of  common stock
in January 2003 previously
issued  in exchange for
consulting services                 -         -     (836,000)        (84)    (54,264)       -         54,340         -          (8)

Issuance of common stock in
exchange for licensing services
valued at $ 0.065 per share in
January 2003                        -         -    1,500,000         150      97,350        -            -           -      97,500

Issuance of common stock in
exchange for consulting
services valued at $ 0.13 per
share in January  2003              -         -      586,250          58      76,155        -            -           -      76,213

Issuance of common stock in
exchange for consulting
services at $ 0.065 per share
in February 2003                    -         -        9,000           1         584        -            -           -         585

Issuance of common stock to
Founders in exchange for
services valued at $0.0001  per
share in March 2003                 -         -   10,140,000       1,014        -           -            -           -       1,014

Issuance of  common stock in
exchange for consulting
services valued at $2.50 per
share in March 2003                 -         -       91,060          10     230,624        -            -           -     230,634

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                       (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005
                                RESTATED
                               (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred              Common      Paid in     Common       Stock       During
                              Preferred   Shares    Common      Stock      Capital     Stock    Subscription Development
                                Shares    Amount    Shares     Amount       Amount   Subscribed  Receivable     Stage       Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Issuance of common stock in
exchange for consulting services
valued at  $ 0.065 per share in
March 2003                          -         -        6,000           1         389        -            -           -         390

Common stock subscribed in
exchange for cash at $1 per
share in March 2003                 -         -         -           -         18,000        -            -           -      18,000

Common stock issued in
exchange for consulting
services at $ 0.065 per
share on April 1, 2003              -         -      860,000          86      55,814        -            -           -      55,900

Common stock issued in
exchange for cash at $ 1.00 per
share on April 9, 2003              -         -       18,000           2        -           -            -           -           2

Common stock issued in
exchange for consulting services
at $ 0.065 per share on April 9,
2003                                -         -        9,000           1         584        -            -           -         585

Common stock issued in
exchange for consulting services
at $ 2.50 per share on April 23,
2003                                -         -        5,000           1      12,499        -            -           -      12,500

Common stock issued in
exchange for consulting services
at $ 2.50 per share, on June 12,
2003                                -         -       10,000           1      24,999        -            -           -      25,000

Common stock issued in
exchange for cash at $ 1.00 per
share on June 17, 2003              -         -       50,000           5      49,995        -            -           -      50,000

Common stock subscribed in
exchange for cash at $ 2.50 per
share pursuant to private
placement on June 27, 2003          -         -         -           -           -        24,000          -           -      24,000

Common stock retired in
exchange for note payable
at $0.0118 per share,
on June 30, 2003                    -         -   (7,500,000)       (750)        750        -            -           -          -

Common stock issued in
exchange for consulting services
at $0.065 per share, on June 30,
2003                                -         -      270,000          27      17,523        -            -           -      17,550

Common stock  subscribed in
exchange for cash at $ 1.00 per
share pursuant to private
placement on June 30, 2003          -         -         -           -           -        10,000          -           -      10,000

Common stock  subscribed in
exchange for cash at $ 2.50 per
share pursuant to private
placement on June 30, 2003          -         -         -           -           -        24,000          -           -      24,000

Common stock issued in
exchange for consulting services
at approximately $2.01 per
share, July 2003                    -         -      213,060          21     428,798        -            -           -     428,819

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                       (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005
                                RESTATED
                               (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred              Common      Paid in     Common       Stock       During
                              Preferred   Shares    Common      Stock      Capital      Stock   Subscription Development
                                Shares    Amount    Shares     Amount      Amount    Subscribed  Receivable     Stage       Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Common stock canceled in July
2003, previously issued for
services rendered  at $2.50 per
share                               -         -      (24,000)         (2)    (59,998)       -          -           -        (60,000)

Common stock issued in
exchange for options exercised
at $1.00 in July 2003               -         -       20,000           2      19,998        -          -           -         20,000

Common stock issued in
exchange for exercised of
options previously subscribed at
$1.00 in July 2003                  -         -       10,000           1       9,999    (10,000)       -           -             -

Common stock issued in
exchange for consulting services
at approximately $2.38 per
share, August 2003                  -         -      172,500          17     410,915        -          -           -        410,932

Common stock issued in
exchange for options exercised
at $1.00 in August 2003             -         -       29,000           3      28,997        -          -           -         29,000

Common stock issued in
exchange for consulting services
at approximately $2.42 per
share, September 2003               -         -      395,260          40     952,957        -          -           -        952,997

Common stock issued in
exchange  for cash at $2.50 per
share-subscription
payable-September 2003              -         -       19,200          2       47,998    (48,000)       -           -             -

Common stock issued in
exchange for cash at $2.50 per
share pursuant to private
placement September 2003            -         -        6,400           1      15,999        -          -           -         16,000

Common stock issued in
exchange for options exercised
at $1.00 in  September 2003         -         -       95,000          10      94,991        -          -           -         95,001

Common stock subscription
receivable reclassification
adjustment                          -         -         -           -           -           -        2,600         -          2,600

Common Stock subscribed to
at $2.50 per share in September
2003                                -         -         -           -           -       300,000        -           -        300,000

Net Loss for the year
ended September 30, 2003            -         -         -           -           -           -          -     (3,445,164) (3,445,164)
                              --------- --------- ----------  ----------  ----------  ---------  ---------   ----------- ----------

Balance at September 30, 2003       -   $     -   17,811,082  $    1,781  $2,577,568  $ 300,000  $     -    $(3,456,776) $ (577,427)
                              ========= ========= ==========  ==========  ==========  =========  =========  ===========  ==========

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                       (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005
                                RESTATED
                               (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred              Common      Paid in     Common       Stock       During
                              Preferred   Shares    Common      Stock      Capital      Stock   Subscription Development
                                Shares    Amount    Shares     Amount      Amount    Subscribed  Receivable     Stage      Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Preferred shares issues in
exchange for services at $25.00
per share, October 2003          15,000        15       -           -            -           -            -           -          15

Common stock issued in
exchange for consulting services
at approximately $2.85 per
share, October 2003                 -         -      287,439          29      820,389        -            -           -     820,418

Common stock issued in
exchange  for cash at $2.50 per
share-subscription
payable-October 2003                -         -      120,000          12      299,988   (300,000)         -           -          -

Common stock canceled in
October 2003, previously issued
for services rendered  at $2.50
per share                           -         -     (100,000)        (10)    (249,990)       -            -           -    (250,000)

Common stock issued in
exchange for consulting services
at approximately $3 per share,
November 2003                       -         -      100,000          10      299,990        -            -           -     300,000

Common stock subscribed in
exchange for cash at $2.50 per
share pursuant to private
placement, November, 2003           -         -      100,000          10      249,990        -            -           -     250,000

Common stock subscribed in
exchange for cash at $2.50 per
share pursuant to private
placement, December, 2003           -         -        6,400           1       15,999        -            -           -      16,000

Common stock issued in
exchange for consulting services
at approximately $2.59   per
share, December 2003                -         -    2,125,500         213    5,504,737        -            -           -   5,504,950

Common Stock subscribed to
at $2.50 per share in Dec 2003

                                    -         -         -           -            -       104,000          -           -     104,000

Beneficial conversion feature
relating to notes payable           -         -         -           -       1,168,474        -            -           -   1,168,474

Beneficial conversion feature
relating to warrants                -         -         -           -         206,526        -            -           -     206,526

Adjust common stock par value
from $0.0001 to $0.50 per share,
per amendment of articles dated
Dec 2003                            -         -         -     10,223,166  (10,223,166)       -            -           -          -

Common Stock issued pursuant
to subscription at $2.50 share in
Jan 2004                            -         -       41,600      20,800       83,200   (104,000)         -           -          -

Common stock issued in
exchange for consulting services
at $2.95 per share, Jan 2004        -         -       13,040       6,520       31,948        -            -           -      38,468

Common stock issued in
exchange for consulting services
at $2.60 per share, Jan 2004        -         -      123,000      61,500      258,300        -            -           -     319,800

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                       (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005
                                RESTATED
                               (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred              Common      Paid in     Common       Stock       During
                              Preferred   Shares    Common      Stock      Capital      Stock   Subscription Development
                                Shares    Amount    Shares     Amount      Amount    Subscribed  Receivable     Stage      Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Common stock issued in
exchange for consulting services
at $3.05 per share, Jan 2004        -         -        1,000         500       2,550        -            -           -       3,050

Common stock issued in
exchange for employee services
at $3.07 per share, Feb 2004        -         -        6,283       3,142      16,147        -            -           -      19,289

Common stock issued in
exchange for consulting services
at $3.04 per share, Mar 2004        -         -       44,740      22,370     113,640        -            -           -     136,010

Common Stock issued for
options exercised at $1.00 per
share in Mar 2004                   -         -       55,000      27,500      27,500        -            -           -      55,000

Common stock issued in
exchange for employee services
at $3.00 per share, Mar 2004        -         -        5,443       2,722      13,623        -            -           -      16,345

Common stock issued in
exchange for employee services
at $3.15 per share, Mar 2004        -         -        5,769       2,885      15,292        -            -           -      18,177

Preferred shared converted to
common shares for consulting
services at $3.00 per share,
Mar 2004                         (5,000)      (5)    125,000      62,500     312,500        -            -           -     374,995

Common stock issued in
exchange for employee services
at $3.03 per share, Mar 2004        -         -        8,806       4,400      22,238        -            -           -      26,638

Common Stock issued pursuant
to subscription at $2.50 per
share in Mar. 2004                  -         -       22,500      11,250      (9,000)       -            -           -       2,250

Beneficial Conversion Feature
relating to Notes Payable                               -           -        122,362        -           -           -      122,362

Beneficial Conversion Feature       -         -
relating to Warrants                                    -           -        177,638        -            -           -     177,638

Common stock issued in
exchange for consulting services
at $2.58 per share, Apr 2004        -         -        9,860       4,930      20,511        -            -           -      25,441

Common stock issued in
exchange for consulting services
at $2.35 per share, Apr 2004        -         -       11,712       5,856      21,667        -            -           -      27,523

Common stock issued in
exchange for consulting services
at $1.50 per share, Apr 2004        -         -      367,500     183,750     367,500        -            -           -     551,250

Common stock returned to
treasury at $0.065 per share,
April 2004                          -         -      (50,000)    (25,000)     21,750        -            -           -      (3,250)

Preferred stock converted to
common stock for consulting
services at $1.01 per share in
May 2004                         (4,000)      (4)    100,000      50,000      51,250        -            -           -     101,246

Common stock issued per
subscription May 2004               -         -       10,000       5,000      (4,000)       -         (1,000)        -          -

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                       (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005
                                RESTATED
                               (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred              Common      Paid in     Common       Stock       During
                              Preferred   Shares    Common      Stock      Capital      Stock   Subscription Development
                                Shares    Amount    Shares     Amount      Amount    Subscribed  Receivable     Stage       Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Common stock issued in
exchange for consulting
services at $0.86 per
share in May 2004                   -         -      137,000      68,500      50,730        -            -           -     119,230

Common stock issued in
exchange for consulting
services at $1.15 per
share in May 2004                   -         -       26,380      13,190      17,147        -            -           -      30,337

Common stock returned to
treasury at $0.065 per
share, Jun 2004                     -         -       (5,000)     (2,500)     2,175         -            -           -        (325)

Common stock issued in
exchange for consulting
services at $0.67 per
share in June 2004                  -         -      270,500     135,250      45,310        -            -           -     180,560

Common stock issued in
exchange for consulting services
at $0.89 per share in June 2004     -         -        8,000       4,000       3,120        -            -           -       7,120

Common stock issued in
exchange for consulting services
at $0.65 per share in June 2004     -         -       50,000      25,000       7,250        -            -           -      32,250

Common stock issued pursuant
to private placement at $1.00
per share in June 2004              -         -      250,000     125,000     125,000        -            -           -     250,000

Common stock issued in
exchange for consulting services
at $0.54 per share in July 2004     -         -      100,000      50,000       4,000        -            -           -      54,000

Common stock issued in
exchange for consulting services
at $0.72 per share in July 2004     -         -        5,000       2,500       1,100        -            -           -       3,600

Common stock issued in
exchange for consulting services
at $0.47 per share in July 2004     -         -      100,000      50,000      (2,749)       -            -           -      47,251

Common stock issued in
exchange for consulting
services at $0.39 per
share in August 2004                -         -      100,000      50,000     (11,000)       -            -           -      39,000

Preferred stock converted
to common stock for
consulting services at
$0.39 per share in August 2004   (2,000)      (2)     50,000      25,000      (5,500)       -            -           -      19,498

Common stock issued in
exchange for consulting
services at $0.50 per
share in August 2004                -         -      100,000      50,000         250        -            -           -      50,250

Common stock issued in
exchange for consulting
services at $0.56 per
share in August 2004                -         -      200,000     100,000      12,500        -            -           -     112,500

Common stock issued in
exchange for consulting
services at $0.41 per
share in August 2004                -         -       92,500      46,250      (8,605)       -            -           -      37,645

Common stock issued in
exchange for consulting
services at $0.52 per
share in September 2004             -         -    1,000,000     500,000      17,500        -            -           -     517,500

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                       (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005
                                RESTATED
                               (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred              Common      Paid in     Common       Stock       During
                              Preferred   Shares    Common      Stock      Capital      Stock   Subscription Development
                                Shares    Amount    Shares     Amount      Amount    Subscribed  Receivable     Stage      Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Common stock issued in
exchange for consulting
services at $0.46 per
share in September 2004             -        -        5,000        2,500        (212)       -        -           -            2,288

Common stock issued pursuant
to subscription at  $0.50 per
share in September 2004             -        -       40,000       20,000        -           -        -           -           20,000

Preferred shares converted to
common stock for consulting
services at $0.41 per share in
September 2004                   (4,000)     (4)    100,000       50,000       4,000        -        -           -           53,996

Preferred shares issued in
exchange for service at $25 per
share in September 2004          60,000       6        -            -      1,499,994        -        -           -        1,500,000

Fair value of 2,841,000 warrants
issued to  non-employees and
consultants for services rendered
at approximately $.71 per warrant
in September 2004                   -        -         -            -      2,019,862        -        -           -        2,019,862


Net Loss                            -        -         -            -           -           -        -     (19,358,258) (19,358,258)
                              ---------  ------  ----------  ----------- -----------  --------  --------   ------------ ------------
Balance at September 30, 2004    60,000  $    6  23,981,054  $11,990,527 $ 6,118,993  $     -   $(1,000)  $(22,815,034) $(4,706,508)
                              =========  ======  ==========  =========== ===========  ========  ========   ============ ============

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                       (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005
                                RESTATED
                               (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred               Common     Paid in     Common       Stock       During
                              Preferred   Shares    Common       Stock     Capital      Stock   Subscription Development
                                Shares    Amount    Shares      Amount     Amount    Subscribed  Receivable     Stage      Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Common stock issued in
exchange for consulting services
at $0.68 per share in October
2004                                -         -      200,000     100,000      36,000        -            -           -     136,000

Common stock returned
to treasury at $0.60
per share, Oct 2004                 -         -   (1,069,600)   (534,800)   (107,297)       -            -           -    (642,097)

Common stock issued in
exchange for consulting services
at $0.60 per share in Oct 2004      -         -       82,500      41,250       8,250        -            -           -      49,500

Common Stock issued pursuant
to subscription at $0.60 share in
October 2004                        -         -      500,000     250,000      50,000   (300,000)         -           -          -

Common stock issued in
exchange for consulting services
at $0.50 per share in October 2004  -         -      532,500     266,250        -           -            -           -     266,250

Common Stock issued in
exchange for debt at $0.50 share
in October 2004                     -         -      500,000     250,000        -           -            -           -     250,000

Common Stock issued pursuant
to subscription at $0.45 share in
October 2004                        -         -    1,000,000     500,000     (50,000)  (450,000)         -           -          -

Common stock issued in
exchange for consulting services
at $0.45 per share in October 2004  -         -      315,000     157,500     (15,750)       -            -           -     141,750

Common Stock issued in
exchange for consulting
services at $0.47 share
in November 2004                    -         -      100,000      50,000      (3,000)       -            -           -      47,000

Common Stock issued in
exchange for consulting
services at $0.80 share
in November 2004                    -         -      300,000     150,000      90,000        -            -           -     240,000

Common Stock issued in
exchange for consulting
services at $1.44 share
in November 2004                    -         -      115,000      57,500     108,100        -            -           -     165,600

Common Stock issued in
exchange for employee
services at $1.44 share
in November 2004                    -         -        5,000       2,500       4,700        -            -           -       7,200

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                       (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005
                                RESTATED
                               (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred               Common     Paid in     Common       Stock       During
                              Preferred   Shares    Common       Stock     Capital      Stock   Subscription Development
                                Shares    Amount    Shares      Amount     Amount    Subscribed  Receivable     Stage      Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Warrants exercised
at $0.60 per share
in November 2004                    -         -       60,000      30,000       6,000     (4,000)         -           -      32,000

Beneficial Conversion discount
relating to Notes Payable           -         -         -           -      1,465,000        -            -           -   1,465,000

Common stock issued at $0.016 per
share in exchange for note payable
in December 2004                    -         -    5,500,000   2,750,000  (2,661,500)       -            -           -      88,500

Fair value of 6,063,500 warrants
issued to non employees and
consultants for services rendered
at $.52 per warrant in
October and December 2004           -         -         -           -      3,169,052        -            -           -   3,169,052

Warrants exercised at $0.10 per
share in January 2005               -         -       25,000      12,500     (10,000)       -            -           -       2,500

Common Stock issued in
settlement of debt at $0.33 per
share in January 2005               -         -    1,628,789     814,395    (276,895)       -            -           -     537,500

Warrants exercised at $0.10 per
share in January 2005               -         -       17,500       8,750      (7,000)       -            -           -       1,750

Common Stock issued in
settlement of debt at $0.33 per
share in January 2005               -         -    2,399,012   1,199,504    (407,830)       -            -           -     791,674

Common Stock issued in
exchange for consulting
services at $1.30 per share         -         -      315,636     157,818     252,508        -            -           -     410,326
in January 2005

Fair value of warrant liability
reclassed due to registration
rights granted in February 2005     -         -         -           -     (3,108,851)       -            -           -   (3,108,851)

Common Stock issued in
exchange for consulting
services at $1.44 per share
in February  2005                   -         -    5,796,785   2,898,393   5,418,814        -            -           -   8,317,207

Fair value of warrants issued to
consultants for services rendered
at $1.31 per warrant in
February 2005                       -         -         -           -         72,017        -            -           -      72,017

Common stock issued in
settlement of debt at  $0.50 per
share in February 2005              -         -    2,930,000   1,465,000        -      (125,000)         -           -   1,340,000

Common Stock issued in
settlement of debt at $0.33 per
share in February 2005              -         -       75,757      37,879     (12,879)       -            -           -      25,000

See accompanying notes to the financial statements

                           APPLIED DNA SCIENCES, INC
                       (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005
                                RESTATED
                               (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred               Common     Paid in     Common       Stock       During
                              Preferred   Shares    Common       Stock     Capital      Stock   Subscription Development
                                Shares    Amount    Shares      Amount     Amount    Subscribed  Receivable     Stage      Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Warrants exercised at $0.10 per
share in February 2005              -         -       20,000      10,000      (8,000)       -            -           -       2,000

Common Stock issued in
settlement of debt at $0.33 per
share in February 2005              -         -      606,060     303,030    (103,030)       -            -           -     200,000

Warrants exercised at $0.10 per
share in February 2005              -         -       45,000      22,500     (18,000)       -            -           -       4,500

Common Stock issued in
exchange for related party debt
at $1.31 per share in February
2005                                -         -    1,500,000     750,000   1,215,000        -            -           -   1,965,000

Common Stock issued in
settlement of debt at $0.33 per
share in February 2005              -         -      278,433     139,217     (47,334)       -            -           -      91,883

Common Stock issued in
exchange for consulting services
at $1.17 per share in February
2005                                -         -       17,236       8,618      11,548        -            -           -      20,166

Common stock issued in
exchange for debt at $0.50 per
share in February 2005              -         -      300,000     150,000        -           -            -           -     150,000

Common Stock issued in
exchange for consulting
services at $0.95 per share
in February 2005                    -         -      716,500     358,250     322,425        -            -           -     680,675

Common Stock issued in
exchange for consulting
services at $0.95 per share
in February 2005                    -         -       10,500       5,250       4,725        -            -           -       9,975

Common stock issued in
exchange for debt at $0.50 per
share in March 2005                 -         -   13,202,000   6,601,000        -           -            -           -   6,601,000

Common Stock issued in
exchange for consulting
services at $1.19 per share
in March 2005                       -         -      185,000      92,500     127,650        -            -           -     220,150

Options exercised at $0.60 per
share in March 2005                 -         -      100,000      50,000      10,000        -            -           -      60,000

Common Stock issued in
exchange for consulting
services at $0.98 per share
in March 2005                       -         -    1,675,272     837,636     804,131        -            -           -   1,641,767

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                       (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005
                                RESTATED
                               (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred               Common     Paid in     Common       Stock       During
                              Preferred   Shares    Common       Stock     Capital      Stock   Subscription Development
                                Shares    Amount    Shares      Amount     Amount    Subscribed  Receivable     Stage      Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Common Stock issued in
exchange for consulting
services at $0.92 per share
in March 2005                       -         -       24,333       12,167      10,219        -            -           -      22,386

Common Stock issued in
exchange for consulting
services at $0.99 per share
in March 2005                       -         -       15,000        7,500       7,350        -            -           -      14,850

Common stock issued in exchange
for debt at $0.50 per share
in March 2005                       -         -    1,240,000      620,000        -           -            -           -     620,000

Common stock cancelled for
shares issued in exchange of
debt in March 2005                  -         -     (500,000)    (250,000)       -           -            -           -    (250,000)

Common stock subscribed
Canceled in March 2005              -         -         -            -           -       750,000          -           -     750,000

Common Stock issued in
exchange for consulting
services at $0.89 per share
in March 2005                       -         -       10,000        5,000       3,900        -            -           -       8,900

Adjust common stock par value
from $0.50 to $0.001 per share,
per amendment of articles dated
March 2005                          -         -         -     (32,312,879) 32,312,879        -            -           -          -

Beneficial Conversion discount
relating to Notes Payable in
March 2005                          -         -         -            -      7,371,000        -            -           -   7,371,000

Stock  options  granted to
employees in exchange for
services  rendered,  at exercise
price below fair value of common
stock in March 2005                 -         -         -            -        180,000        -            -           -     180,000

Common Stock issued in
exchange for consulting services
at $0.80 per share in April 2005    -         -      160,000          160     127,840        -            -           -     128,000

Common Stock issued in
exchange for consulting services
at $0.80 per share in April 2005    -         -       40,000           40      31,960        -            -           -      32,000

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                       (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005
                                RESTATED
                               (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred               Common     Paid in     Common       Stock       During
                              Preferred   Shares    Common       Stock     Capital      Stock   Subscription Development
                                Shares    Amount    Shares      Amount     Amount    Subscribed  Receivable     Stage      Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Common Stock issued in
exchange for consulting services
at $0.75 per share in April 2005    -         -      850,000         850     636,650        -            -          -       637,500

Common Stock issued in
exchange for consulting services
at $0.33 per share in April 2005    -         -      500,000         500     164,500        -            -          -       165,000

Common Stock canceled during
April 2005, previously issued for
services rendered at $3.42 per
share                               -         -      (10,000)        (10)    (34,190)       -            -          -       (34,200)

Common Stock issued in
settlement of debt at $0.33 per
share in April 2005                 -         -       75,758          77      24,923    (25,000)         -          -            -

Common Stock issued in
exchange for consulting services
at $0.68 per share in April 2005    -         -       50,000          50      33,950        -            -          -        34,000

Proceeds received against
subscription Payable in June
2005                                -         -           -            -         -      118,000          -          -       118,000

Common Stock canceled in
June 2005, previously issued for
services rendered at $0.50 per
share                               -         -      (10,000)        (10)     (4,990)       -            -          -        (5,000)

Cancellation of previously
granted stock options granted
to employees for services
rendered, at exercise price
below fair value of common stock    -         -            -           -    (180,000)       -            -          -      (180,000)

Common Stock issued in
exchange for consulting services
at $0.60 per share in July 2005     -         -      157,000         157      94,043        -            -          -        94,200

Common Stock issued in
exchange for intellectual property
at $0.67 per share in July 2005     -         -   36,000,000      36,000  24,084,000        -            -          -    24,120,000

Common Stock issued in
exchange for consulting
services at $0.60 per share
in July 2005                        -         -      640,000         640     383,360        -            -          -       384,000

Common Stock issued in
exchange for employee services
at $0.48 per share in July 2005     -         -    8,000,000       8,000   3,832,000        -            -          -     3,840,000

See accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                       (A development stage company)
          CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY, (DEFICIENCY)
FOR THE PERIOD SEPTEMBER 16, 2002 (DATE OF INCEPTION) THROUGH SEPTEMBER 30, 2005
                                RESTATED
                               (Continued)

                                                                                                               Deficit
                                                                         Additional                          Accumulated
                                        Preferred               Common     Paid in     Common       Stock       During
                              Preferred   Shares    Common       Stock     Capital      Stock   Subscription Development
                                Shares    Amount    Shares      Amount     Amount    Subscribed  Receivable     Stage      Total
                              --------- --------- ---------- ----------- ----------- ---------- ------------ ----------- ----------
Common Stock issued in
exchange for consulting
services at $0.94 per share
in July 2005                        -       -       121,985       121      168,217        -          -             -        168,338

Common Stock issued in
exchange for consulting
services at $0.48 per share
in August 2005                      -       -       250,000       250      119,750        -          -             -        120,000

Common Stock penalty shares
issued pursuant to pending SB-2
registration at $0.62 per share
in September 2005                   -       -       814,158       814      501,858        -          -             -        502,672

Common Stock penalty shares
issued pursuant to pending SB-2
registration at $0.70 per share
in September 2005                   -       -       391,224       391      273,466        -          -             -        273,857

Common Stock issued in
exchange for consulting
services at $0.94 per share
in September 2005                   -       -       185,000       185      173,715        -          -             -        173,900

Common Stock returned in
September 2005, previously
issued for services rendered at
$0.40 per share                     -       -      (740,000)     (740)    (453,232)   56,000      1,000            -       (396,972)

Net Loss                            -       -           -          -           -         -           -    (67,109,519)  (67,109,519)
                                ------   -----  -----------  --------  -----------  --------  ---------  -------------  ------------
Balance as of September
30, 2005                        60,000   $   6  112,230,392  $112,230  $82,320,715  $ 20,000  $      -   $(89,924,553)  $(7,471,602)
                                ======   =====  ===========  ========  ===========  ========  =========  =============  ============

See accompanying notes to the financial statements

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                                       For the Period
                                                                                                     September 16, 2002
                                                                                                          (Date of
                                                      For the Year Ended       For the Year Ended         Inception)
                                                         September 30,             September 30,      through September
                                                             2005                     2004                30, 2005
                                                           RESTATED                                       RESTATED
                                                       ---------------------------------------------------------------
Cash Flows from operating activities:
Net loss                                               $      (67,109,519)     $      (19,358,259)   $      (89,924,553)
Adjustments to reconcile net loss to net cash (used
in) operating activities:
Depreciation and amortization                                     350,107                   3,161               353,268
Organizational expenses                                                --                      --                88,500
Preferred shares issued in exchange for services                       --               1,500,000             1,500,000
Warrants issued  in exchange for services rendered              7,358,568               2,019,862             9,378,430
Income attributable to re-pricing of warrants                 (16,700,991)                                  16,700,991)
Financing costs attributable to issuance of warrants           23,148,214                                    23,148,214
Amortization of beneficial conversion feature                   8,836,000               1,625,000            10,461,000
Debt in exchange for common stock at fair market
price                                                           1,365,000                                     1,365,000
Common stock issued: in exchange for  services
rendered                                                       18,176,641              10,105,382            30,574,373
Common stock issued: in exchange for intellectual
property                                                       14,689,100                      --            14,689,100

Common stock issued in connection with penalties
pursuant to registration                                          776,529                      --               776,529

Common stock canceled--previously issued for services
rendered                                                         (578,270)               (285,575)             (863,845)
Changes in assets and liabilities:
Increase in Accounts Receivable                                   (12,429)                     --               (12,429)
Security Deposits                                                   9,297                 (23,559)              (14,262)
Increase in--Other Assets                                              --                      --               (13,890)
Increase (decrease) in:                                                                                              --
Increase in due related parties                                  (111,943)                 20,000                40,753
Accounts payable and accrued liabilities                          663,748               1,301,710             2,419,457
                                                        ----------------------------------------------------------------
Net cash (used in) operating activities                        (9,139,948)             (3,092,278)          (12,735,346)

Cash flows from investing activities:

Acquisition (disposal) of property and equipment, net              16,757                 (29,507)              (12,750)
Payments for Patent Filing                                         (4,347)                (21,351)              (25,698)
                                                        ----------------------------------------------------------------
Net cash provided by (used in) investing activities                12,410                 (74,417)              (38,448)
Cash flows from financing activities:
Proceeds from sale of common stock, net of cost                        --                      --               432,000
Proceeds from issuance of  convertible  debt                    9,079,000                 124,000             9,204,000
Proceeds from sale of options                                     102,750                  87,000               343,750
Repayment of debt                                                 (24,854)                                      (24,854)

See the accompanying notes to the financial statements.

                           APPLIED DNA SCIENCES, INC.
                          (A Development Stage Company)
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Continued)

                                                                                                       For the Period
                                                                                                     September 16, 2002
                                                                                                          (Date of
                                                       For the Year Ended      For the Year Ended        Inception)
                                                         September 30,            September 30,       through September
                                                              2005                   2004                 30, 2005
                                                            RESTATED                                      RESTATED
                                                       ----------------------------------------------------------------
Net advances from  (to)shareholders                                    --                  (9,504)             100,088
Proceeds from loans                                                    --               2,750,000            2,750,000
                                                       ----------------------------------------------------------------
Net cash provided by financing activities                       9,156,896               2,951,496           12,804,984
                                                       ----------------------------------------------------------------
Increase (decrease) in cash and cash
equivalents                                                        29,358                (191,640)              31,190
Cash and cash equivalents, beginning of year                        1,832                 193,471                   --
                                                       ----------------------------------------------------------------
Cash and cash equivalents, end of year                 $           31,190      $            1,832    $          31,190
                                                       ================================================================
Supplemental Information:
Cash paid during the period for interest               $               --      $               --    $              --
Cash paid during the year for taxes                                    --                      --                   --

Non--cash disclosures:
Common stock issued for services                       $       18,176,641      $       10,105,382    $      30,574,373
Common stock issued in exchange for intellectual
property                                               $        9,430,900      $               --    $       9,430,900
Common stock issued in exchange for
previously incurred debt                               $        3,109,533      $               --    $       3,109,533
                                                       ================================================================
Common stock issued for ESOP shares                    $        3,960,000      $               --    $       3,960,000
                                                       ================================================================
Common stock penalty shares issued pursuant to
Pending SB--2 registration                             $          776,529      $               --    $         776,529
                                                       ================================================================
Amortization of beneficial conversion feature          $        8,836,000      $        1,625,000    $      10,461,000
Common stock canceled--previously issued for
services rendered                                      $         (478,270)     $         (285,575)   $        (763,845)
                                                       ================================================================
Preferred shares issued in exchange for
service at $25 per share in September 2004             $               --      $        1,500,000    $       1,500,000
                                                       ================================================================
Fair value of warrants issued to consultants
for services                                           $        7,358,568      $        2,019,862    $       9,378,430
                                                       ================================================================
Acquisition:
Common stock retained                                                          $               --    $           1,015
Assets acquired                                                                                --                 (135)
                                                                               ----------------------------------------
Total consideration paid                                                       $               --    $             880
                                                                               ========================================
Organization expenses-- note  issued in
exchange of  shares retired                                                    $               --    $          88,500
                                                                               ========================================

See the accompanying notes to the financial statements

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE A -- SUMMARY OF ACCOUNTING POLICIES

A summary of the significant accounting policies applied in the preparation of the accompanying financial statements follows.

Business and Basis of Presentation

On September 16, 2002, Applied DNA Sciences, Inc. (the "Company") was incorporated under the laws of the State of Nevada. The Company is in the development stage, as defined by Statement of Financial Accounting Standards No. 7 ("SFAS No. 7") and its efforts have been principally devoted to developing DNA embedded biotechnology security solutions in the United States. To date, the Company has generated nominal sales revenues, has incurred expenses and has sustained losses. Consequently, its operations are subject to all the risks inherent in the establishment of a new business enterprise. For the period from inception through September 30, 2005, the Company has accumulated losses of $89,924,553.

Estimates

The preparation of the financial statement in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Revenue Recognition

The Company recognizes revenue in accordance with SEC Staff Accounting Bulletin No. 101, "Revenue Recognition in Financial Statements" ("SAB 101"). SAB 101 requires that four basic criteria must be met before revenue can be recognized :(1) persuasive evidence of an arrangement exists; (2) delivery has occurred;
(3) the selling price is fixed and determinable; and (4) collectibility is reasonably assured. Determination of criteria (3) and (4) are based on management's judgments regarding the fixed nature of the selling prices of the products delivered and the collectibility of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.

On December 17, 2003, the SEC staff released Staff Accounting Bulletin (SAB) No. 104, Revenue Recognition. The staff updated and revised the existing revenue recognition in Topic 13, Revenue Recognition, to make its interpretive guidance consistent with current accounting guidance, principally EITF Issue No. 00-21, "Revenue Arrangements with Multiple Deliverables." Also, SAB 104 incorporates portions of the Revenue Recognition in Financial Statements - Frequently Asked Questions and Answers document that the SEC staff considered relevant and rescinds the remainder. The company's revenue recognition policies are consistent with this guidance; therefore, this guidance will not have an immediate impact on the company's consolidated financial statements.

Cash Equivalents

For the purpose of the accompanying financial statements, all highly liquid investments with a maturity of three months or less are considered to be cash equivalents.

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

Income Taxes

The Company has adopted Financial Accounting Standard No. 109 (SFAS 109) which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

Property and Equipment

Property and equipment are stated at cost and depreciated over their estimated useful lives of 3 to 5 years using the straight line method. At September 30, 2005 property and equipment consist of:

                                  September
                                    30, 2005
                                ------------

Furniture                       $    12,750
Accumulated depreciation              4,686
                                ------------
Net                             $     8,064

Impairment of Long-Lived Assets

The Company has adopted Statement of Financial Accounting Standards No. 144 (SFAS 144). The Statement requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Events relating to recoverability may include significant unfavorable changes in business conditions, recurring losses, or a forecasted inability to achieve break-even operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undercounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. SFAS No. 144 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Comprehensive Income

The Company does not have any items of comprehensive income in any of the periods presented.

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

Segment Information

The Company adopted Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131"). SFAS establishes standards for reporting information regarding operating segments in annual financial statements and requires selected information for those segments to be presented in interim financial reports issued to stockholders. SFAS 131 also establishes standards for related disclosures about products and services and geographic areas. Operating segments are identified as components of an enterprise about which separate discrete financial information is available for evaluation by the chief operating decision maker, or decision making group, in making decisions how to allocate resources and assess performance. The information disclosed herein, materially represents all of the financial information related to the Company's principal operating segment.

Net Loss Per Share

The Company has adopted Statement of Financial Accounting Standard No. 128, "Earnings Per Share," specifying the computation, presentation and disclosure requirements of earnings per share information. Basic earnings per share has been calculated based upon the weighted average number of common shares outstanding. Stock options and warrants have been excluded as common stock equivalents in the diluted earnings per share because they are either antidilutive, or their effect is not material. Fully diluted shares outstanding were 112,230,392 and 23,981,054 for the years ended September 30, 2005 and 2004, respectively.

Stock Based Compensation

In December 2002, the FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure-an amendment of SFAS 123." This statement amends SFAS No. 123, "Accounting for Stock-Based Compensation," to provide alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. In addition, this statement amends the disclosure requirements of SFAS No. 123 to require prominent disclosures in both annual and interim financial statements about the method of accounting for stock-based 3employee compensation and the effect of the method used on reported results. The Company has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in APB Opinion No. 25 and related interpretations. Accordingly, compensation expense for stock options is measured as the excess, if any, of the fair market value of the Company's stock at the date of the grant over the exercise price of the related option. The Company has adopted the annual disclosure provisions of SFAS No. 148 in its financial reports for the year ended September 30, 2005 and for the subsequent periods.

Had compensation costs for the Company's stock options been determined based on the fair value at the grant dates for the awards, the Company's net loss and losses per share would have been as follows (transactions involving stock options issued to employees and Black-Scholes model assumptions are presented in Note G):

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

                                                                                                                    For the Period
                                                                                                                     September, 16
                                                                                                                     2002 (Date of
                                                                                For The Year       For The Year        Inception
                                                                                ended Sept 30      ended Sept 30        through
                                                                                    2005               2004          Sept 30,2005
                                                                               ----------------   ----------------  ----------------
Net loss - as reported                                                         $  (67,109,519)    $  (19,358,259)   $  (89,924,553)
Add: Total stock based employee
compensation expense as reported under
intrinsic value method ( APB No. 25)                                                         -                  -                 -

Deduct: Total stock based employee
compensation expense as reported under
fair value method ( APB No. 123)                                                   (1,406,350)                  -       (1,406,350)
                                                                               ----------------   ----------------  ----------------
Net loss - Pro Forma                                                           $  (68,515,869)    $  (19,358,259)   $  (91,330,908)
                                                                               ================   ================  ================
Net loss attributable to common
stockholders - Pro Forma                                                       $  (68,515,869)    $  (19,258,259)   $  (91,330,908)
                                                                               ================   ================  ================

Basic (and assuming dilution) loss
per share - as reported                                                        $        (1.05)    $        (0.93)   $        (2.53)
                                                                               ================   ================  ================
Basic (and assuming dilution) loss
per share - Pro Forma                                                          $        (1.08)    $        (0.93)   $        (2.57)
                                                                               ================   ================  ================

Liquidity

As shown in the accompanying financial statements, the Company incurred a net loss of $89,924,553 during the period September 16, 2002 (date of inception) through September 30, 2005. The Company's current liabilities exceeded its current assets by $2,936,929 as of September 30, 2005.

Concentrations of Credit Risk

Financial instruments and related items, which potentially subject the Company to concentrations of credit risk, consist primarily of cash, cash equivalents and trade receivables. The Company places its cash and temporary cash investments with high credit quality institutions. At times, such investments may be in excess of the FDIC insurance limit.

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

Research and Development

The Company accounts for research and development costs in accordance with the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 2 ("SFAS 2"), "Accounting for Research and Development Costs. Under SFAS 2, all research and development costs must be charged to expense as incurred. Accordingly, internal research and development costs are expensed as incurred. Third-party research and developments costs are expensed when the contracted work has been performed or as milestone results have been achieved. Company-sponsored research and development costs related to both present and future products are expensed in the period incurred. The Company incurred research and development expenses of $638,873, $238,535 and $877,408 for the years ended September 30, 2005, September 30, 2004 and from September 16, 2002 (date of inception) through September 30, 2005, respectively. On July 12, 2005, the Company exchanged 36 million shares of stock with a value of $24,120,000 for intellectual property acquired from Biowell Technology, Inc.(see Note B). The Company capitalized $9,430,900 as an intangible asset and expensed $14,689,100 to acquisition costs in the year ended September 30, 2005

Reclassifications

Certain reclassifications have been made in prior year's financial statements to conform to classifications used in the current year.

Intangible Assets

The Company amortized its intangible assets using the straight-line method over their estimated period of benefit. The estimated useful for patents is five years while intellectual property uses a seven year useful life. We periodically evaluate the recoverability of intangible assets and take into account events or circumstances that warrant revised estimates of useful lives or that indicate that an impairment exists. All of our intangible assets are subject to amortization.

New Accounting Pronouncements

SFAS 123R. On March 31, 2004 the Financial Accounting Standards Board ("FASB") issued its exposure draft, "Share-Based Payments", which is a proposed amendment to SFAS 123. The exposure draft would require all share-based payments to employees, including grants of employee stock options and purchases under employee stock purchase plans, to be recognized in the statement of operations based on their fair value. The FASB issued the final standard in December 2004 that is effective for small business issuers for annual periods beginning after December 15, 2005. The Company has not yet assessed the impact of adopting this new standard.

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE A - SUMMARY OF ACCOUNTING POLICIES (continued)

SFAS 151. In November 2004, the Financial Accounting Standards Board (FASB) issued SFAS 151, Inventory Costs-- an amendment of ARB No. 43, Chapter 4. This Statement amends the guidance in ARB No. 43, Chapter 4, "Inventory Pricing," to clarify the accounting for abnormal amounts of idle facility expense, freight, handling costs, and wasted material (spoilage). Paragraph 5 of ARB 43, Chapter 4, previously stated that ". . . under some circumstances, items such as idle facility expense, excessive spoilage, double freight, and rehandling costs may be so abnormal as to require treatment as current period charges. . . ." This Statement requires that those items be recognized as current-period charges regardless of whether they meet the criterion of "so abnormal." In addition, this Statement requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. This Statement is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS 152. In December 2004, the FASB issued SFAS No.152, "Accounting for Real Estate Time-Sharing Transactions--an amendment of FASB Statements No. 66 and 67" ("SFAS 152) The amendments made by Statement 152 This Statement amends FASB Statement No. 66, Accounting for Sales of Real Estate, to reference the financial accounting and reporting guidance for real estate time-sharing transactions that is provided in AICPA Statement of Position (SOP) 04-2, Accounting for Real Estate Time-Sharing Transactions. This Statement also amends FASB Statement No. 67, Accounting for Costs and Initial Rental Operations of Real Estate Projects, to state that the guidance for (a) incidental operations and (b) costs incurred to sell real estate projects does not apply to real estate time-sharing transactions. The accounting for those operations and costs is subject to the guidance in SOP 04-2. This Statement is effective for financial statements for fiscal years beginning after June 15, 2005. with earlier application encouraged. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

SFAS 153. On December 16, 2004, FASB issued Statement of Financial Accounting Standards No. 153, Exchanges of Nonmonetary Assets, an amendment of APB Opinion No. 29, Accounting for Nonmonetary Transactions (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. Under SFAS 153, if a nonmonetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for nonmonetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

NOTE B - ACQUISITION OF INTANGIBLE ASSETS

The Company has adopted SFAS No. 142, Goodwill and Other Intangible Assets, whereby the Company periodically test its intangible assets for impairment. On an annual basis, and when there is reason to suspect that their values have been diminished or impaired, these assets are tested for impairment, and write-downs will be included in results from operations.

Biowell Technology, Inc.

On July 12, 2005, the Company  acquired  certain  intellectual  properties  from
Biowell Technology, Inc. ("Biowell") through an Asset Purchase Agreement ("Agreement") in exchange for 36 million shares of the Company's restricted common  stock  having  an  aggregate  fair  value  at the  date of  issuance  of
$24,120,000. The intangible assets acquired consist of proprietary DNA anti-counterfeit trade secrets created by Biowell that are intended to protect intellectual property from counterfeiting, fraud, piracy, product diversion and unauthorized intrusion.

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE B - ACQUISITION OF INTANGIBLE ASSETS (continued)

The purchase price has been allocated as follows:

Amortizable intangible assets acquired is comprised of :

Developed core technologies                                          $ 2,260,900
Developed product technologies                                         7,170,000
                                                                       ---------
Total amortizable intangible assets                                  $ 9,430,900
Transaction costs                                                     14,869,100
                                                                      ----------
Total purchase price                                                 $24,120,000
                                                                     ===========

In Process Research & Development

The Company concluded as of the date of acquisition, the acquired intangible assets, consisting of developed core and product technologies had reached full development and that it was not the intention of the Company's management to utilize the asset in specific research and development activities as defined in SFAS No. 2 Accounting for Research & Development Costs, As a result, the Company determined there was no in-process research and development ("IPR& D") projects in place related to the technology acquired , nor any future research and development activities planned. Accordingly, there is no charge to operations during the year ended September 30, 2005 for IPR&D in connection with the acquisition of the assets.


Transaction costs

The amount of the purchase price that could not be allocated to acquired identifiable intangible assets or IPR & D was $14,689,100 and was charged to operations as a cost of the transaction during the year ended September 30, 2005.

The identifiable intangible assets acquired and their carrying value at September 30, 2005 are:

                                                                                                                         Weighted
                                                          Gross                                                           Average
                                                         Carrying        Accumulated                     Residual       Amortization
                                                          Amount         Amortization         Net          Value           Period
                                                                                                                           (Years)
Amortizable
 Intangible
 Assets:
Trade secrets  and
developed
technologies                                            $ 9,430,900      $ 336,818        $ 9,094,082            -                 7
Patents                                                      34,237         11,764             22,493            -                 5
                                                        -----------      ---------        -----------     --------           -------
Total
 Amortized
 Identifiable
 Intangible Assets                                       $9,465,137       $348,582         $9,116,575            -              6.99

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE B - ACQUISITION OF INTANGIBLE ASSETS

Total amortization expense charged to operations for the year ended September 30, 2005 and 2004 were $ 346,825 and $1,756 respectively.

Estimated amortization expense as of September 30, 2005 is as follows:

         2006                        $ 1,357,279
         2007                          1,357,279
         2008                          1,349,748
         2009                          1,349,271
         2010 and after                3,704,998
                                     -----------
         Total                       $ 9,116,575
                                     ===========

NOTE C - ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities at September 30, 2005 are as follows:


         Accounts payable                                             $  345,849
         Accrued consulting fees                                       1,202,795
         Accrued taxes                                                   260,523
         Other accrued expenses (see Note E)                             760,952
                                                                      ----------
             Total                                                    $2,570,119
                                                                      ==========

NOTE D - PRIVATE PLACEMENT OF CONVERTIBLE NOTES

$ 1,675,000 Convertible Notes

Convertible notes payable ("Bridge Unit Offering") in quarterly installments of interest only at 10% per annum, secured by all assets of the Company and due on the earlier of the 9 month anniversary date of the initial closing of the offering or the completion of any equity financing of $3,000,000 or more; the Company, at its sole discretion may prepay principal at any time without penalty. The Bridge Unit Offering Notes, along with accrued and unpaid interest were converted to an aggregate of 4,988,051 shares of the Company's common shares at a price equal to approximately $. 33 per share during the quarter ended March 31, 2005.

$ 1,465,000 Convertible Notes

Beginning in December, 2004, the Company sold a 10% convertible debenture in the aggregate amount of $1,465,000 in a private placement and exempt offerings to sophisticated investors, net of costs and fees ("Convertible Notes").

The Convertible Note's terms called for the debt to automatically convert at $.50 per share upon the filing a of a registration statement with the Securities and Exchange Commission.

The Company filed the registration statement on February 15, 2005 and the Convertible Notes were converted to an aggregate of 2,930,000 shares of the Company's common stock in February, 2005.

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE D - PRIVATE PLACEMENT OF CONVERTIBLE NOTES (continued)

As additional consideration for the purchase of the Convertible Notes, the Company granted to the holders warrants entitling it to purchase 2,930,000 common shares of the Company's common stock at the price of $ .75 per share. These warrants were issued in February, 2005 and lapse if unexercised by February, 2010. A registration rights agreement was executed in December 2004 and consummated in February, 2005 requiring the Company to register the shares of its common stock underlying the Convertible Notes and warrants so as to permit the public resale thereof. The registration rights agreement provided for the payment of liquidated damages of 3.5% of the aggregate Convertible Note financing per month if the stipulated registration deadlines were not met. The liquidated damages, which approximate $ 51,275 per month, may be paid, at the Company's option, in cash or unregistered shares of the Company's common stock.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios ("EITF 98-5"), the Company recognized an imbedded beneficial conversion feature present in the Convertible Notes. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The Company recognized and measured an aggregate of $1,465,000 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Notes. Since the Convertible Notes were converted to the Company's common stock in February, 2005, the debt discount attributed to the beneficial conversion feature of $1,465,000 was charged to interest expense in its entirety during the year ended September 30, 2005.


In conjunction with raising capital through the issuance of Convertible Notes, the Company has issued a warrant in February, 2005 that has registration rights for the underlying shares. As the contract must be settled by the delivery of registered shares and the delivery of the registered shares is not controlled by the Company, pursuant to EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", the net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet $3,845,039 and charged to operations as interest expense. Upon the registration statement being declared effective, the fair value of the warrant on that date will be reclassified to equity. The Company initially valued the warrants using the Black-Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 148.66%, (3) risk-free interest rate of 3.21%, and (4) expected life of 3 years.


In connection with the placement of the $1,465,000 of convertible notes as described above, the Company agreed to registered shares of the Company's common stock underlying certain previously issued and outstanding warrants that were not subject to a registration rights agreement at the time the warrants were issued. These warrants consist of following:

   o 105,464 warrants entitling the holder to purchase 105,464 shares of the Company's common stock at the price of $ .10 per share. These warrants were issued in July, 2004 and lapse if unexercised by July, 2009.

   o 1,602,500 warrants entitling the holder to purchase 1,602,500 shares of the Company's common stock at the price of $ .60 per share. These warrants were issued in October, 2003 and lapse if unexercised by October, 2008.

As a result, the Company is required to classify the warrants as derivative liabilities and mark then to market at each reporting date. The fair value of the warrants that were subject to registration reclassified as liabilities from additional paid in capital in February, 2005 totaled $3,108,851. Upon the registration statement being declared effective, the fair value of the warrants on that date will be reclassified to equity. The Company initially valued the warrants using the Black-Scholes pricing model with the following assumptions:
(1) dividend yield of 0%; (2) expected volatility of 148.66%, (3) risk-free interest rate of 3.21%, and (4) expected life of 3 years.

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE D - PRIVATE PLACEMENT OF CONVERTIBLE NOTES (continued)

$ 7,371,000 Convertible Notes

In January and February, 2005, the Company sold a 10% convertible debenture in the aggregate amount of $7,371,000 in a private placement and exempt offerings to sophisticated investors, net of costs and fees ("Convertible Notes").

The Convertible Note's terms called for the debt to automatically convert at $.50 per share upon the filing of a registration statement with the Securities and Exchange Commission.

The Company filed the registration statement on February 15, 2005 and the Convertible Notes were converted to an aggregate of 14,742,000 shares of the Company's common stock.

As additional consideration for the purchase of the Convertible Notes, the Company granted to the holders warrants entitling it to purchase 14,742,000 common shares of the Company's common stock at the price of $ .75 per share. These warrants lapse if unexercised by February, 2010. A registration rights agreement was executed and consummated in January, 2005 requiring the Company to register the shares of its common stock underlying the Convertible Notes and warrants so as to permit the public resale thereof. The registration rights agreement provided for the payment of liquidated damages of 3.5% of the aggregate Convertible Note financing per month if the stipulated registration deadlines were not met. The liquidated damages, which approximate $ 257,985 per month, may be paid, at the Company's option, in cash or unregistered shares of the Company's common stock.

In accordance with Emerging Issues Task Force Issue 98-5, Accounting for Convertible Securities with a Beneficial Conversion Features or Contingently Adjustable Conversion Ratios ("EITF 98-5"), the Company recognized an imbedded beneficial conversion feature present in the Convertible Notes. The Company allocated a portion of the proceeds equal to the intrinsic value of that feature to additional paid-in capital. The Company recognized and measured an aggregate of $ 7,731,000 of the proceeds, which is equal to the intrinsic value of the imbedded beneficial conversion feature, to additional paid-in capital and a discount against the Convertible Notes. Since the Convertible Notes were converted to the Company's common stock in February, 2005, 2005, the debt discount attributed to the beneficial conversion feature of $ 7,371,000 was charged to interest expense in its entirety during the year ended September 30, 2005.

In conjunction with raising capital through the issuance of Convertible Notes, the Company has issued a warrant that has registration rights for the underlying shares. As the contract must be settled by the delivery of registered shares and the delivery of the registered shares is not controlled by the Company, pursuant to EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", the net value of the warrants at the date of issuance was recorded as a warrant liability on the balance sheet $19,303,175 and charged to operations as interest expense. Upon the registration statement being declared effective, the fair value of the warrant on that date will be reclassified to equity. The Company initially valued the warrants using the Black-Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 152.59%, (3) risk-free interest rate of 3.67%, and (4) expected life of 5 years.

Revaluation of Warrant Liability

In accordance with SFAS 133 "Accounting for Derivative Instruments and Hedging Activities", the Company revalued the warrants issued subject to registration rights as of September 30, 2005 using the Black-Scholes option pricing model (see Note G). Assumptions regarding the life, the expected dividend yield and volatility were left unchanged but the Company did apply a risk free interest rate of 4.18%, a volatility of 155.91% and a deemed fair value of common stock of $0.57, which was the closing price of the Company's common stock on September 30, 2005. The difference of $16,700,991 between the fair value of the warrants as of September 30, 2005 and the previous valuation as of February , 2005 has been recorded as a gain on revaluation of warrant liability, and included in the accompanying consolidated financial statements.

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE E - RELATED PARTY TRANSACTIONS

At September 30, 2005, notes payable are as follows:

Note payable, unsecured, related party, payable from August 1, 2005,              $410,429
right to convert to restricted stock in lieu of cash, rate of interest
2%, 160,000 shares prior to October 31, 2005 or 180,000 shares after that date.  Since September 2005, the Company has made no payments and
                                                                                  ---------
is now in default.

Less: current portion                                                              410,429
                                                                                  ---------

                                                                                   410,429
                                                                                  ---------
Note payable - long-term                                                          $     --

On October 18, 2005, Maureen Huppe, a Company shareholder obtained a judgment in Los Angeles County, California against Lawrence Lee, director of the Company, for short swing profits as a result of trading Company shares. Per the judgment, Mr. Lee is obligated to reimburse the Company $245,911 in damages plus legal fees. In addition, the Company owes Mr. Lee $35,162 in outstanding accrued liabilities. In offsetting the outstanding liability against the pending reimbursement, the Company is seeking approximately $211,000 from Mr. Lee. The Company will recognize the reimbursement upon receipt of the funds from Mr. Lee.

In February, 2005, the Company issued 1,500,000 shares of its restricted common stock to a Company officer and Director in exchange for $600,000 of previously incurred debt. The debt was in the form of a promissory note.

The Company valued the shares at $1.31 per share for a total of $1,965,000, which represents the fair value of the common stock on the date of the exchange. The difference between the fair value of the common stock of $1,965,000 and the face value of the debt of $600,000 or $1,365,000 has been charged to current period interest expense.

The Company's current and former officers and shareholders have advanced funds to the Company for travel related and working capital purposes. No formal repayment terms or arrangements exist. The amount of the advances due at September 30, 2005 was $52,662 and is included in accounts payable and accrued expenses (see Note C).

NOTE F - CAPITAL STOCK

The Company is authorized to issue 10,000,000 shares of preferred stock with a $.001 par value per share. The Company is authorized to issue 250,000,000 shares of common stock, with a $0.001 par value per share as the result of a shareholder meeting conducted on February 14, 2005. Prior to the February 14, 2005 share increase and par value change, the Company had 100,000,000 authorized shares with a par value of $0.50. In February 2005, the

Company passed a resolution authorizing change in the par value per common shares from $0.50 per share to $0.001 per share.

The preferred stock is convertible at the option of the holder into common stock at the rate of twenty-five (25) shares of common for every one share of preferred at the option of the holder .

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE F - CAPITAL STOCK (continued)

Preferred and Common Stock Transactions During the Year Ended September 30, 2003

During the period September 16, 2002 through September 30, 2002, the Company issued 100,000 shares of common stock in exchange for reimbursement of services provided by the founders of the Company. The Company valued the shares issued at approximately $1,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October, 2002, the Company issued 10,178,352 shares of common stock in exchange for the previously issued 100,000 shares to the Company's founders in connection with the merger with Prohealth Medical Technologies, Inc.

In October, 2002 the Company canceled 100,000 shares of common stock issued to the Company's founders.

During the fiscal year ended September 30, 2003, the Company issued 2,369,130 shares of common stock, net of cancellation of 860,000 shares in exchange for consulting services. The Company valued the shares issued at $2,191,227, net of cancellation of $60,008, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In November 2002, the Company issued 876,000 shares of common stock in exchange for subscription at approximately $ 0.065 per share.

In January 2003, the Company issued 1,500,000 shares of common stock in exchange for a licensing agreement (see Note J). The Company valued the shares issued at approximately $ .065 per share, which represents the fair value of the license received which did not differ materially from the value of the stock issued. The Company charged the cost of the license to operations.

In March 2003, the Company issued 10,140,000 shares of common stock to Company's founders in exchange for services. In accordance with EITF 96-18 the measurement date to determine fair value was in September 2002. This was the date at which a commitment for performance by the counter party to earn the equity instrument was reached. The Company valued the shares issued at approximately $0.0001 per share, which presents the fair value of the services received which did not differ materially from the value of the stock issued.

In connection with the Company's acquisition of ProHealth, the controlling owner of ProHealth granted the Company an option to acquire up to 8,500,000 shares of the Company's common stock in exchange for $100,000. The option expires on December 10, 2004. On June 30, 2003, the Company exercised its option and acquired 7,500,000 common shares under this agreement in exchange for an $88,500 convertible promissory note payable to the former controlling owner. The Company has an option through December 10, 2004 to acquire the remaining 1,000,000 shares from the former controlling owner in exchange for $11,500. On June 30, 2003, the Company retired the 7,500,000 shares common acquired pursuant to the option agreement.

In September 2003, the Company issued 19,200 shares of common stock for cash previously subscribed at $2.50 per share.

During the fiscal year ended September 30, 2003, the Company issued 154,000 shares of common stock in exchange for previously issued options to purchase the Company's common stock at $1.00 per share.

During the fiscal year ended September 30, 2003, the Company issued 74,400 shares of common stock in exchange for cash at approximately $0.89 per share.

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE F - CAPITAL STOCK (continued)

Preferred and Common Stock Transactions During the Year Ended September 30, 2004

In October 2003, the Company issued 15,000 shares of convertible preferred stock in exchange for services. The Company valued the shares issued at the $15 par value and recorded the value for services when the shares were converted into common shares as identified below.

During the fiscal year ended September 30, 2004, the Company issued 5,149,472 shares of common stock, net of cancellation of 155,000 shares, in exchange for consulting services. The Company valued the shares issued at $8,787,315, net of cancellation of $408,575, which represents the fair value of the services received which did not differ materially from the value of the stock issued

During the fiscal year ended September 30, 2004, the Company issued 340,500 shares of common stock for shares previously subscribed at approximately $2.04 per share.

In March 2004, the Company issued 55,000 of common stock for options exercised at $1.00 per share.

During the fiscal year ended September 30 2004, the Company converted 15,000 preferred shares into 375,000 shares of common stock at $1.47 per share in exchange for employee services valued at $549,750.

In June 2004, the Company sold 250,000 shares of common stock at $1.00 per share for total proceeds of $250,000 pursuant to private placement.

In September 2004, the Company issued 60,000 convertible preferred shares at $25.00, in exchange for consulting services valued at $1,500,000.

Preferred and Common Stock Transactions During the Year Ended September 30, 2005

During the fiscal year ended September 30, 2005, the Company issued 11,040,647 shares of common stock, net of cancellation of 2,329,600 shares, in exchange for consulting and employee services. The Company valued the shares issued at $13,008,371, net of cancellation of $1,328,269, which represents the fair value of the services received which did not differ materially from the value of the stock issued

During the fiscal year ended September 30, 2005, the Company issued 1,500,000 shares of common stock for shares previously subscribed at approximately $.54 per share.

During the fiscal year ended September 30, 2005, the Company issued 267,500 shares of common stock for warrants and options exercised at approximately $0.39 per share

In October 2004, the Company issued 500,000 shares of common stock in exchange for debt at $0.50 per share.

In December 2004, the Company issued net 5,500,000 shares of common stock for default as per terms of notes payable for $88,500. Out of total, 3,500,000 shares were retained in escrow on behalf of another party for future deferred compensation.

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE F - CAPITAL STOCK (continued)

In February 2005, the Company in exchange for a related party note in the outstanding principal amount of $600,000 and as settlement for certain claims related thereto issued 1,500,000 shares of common stock using a price of $1.31 per share. (See note E)

In July 2005, the Company issued 36 million shares in exchange for intellectual property at approximately $0.67 per share for a total of $24,120,000. The value of the acquired intangible assets was established at $9,430,900, with the balance of the purchase price, or $14,689,100, charged to operations as a cost of the transaction. (See Note B)

During the year ended September 30, 2005, the Company issued 8,550,000 shares of its common stock without restriction to employees in exchange for services rendered. The Company valued the shares issued at market value and charged operations in the period the shares were issued. The Company is investigating the circumstances surrounding the issuance of the shares and the possible subsequent resale of certain of the shares on the open market and the possibility of violations of securities laws (see Note J).

Until the Company successfully completes its pending registration statement on SEC Form SB-2, the Company is subject to liquidated damages (see Note D). In connection with the $1,465,000 and $7,371,000 million convertible debt financing, the Company was obligated to deliver registered shares underlying the convertible notes and warrants by July 2005. Since the registration was not effective by July 2005, the Company has been accruing the charging to operations the stipulated liquidated dames in shares of Company's common stock accruing at the rate of 3.5% per month on the face value of the previously issued convertible notes. During the year ended September 30, 2005, the Company has paid and charged to operations penalties of $776,529 in the form of 605,382 unregistered shares of its common stock to the former note holders.


NOTE G - STOCK OPTIONS AND WARRANTS

Warrants

The Company issued options and warrants during the years ended September 30, 2005 and 2004 for consulting and employee services, fees in connection with obtaining financing and various other services. The following table summarizes the changes in options and warrants outstanding and the related prices for the shares of the Company's common stock issued to shareholders of the Company. These warrants were granted in lieu of cash compensation for services performed or financing expenses in connection with the sale of the Company's common stock.

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE G - STOCK OPTIONS AND WARRANTS (continued)

                                                                                                                     Warrants
                                           Warrants Outstanding                                                     Exercisable
                                              Weighted Average             Weighed                                    Weighted
                       Number              Remaining Contractual           Average          Number                    Average
Exercise                                                                  Exercise                                    Exercise
Prices               Outstanding                Life (Years)                Price           Exercisable                Price
-------------       --------------        -------------------------       -----------       --------------          -------------
   $0.10                  105,464                   3.79                  $     0.10              105,464           $       0.10
   $0.20                    5,000                   3.13                  $     0.20                5,000           $       0.20
   $0.50                   50,000                   4.02                  $     0.50               50,000           $       0.50
   $0.55                9,000,000                   2.72                  $     0.55            9,000,000           $       0.55
   $0.60                9,132,000                   3.63                  $     0.60            9,132,000           $       0.60
   $0.70                  750,000                   1.84                  $     0.70              750,000           $       0.70
   $0.75               17,727,000                   4.00                  $     0.75           17,727,000           $       0.75
   $1.00                  100,000                   1.04                  $     1.00              100,000           $       1.00
                       ----------                                                              ----------
                       36,869,464                                                              36,869,464

Transactions involving warrants are summarized as follows:

                                                         Weighted Average Price
                                  Number of Shares             Per Share
Balance, September 30, 2003                 383,500        $           1.38
                                  ------------------       -----------------
Granted                                   4,574,753                    0.58
Exercised                                   (88,000)                   1.00
Canceled or expired                              --                      --
                                  ------------------       -----------------
Balance,  September 30, 2004              4,870,253        $           0.63
                                  ------------------       -----------------
Granted                                  32,873,000                    0.67
Exercised                                  (142,500)                   0.10
Canceled or expired                        (731,289)                   0.60
                                  ------------------       -----------------
Balance, September 30, 2005              36,869,464        $           0.67
                                  ------------------       -----------------

In July 2005, the Company consummated an agreement with Trilogy Capital Partners, Inc. and Joff Pollon ("Trilogy" and "Pollon") to provide marketing services to the Company for a term of one year, and terminable thereafter by either party upon 30 days prior written notice. In connection with the agreement, the Company agreed to pay Trilogy a monthly fee of $12,500. The Company also issued to Trilogy and Pollon warrants purchasing an aggregate of 9,000,000 shares of common stock at $0.55 per share, exercisable for a period of three years from issuance. As the contract must be settled by the delivery of registered shares and the delivery of the registered shares is not controlled by the Company, pursuant to EITF 00-19, "Accounting for Derivative Financial Instruments Indexed to, and Potentially Settled in, a Company's Own Stock", the net value of the warrants at the date of issuance was recorded as a warrant liability of $4,117,500 and charged to operations as consulting fees.
 Upon the registration statement being declared effective, the fair value of the warrants on that date will be reclassified to equity. The Company initially valued the warrants using the Black-Scholes pricing model with the following assumptions: (1) dividend yield of 0%; (2) expected volatility of 155.3%, (3) risk-free interest rate of 3.82%, and (4) expected life of 3 years.

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE G - STOCK OPTIONS AND WARRANTS (continued)

In accordance with SFAS 133 "Accounting for Derivative Instruments and Hedging Activities", the Company revalued the warrants as of September 30, 2005 using the Black-Scholes option pricing model. The difference between the fair value of the warrants as of September 30, 2005 and the previous valuation as of July, 2005 has been recorded as a gain on revaluation of warrant liability, and included in the accompanying consolidated financial statements.

During the quarter ended December 31, 2004, the Company granted 6,063,500 warrants to non employees in exchange for services and financing expenses. The estimated fair value of the compensatory warrants granted to the non-employees in exchange for services and financing expenses was determined using the Black-Scholes pricing model and the following assumptions: contractual term of 2 to 5 years, a risk free interest rate from 2.47% to 3.53%, a dividend yield of 0% and volatility from 65.7% to 148.7%. The amount of the expense charged to operations for compensatory warrants granted in exchange for services and financing expenses was $3,169,052 for the quarter ended December 31, 2004.

During the quarter ended March 31, 2005, the Company granted 55,000 warrants to non employees in exchange for services. The estimated fair value of the compensatory warrants granted to the non employees in exchange for services was determined using the Black-Scholes pricing model with the following assumptions: contractual term of 5 years, a risk free interest rate of 3.67%, a dividend yield of 0% and volatility of 152.59%. The amount of the expense charged to operations for compensatory warrants granted in exchange for services was $72,017 for the quarter ended March 31, 2005

During the year ended September 30, 2004, the Company granted 2,841,000 warrants to non-employees and consultants in exchange for the services. The estimated fair value of the compensatory warrants granted to the non-employees in exchange for services was determined using the Black-Scholes pricing model with the following assumptions: contractural term of 2-5 years, a risk free rate of 3.0% to 3.4%, a dividend yield of 0% and volatility of 65.7% to 74.78%. The amount of expenses charged to operations in exchange for services was $2,019,862 for the year ended September 30, 2004.


The aggregate amounts of the expense charged to operations for compensatory warrants granted in exchange for services and financing expenses was $7,358,569 and $2,019,862, respectively, for the years ended September 30, 2005 and 2004.

Employee Stock Options


The following table summarizes the changes in options outstanding and the related prices for the shares of the Company's common stock issued to employees of the Company under a non-qualified employee stock option plan.

         Options Outstanding                      Options Exercisable

                            Weighted
                             Average      Weighted                      Weighted
                            Remaining      Average                       Average
    Exercise   Number     Contractual     Exercise      Number          Exercise
    Prices   Outstanding  Life (Years)     Price      Exercisable          Price
  $  0.68    3,660,000      4.75          $  0.68      2,745,000        $   0.68

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE G - STOCK OPTIONS AND WARRANTS (continued)

Transactions involving stock options issued to employees are summarized as follows:

                                    Number of          Weighted Average Exercise
                                     Shares                 Price Per Share
Outstanding at October 1, 2004               -                $      -
      Granted                        3,660,000                    0.68
      Exercised                              -                       -
      Cancelled or expired                   -                       -
                                    ----------                --------
Outstanding at September 30, 2005    3,660,000                $   0.68

The weighted-average fair value of stock options granted to employees during the year ended September 30, 2005 and 2004 and the weighted-average significant assumptions used to determine those fair values, using a Black-Scholes option pricing model are as follows:

                                                         2005               2004
                                                         ----               ----
      Significant assumptions (weighted-average):
           Risk-free interest rate at  grant             3.5%               N/A
       date
           Expected stock price volatility                85%               N/A
           Expected dividend payout                       --                 --
           Expected option life (in years)                 5                N/A

If the Company recognized compensation cost for the non-qualified employee stock option plan in accordance with SFAS No. 123, the Company's pro forma net loss and net loss per share would have been $68,515,869 and $(1.08), respectively, for the year ended September 30, 2005. There were no options issued in 2004.

During the quarter ended March 31, 2005, the Company granted an aggregate of 300,000 stock options to directors that vested immediately. The exercise prices of the stock options granted were below the fair value of the Company's common stock at the grant date. Compensation expense of $180,000 was charged to operations during the period ended March 30, 2005. In the quarter ended June 30, 2005, the Company canceled the unexercised 300,000 stock options and credited expense for the previously recorded $180,000 in compensation.

NOTE H - INCOME TAXES

The Company has adopted Financial Accounting Standard No. 109 which requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in the financial statement or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Temporary differences between taxable income reported for financial reporting purposes and income tax purposes are insignificant.

At September 30, 2005, the Company has available for federal income tax purposes a net operating loss carryforward of approximately $72,000,000, expiring in the year 2023, that may be used to offset future taxable income. The Company has provided a valuation reserve against the full amount of the net operating loss benefit, since in the opinion of management based upon the earnings history of the Company; it is more likely than not that the benefits will not be realized. Due to significant changes in the Company's ownership, the future use of its existing net operating losses may be limited. Components of deferred tax assets as of September 30, 2005 are as follows:

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005


NOTE H - INCOME TAXES (continued)


Non current:
Net operating loss carryforward                  $24,400,000
                                                 ------------
Valuation allowance                              (24,400,000)
                                                 ------------
Net deferred tax asset                           $        --
                                                 ------------

NOTE I-LOSS PER SHARE

The following table presents the computation of basic and diluted losses per share:

                                                     RESTATED
                                                 For the Year Ended        For the Year Ended
                                                 September 30, 2005        September 30, 2004
                                                --------------------       ------------------
Loss available for common shareholders          $      ($67,109,519)       $     (19,358,259)
                                                --------------------       ------------------
Basic and fully diluted loss per share          $            ($1.05)       $           (0.93)
                                                --------------------       ------------------
Weighted average common shares outstanding                63,917,009              20,819,700

Net loss per share is based upon the weighted average of shares of common stock outstanding

NOTE J- COMMITMENTS AND CONTINGENCIES

Consulting Agreements

On August 6, 2004 the Company retained Giuliani Partners, on a non-exclusive basis, to provide advice and assistance to the Company regarding issues associated with Applied DNA's proprietary DNA embedded security. On April 8, 2005 Giuliani Partners terminated the agreement with the Company. Total compensation paid to Giuliani Partners through September 30, 2005 was $1,250,000.

On March 24, 2005, the Company amended its existing Cooperative Research and Development Agreement ("CRADA") with Battelle Energy Alliance, LLC, and the Department of Energy's National Laboratory in Idaho Falls, Idaho (the Amendment"). The Amendment adds additional joint research projects, including development of marker applications for textiles, inks, gasoline, and explosive materials. Per the Amendment and at the Company's discretion, the Company can spend up to $1,701,216 to further develop and refine selected DNA and related applications. In November 2005, the agreement was terminated.

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE J- COMMITMENTS AND CONTINGENCIES (continued)

Litigation

In January, 2005, Stern & Co. commenced this action against the Company in the United States District Court for the Southern District of New York. In this action, Stern & Co. alleges that it entered into a contract with us to perform media and investor relations for a monthly fee of $5,000 and stock options. Stern & Co. claims that we failed to make certain payments pursuant to the contract and seeks damages in the amount of $96,042. We answered the complaint on May 12, 2005, denying Stern & Co.'s allegations and we asserted a number of defenses. This action is in the early stages of discovery and we intend to vigorously defend this matter. Management believes the ultimate outcome of this matter will not have a material adverse effect on the Company's consolidated financial position or results of operations.

In November, 2004, Oceanic Consulting, S.A. commenced this action against the Company in the Supreme Court of the State of New York, County of New York. Oceanic Consulting, S.A. asserts a cause of action for breach of contract based upon the allegation that we failed to make payments pursuant to a consulting agreement. Oceanic Consulting, S.A. also asserts a causes of action in which it seeks reimbursement of its expenses and attorneys' fees. Oceanic Consulting, S.A. seeks damages in the amount of $137,500.00. Oceanic Consulting, S.A. moved for a default judgment, which we have opposed based upon Oceanic Consulting, S.A.'s failure to properly serve the complaint as well as our meritorious defenses. Thereafter, Oceanic Consulting, S.A. agreed to withdraw its motion for a default judgment and accepted service of our answer on May 23, 2005. We dispute the allegations of the complaint. This action is in the early stages of discovery and we intend to vigorously defend this matter. Management believes the ultimate outcome of this matter will not have a material adverse effect on the Company's consolidated financial position or results of operations.

In April, 2005, Crystal Research Associates, LLC obtained a default judgment against the Company for $13,000 in the Superior Court of New Jersey, Middlesex County. We intend to move to vacate the default judgment on various grounds. We dispute the allegations of the complaint and we intend to vigorously defend this matter.

The Company is subject to other legal proceedings and claims, which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity.

Franchising and Distribution Agreements

In connection with the acquisition of certain intellectual properties from Biowell (see Note B) , the Company terminated the October 2002 license agreement with Biowell, replacing it with a new license agreement granting Biowell an exclusive license in selected Asian countries for an initial period through December 31, 2010. If Biowell meets its performance goals, the license agreement extends for an additional five year term. Sub-license payments due to the Company are 50% for all fees, payments and consideration received. Biowell is required to pay a royalty of 10% on all net sales made and is required to meet certain minimum annual net sales in its various territories. Under this agreement, the Company recognized $3,129 in revenues in this year ended September 30, 2005.

The Company has entered into a Distribution and Franchising Agreement ("Franchise Agreement") in July 2003. Under the terms of the Franchise Agreement, the franchisee is obligated to pay the Company $3,000,000 payable $25,000 upon execution of the Franchise Agreement and the balance of $2,975,000 payable over five (5) years with interest accruing at 8% per annum. Payments under the Franchise Agreement are subject to franchisee's net profits, as defined, under the Franchise Agreement. During the year ended September 30, 2005 and 2004 the Company has received the initial $0 and $25,000, as installment and has recognized the receipt as other income in the accompanying financial statements.

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005


NOTE J- COMMITMENTS AND CONTINGENCIES (continued)

Operating Lease Commitments

The Company leases office space under operating lease in Los Angeles, California for its corporate use from an entity controlled by significant former shareholder, expiring in November 2006. In November 2005, the Company vacated the Los Angeles facility to relocate to the new Stony Brook New York address (see Note K). Total lease rental expenses for the years ended on September 30, 2005 and 2004, was $138,661 and $120,804, respectively.

Commitments for minimum rentals under non-cancelable lease at September 30, 2005 are as follows:

Year ended September 30, 2006             $    51,562
2007                                            4,687
                                           -----------
                                          $    56,249

Employment and Consulting Agreements

The Company has employment agreements with some of the Company's officers and certain employees. These employment agreements provide for salaries and benefits, including stock options. In June of 2005, an Addendum was made to several employment agreements providing defined commitments should the Company terminate the employee with or without cause. It is the Company's position that the form of Addendum was not approved by the Board of Directors, and is therefore null and void.

The Company has consulting agreements with two outside contractors to provide marketing and financial advisory services. The Agreements are generally for a term of 12 months from inception and renewable automatically from year to year unless either the Company or consultant terminates such engagement by written notice.

As part of the Biowell acquisition (see Note B), the Company entered into a consulting agreement with Timpix International Limited for the consulting services of three former Biowell employees, Jun-Jei Sheu, Ben Liang and Johnson Chen. The consulting agreement is for the shorter of two years, or until all of the consultants have obtained a visa to work in the United States and execute employment agreements with the Company. Such consulting agreement shall automatically renew for one year periods until terminated. Pursuant to the consulting agreement, the Company shall pay $47,000 per month, which is apportioned at $20,000 per month for Mr. Sheu, $15,000 per month for Mr. Liang and $12,000 per month for Mr. Chen. In the event that either of Messrs. Sheu, Liang or Chen becomes employed by the Company, the monthly consulting fee shall be reduced accordingly.

Matters Voluntarily Reported to the SEC and Securities Act Violations

We previously disclosed that we were investigating the circumstances surrounding certain issuances of 8,550,000 shares to employees and consultants in July 2005 (see Note F), and have engaged our new outside counsel to conduct this investigation. We have voluntarily reported our current findings from the investigation to the SEC, and we have agreed to provide the SEC with further information arising from the investigation. We believe that the issuance of 8,000,000 shares to employees in July 2005 was effectuated by both our former President and our former Chief Financial Officer/Chief Operating Officer without approval of the Board of Directors. These former officers received a total of 3,000,000 of these shares. In addition, it appears that the 8,000,000 shares issued in July 2005, as well as an additional 550,000 shares issued to employees and consultants in March, May and August 2005, were improperly issued without a restrictive legend stating that the shares could not be resold legally except in compliance with the Securities Act of 1933, as amended. Our investigation is continuing. The members of our management who effectuated the stock issuances that are being examined in the investigation no longer work for us. We believe that we may incur significant costs and expenses in continuing this investigation. In the event that any of the exemptions from registration with respect to the issuance of the Company's common stock under federal and applicable state securities laws were not available, the Company may be subject to claims by federal and state regulators

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE J- COMMITMENTS AND  CONTINGENCIES (continued)

for any such violations. In addition, if any purchaser of the Company's common stock were to prevail in a suit resulting from a violation of federal or applicable state securities laws, the Company could be liable to return the amount paid for such securities with interest thereon, less the amount of any income received thereon, upon tender of such securities, or for damages if the purchaser no longer owns the securities. As of the date of these financial statements, the Company is not aware of any alleged specific violation or the likelihood of any claim. There can be no assurance that litigation asserting such claims will not be initiated, or that the Company would prevail in any such litigation.

The Company is unable to predict the extent of its ultimate liability with respect to any and all future securities matters. The costs and other effects of any future litigation, government investigations, legal and administrative cases and proceedings, settlements, judgments and investigations, claims and changes in this matter could have a material adverse effect on the Company's financial condition and operating results

NOTE K- SUBSEQUENT EVENTS

In November 2005, the Company closed its Los Angeles facility and relocated to Stony Brook, New York. As part of the relocation, the Company terminated many of its Los Angeles based employees, sold excess office furnishings and terminated its facility lease. In anticipation of future expenses related to the relocation, the Company established a reserve , which was charged to operations during the year ended September 30, 2005, for severed employees, lease termination and new office relocation expenses in the amount of $451,000 (see Note J).

In October 2005, the Company received a Notice of Termination from the Idaho National Laboratory. The Notice gives APDN 90-day advance notice of termination. The effective Termination date is January 23, 2006. We are exploring a settlement and mutual release with the Idaho National Laboratory.

NOTE L - GOING CONCERN

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. As shown in the accompanying financial statements during the period September 16, 2002 through September 30, 2005, the Company incurred a loss of $89,924,553. These factors among others may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The Company's existence is dependent upon management's ability to develop profitable operations. Management is devoting substantially all of its efforts to developing DNA embedded biotechnology security solutions in the United States and there can be no assurance that the Company's efforts will be successful. However, the planned principal operations have not commenced and no assurance can be given that management's actions will result in profitable operations or the resolution of its liquidity problems. The accompanying statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

In order to improve the Company's liquidity, the Company's management is actively pursing additional equity financing through discussions with investment bankers and private investors. There can be no assurance the Company will be successful in its effort to secure additional equity financing

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE M - RESTATEMENT OF FINANCIAL STATEMENTS

The Company has restated its financial statements for the year ended September 30, 2005 and the period September 16, 2002 (date of inception) through September 30, 2005 to correct the following errors in the financial statements previously filed:

     o The Company did not record as a current period expense, warrants issued to consultants and non-employees having a fair value of $7,358,568 (see Note G)

     o The Company erroneously recorded the value of shares issued to a former Director in exchange for previously incurred debt of $1,365,000 (see Note E)

     o    The  Company  did  record the fair  value of  warrants  issued to note holders and consultants having registration rights aggregating $23,148,214 as a charge of operations and a liability in accordance with EITF 00-21 (see Note D)

     o The Company did not record the gain of $16,700,991 on revaluation fo the warrant liability as of September 30, 2005 (see Note D)

The net effect of the correction of these errors was to:

     o Increase the Company's reported net loss for the year ended September 30, 2005 by $14,499,139 from $52,610,380 to $67,109,529.

     o Increase the Company's current liabilities as of September 30, 2005 by $384,651 from $2,595,897 to $2,980,548

     o    Increase  the  Company's  other  liabilities,   representing  warranty
          liabilities, as of September 30, 2005 by $13,673,574 from $0 to $13, 673,574

Following are reconciliations of the Company's restatement of the Consolidated Balance Sheet as of September 30, 2005:

                                                                      As of September 30, 2005
                                                                ---------------------------------
                                                                (As Restated)       (As Reported)
                                                                -------------       -------------
   ASSETS                                                       $   9,182,520       $  9,182,520

   LIABILITIES AND  DEFICIENCY IN STOCKHOLDERS' EQUITY

    Total Current Liabilities                                       2,980,548          2,595,897

   Warrant Liability                                               13,673,574                  -

    Deficiency in Stockholders' Equity:
    Preferred Stock                                                         6                  6
    Common Stock                                                      112,230            112,230
    Common Stock Subscription                                          20,000             20,000
    Additional Paid-In-Capital                                     82,320,715         81,879,801
    Deficit Accumulated During Development Stage                  (89,924,553)       (75,425,414)
                                                                -------------       -------------
    Total Stockholders' Equity (deficit)                           (7,471,602)         6,586,623
                                                                -------------       -------------
    Total Liabilities and Deficiency in Stockholders'
   Equity                                                       $   9,182,520       $  9,182,250

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE M - RESTATEMENT OF FINANCIAL STATEMENTS (continued)

Following are reconciliations of the Company's restatement of the Consolidated Statement of Losses for the year ended September 30, 2005 and the period September 16, 2002 (date of inception) through September 30, 2005

                                                                          For the Period September 16, 2002 (Date of
                              For the Year Ended September 30, 2005          Inception) Through September 30, 2005
                              (As Restated)           (As Reported)          (As Restated)          (As Reported)
                            -----------------        ----------------        ---------------      ------------------
Operating Expenses:
Selling general and
administrative              $     50,714,017         $    42,662,152         $   71,535,604       $      63,483,689
Research and development             638,873                 638,873                877,408                 877,408
Depreciation and
amortization                         356,266                 356,266                359,427                 359,427
                            -----------------        ----------------        ---------------      ------------------

Total Operating Expenses          51,709,156              43,657,291             72,772,439              64,720,524
                            -----------------        ----------------        ---------------      ------------------
Operating Loss                   (51,709,156)            (43,657,291)           (72,772,439)            (64,720,524)

Net gain/(loss) on
revaluation of warrant
liability                         16,700,990                       -             16,700,990                       -
Other income (expense)                 4,957                   4,957                 31,342                  31,342
Interest income (expense)        (32,106,310)             (8,958,046)           (33,884,446)            (10,736,232)
                            -----------------        ----------------        ---------------      ------------------

Net Income (Loss)           $    (67,109,519)        $   (52,610,380)        $  (89,924,553)      $     (75,425,414)
                            =================        ================        ===============      ==================
Gain (Loss) per common
share                       $          (1.05)        $         (0.82)        $        (2.53)      $           (2.12)
                            =================        ================        ===============      ==================
(basic and assuming
dilution) Weighted average
shares outstanding                63,917,009              63,905,259             35,590,559              35,570,871
                            =================        ================        ===============      ==================

The result of the Cash Flow restatement is:

     o    increase the net loss by $14,499,139

     o adjust the net loss to cash used in operations for the fair value of warrants issued in connection with financing ($23,148,214); fair value of warrants issued for services ($7,358,568); and income attributable to warrant re-pricing ($16,700,991).

                            APPLIED DNA SCIENCES, INC
                          (A development stage company)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2005

NOTE M - RESTATEMENT OF FINANCIAL STATEMENTS (continued)

Following are reconciliations of the Company's restatement of the Consolidated Statement of Cash Flows for the year ended September 30, 2005 and the period September 16, 2002 (date of inception) through September 30, 2005.

                                                                                  For the Period September 16, 2002
                                                                                (Date of Inception) Through September
                                     For the Year Ended September 30, 2005                    30, 2005
                                       (As Restated)        (As Reported)         (As Restated)       (As Reported)
                                      ---------------      ---------------       ---------------     ---------------
Cash Flows from operating
activities:
Net loss                              $   (67,109,519)     $   (52,610,380)      $   (89,924,553)    $   (75,425,414)

Summary of  adjustments  to
reconcile  net loss to net cash
(used in)  operating activities:

Change in fair value of
warrant liabilities, net
of warrant re-pricing                       6,447,223                    -             6,447,223                   -

Fair value of warrants issued
in exchange for services                    7,358,568                    -             9,378,530                   -

Other operating activities -
see Cash Flow statement for
full details                               44,163,780           43,494,335            61,363,454          62,684,464
Net cash (used in) operating
activities                                 (9,139,948)          (9,116,045)          (12,735,346)        (12,740,950)

Cash flows from investing
activities:
- see Cash Flow statement for
full details
Net cash (used in) investing
activities                                     12,410              (4,347)               (38,448)            (25,698)

Cash flows from financing
activities:
- see Cash Flow statement for
full details
Net cash provided by financing
activities                                  9,156,896            9,149,750            12,804,984          12,797,838
Increase (decrease) in cash
and cash
equivalents                                    29,358               29,358                31,190              31,190
Cash and cash equivalents,
beginning of year                               1,832                1,832                     -                   -
Cash and cash equivalents, end
of year                               $        31,190               31,190       $        31,190              31,190

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers. In addition, we have entered into indemnification agreements with our officers and directors.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth an itemization of all estimated expenses, all of which we have paid or will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

Registration fee                     $  6,639.68
Accounting fees and expenses         $ 50,000.00*
Legal fees and expenses              $300,000.00*
Miscellaneous                        $ 50,000.00*
                                     ------------
TOTAL                                $406,639.68*

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

Between October and December 2003, we sold 167.5 units for a total of $670,000, to five accredited investors. Each Unit consisted of 1,600 shares of our Common Stock plus 500 Common Stock Purchase Warrants, exercisable for a period of two years at a price of $3.50 a share. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933 as well as Regulation D of the Act, and Rule 506 promulgated thereunder.

From November through December 2003, we sold 23.25 units to accredited investors at a price of $50,000 per Unit for a total of $1,162,500. Each Unit consists of
(i) a $50,000 Principal Amount 10% Secured Convertible Promissory Note, (ii) warrants to purchase 50,000 shares of our common stock, exercisable for a period of five years at a price of $3.20 per share and (iii) warrants to purchase 10,000 shares of our common stock, exercisable for a period of five years at a price of $0.10 per share. The Notes are convertible into shares of our common stock at a price of $2.50 per share. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933 as well as Regulation D of the Act, and Rule 506 promulgated thereunder.

On November 3, 2003, we issued 100,000 shares of common stock to an employee as a signing bonus and for sales and marketing services in lieu of salary. This issuance is considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

From November 18, 2003 through December 5, 2003, we issued a total of 106,400 shares of common stock to two accredited investors in our 2003 Private Placement of Units for total proceeds of $266,000. These issuances are considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933 as well as Regulation D of the Act, and Rule 506 promulgated thereunder.

From December 5, 2003 through December 24, 2004, we issued a total of 275,500 shares of common stock to consultants and employees for their investor relations, sales, marketing and advisory services. These issuances are considered exempt from registration by reason of the Section 4(2) of the Securities Act of 1933.

On December 17, 2003, we issued a total of 1,850,000 shares of common stock to ten consultants in connection with our agreement with the company's investment bankers, VC Arjent. These issuances are considered exempt from registration by reason of the Section 4(2) of the Securities Act of 1933.

In January 2004, we issued a total of 41,600 shares of common stock at $2.50 per share in fulfillment of a stock subscription made in December 2003 to various consultants in exchange for administrative, marketing, financial advisory and legal consulting services. These issuances are considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

To conserve capital, in February 2004, we issued 6,283 shares of common stock to employees in lieu of their cash salaries. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In March 2004, we issued 44,740 shares of common stock in exchange for consulting services. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In March 2004, we issued 55,000 shares of common stock for options exercised at $1.00 per share.

In March 2004, we issued 125,018 shares of common stock in exchange for employee services. Such issuances were considered exempt from registration by reason of
Section 4(2) of the Securities Act of 1933.

In March 2004, we issued 22,500 shares of common stock at $0.10 for subscription of warrants to be exercised. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder, as well as
Section 4(2) of the Act.

In March 2004, we issued 5,443 shares of common stock at $3.00 per share in exchange for employee services valued at $16,344. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In March 2004, we issued 5,769 shares of common stock at $3.15 per share in exchange for employee services valued at $18,177. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In March 2004, we issued 8,806 shares of common stock at $3.03 per share in exchange for employee services valued at $26,639. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In April 2004, we issued 22,500 shares of common stock at $0.10 for subscription
of  warrants  to  be  exercised.   Such  issuance  was  considered  exempt  from
registration by reason of Section 4(2) of the Securities Act of 1933.

In April 2004, we issued 9,860 shares of common stock at $2.58 per share in exchange for employee services valued at $25,441. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In April 2004, we issued 11,712 shares of common stock at $2.35 per share in exchange for consulting services valued at $27,523. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In April 2004, we issued 367,500 shares of common stock at $1.50 per share in exchange for consulting services valued at $551,250. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In April 2004, we retired 50,000 shares of common stock previously issued for consulting services at $0.065 per share or $3,250.

In May 2004, we issued 100,000 shares of common stock at $1.01 per share in exchange for consulting services valued at $101,250. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In May 2004, we issued 10,000 shares of common stock at $0.10 per share in a stock subscription for $1,000. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In May 2004, we issued 137,000 shares of common stock at $0.86 per share in exchange for consulting services valued at $119,413. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In May 2004, we issued 26,380 shares of common stock at $1.15 per share in exchange for consulting services valued at $30,337. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In June 2004, we retired 5,000 shares of common stock previously issued for consulting services at $0.065 per share or $325. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In June 2004, we issued 270,500 shares of common stock at $0.67 per share in exchange for consulting services valued at $180,560. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In June 2004, we issued 8,000 shares of common stock at $0.89 per share in exchange for consulting services valued at $7,120. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In June 2004, we issued 50,000 shares of common stock at $0.64 1/2 per share in exchange for consulting services valued at $32,250. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In June 2004, we sold 250,000 shares of common stock at $1.00 per share for total proceeds of $250,000 pursuant to private placement. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On June 30, 2004, we issued 50,000 shares of common stock to an investor relations firm as compensation for services performed on our behalf. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On July 23, 2004 and August 2, 2004, we issued an aggregate of 55,000 shares of common stock to our legal counsel as compensation for legal services performed on our behalf. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

From July through September 2004, we issued an aggregate of 1,550,000 shares of common stock to certain of our officers, directors and employees as compensation for services performed on our behalf. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On September 21, 2004, we issued 100,000 shares of common stock pursuant to a conversion by one of the holders of our convertible preferred stock. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On October 1, 2004, we issued a total of 199,999 shares of common stock to parties related to an investment banker with which we have a non-exclusive engagement. Such issuance was considered exempt from registration by reason of
Section 4(2) of the Securities Act of 1933.

On October 13, 2004, we issued a total of 257,500 shares of common stock to two consultants for financial advisory and marketing services. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On October 18, 2004, we issued a total of 347,500 shares of common stock to previous investors as consideration for our agreement to extend our registration commitment. Such issuance was considered exempt from registration by reason of
Section 4(2) of the Securities Act of 1933.

On October 19, 2004, we issued 1,000,000 shares of common stock to a single investor for total proceeds of $500,000. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On October 26, 2004, we issued a total of 500,000 shares of common stock to parties related to our investment banker in settlement for various breaches made in our Placement Agent Agreement. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On November 4, 2004, we issued 100,000 shares of common stock to an employee as compensation for services previously rendered. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On November 15, 2004 through December 17, 2004, we issued a total of 415,000 shares of common stock to a consultant for financial advisory services. Such issuance was considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On December 17, 2004,  we issued 5,000 shares of common stock to an employee for
services  previously   rendered.   Such  issuance  was  considered  exempt  from
registration by reason of Section 4(2) of the Securities Act of 1933.

We sold $1,465,000 in convertible promissory notes to 13 accredited investors in December 2004. Each promissory note was automatically convertible into shares of our common stock, at a price of $0.50 per share, upon the closing of a private placement for $1 million or more. In connection with the sale of the convertible promissory notes, we issued 2,930,000 warrants to purchase shares of our common stock. The warrants are exercisable until three years from the date of issuance at a purchase price of $0.75 per share. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

On January 4, 2005 we issued 25,000 shares of common stock related to warrant exercises for which we received $2,500. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On January 10, 2005, we issued 1,628,789 shares of common stock in exchange for debt valued at $537,500. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On January 10, 2005, we issued 17,500  shares  related to warrant  exercises for
which  we  received   $1,750.   Such  issuances  were  considered   exempt  from
registration by reason of Section 4(2) of the Securities Act of 1933.

On January 21, 2005, we issued 2,399,012 shares of common stock in exchange for debt valued at $791,674. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On January 21, 2005, we issued 315,636 shares of common stock in exchange for legal services valued at $157,818. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On February 1, 2005, we issued 75,757 shares of common stock in exchange for debt valued at $25,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On February 3, 2005 we issued 20,000 shares of common stock related to warrant exercises for which we received $2,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On February 4, 2005, we issued 606,060 shares of common stock in exchange for debt valued at $200,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On February 4, 2005 we issued 45,000 shares of common stock related to warrant exercises for which we received $4,500. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On February 4, 2005, we issued 1,500,000 shares of common stock in exchange for debt valued at $600,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On February 10, 2005, we issued 278,433 shares of common stock in exchange for debt valued at $91,883. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On February 10, 2005, we issued 17,236 shares of common stock in exchange for financial advisory services valued at $8,618. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On February 10, 2005, we issued 300,000 shares of common stock related to the January/February PPM subscription for which we received $150,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On February 22, 2005, we issued 716,500 shares of common stock in exchange for financial advisory services valued at $358,250. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On February 22, 2005, we issued 10,500 shares of common stock related to the repricing of a previous financing valued at $3,465. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

We conducted a private placement offering in January and February 2005, in which we sold $7,371,000 of 10% Secured Convertible Promissory Notes to 61 accredited investors. The 10% Secured Convertible Promissory Notes automatically convert into shares of our common stock, at a price of $0.50 per share, upon the filing of this registration statement. In connection with the private placement offering, we have issued 15,242,000 warrants. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.75 per share. This placement was considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder and/or Section 4(2) of the Securities Act of 1933.

On March 3, 2005, we issued 185,000 shares of common stock in exchange for employee services valued at $111,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On March 8, 2005 we issued 100,000 shares of common stock related to warrant exercises for which we received $60,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On March 14, 2005, we issued 1,675,272 shares of common stock in exchange for financial advisory services valued at $837,636. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On March 18, 2005, we issued 24,333 shares of common stock in exchange for legal
services  valued  at  $12,167.   Such  issuances  were  considered  exempt  from
registration by reason of Section 4(2) of the Securities Act of 1933.

On March 29, 2005, we issued 15,000 shares of common stock in exchange for employee services valued at $9,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On March 31, 2005, we issued 1,240,000 shares of common stock related to the January/February PPM subscription for which we received $620,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On March 31, 2005, we issued 1,500,000 shares of common stock related to the January/February PPM subscription for which we received $600,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On March 31, 2005, we issued 10,000 shares of common stock in exchange for financial advisory services valued at $5,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On April 6, 2005, we issued 40,000 shares of common stock in exchange for employee services valued at $20,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On April 6, 2005, we issued 160,000 shares of common stock in exchange for financial advisory services valued at $80,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On April 13, 2005, we issued 500,000 shares of common stock related to the repricing of a previous financing valued at $165,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On April 13, 2005, we issued 850,000 shares of common stock in exchange for financial advisory services valued at $425,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On April 13, 2005, we retired 10,000 shares of common stock previously issued in exchange for financial advisory services valued at $34,200. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On April 25, 2005, we issued 75,758 shares of common stock in exchange for debt valued at $25,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On April 29, 2005, we issued 50,000 shares of common stock in exchange for financial advisory services valued at $25,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

On May 19, 2005 we issued 185,000 shares of common stock related to warrant exchanges valued at $111,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

During the three months ended June 30, 2005, we issued 575,758 shares of common stock in exchange for debt. We valued the shares issued at approximately $0.29 per share for a total of $165,000. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

During the three months ended June 30, 2005, we issued 1,080,000 shares of common stock in exchange for consulting services valued at $792,300, which represents the fair value of the services received which did not differ materially from the value of the stock issued. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

During the three months ended June 30, 2005, we granted options to purchase 3,660,000 shares of our common stock pursuant to the 2005 Incentive Stock Plan. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In July 2005, we issued 157,000 shares of common stock in exchange for consulting services. We valued the shares issued at approximately $0.60 per share for a total of $94,200, which represents the fair value of the services received which did not differ materially from the value of the stock issued. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In July  2005,  we issued  36,000,000  shares of common  stock in  exchange  for
intellectual   property  at  approximately  $0.67  per  share  for  a  total  of
$24,120,000.

In July 2005, we issued 640,000 shares of common stock in exchange for consulting services. We valued the shares issued at approximately $0.60 per share for a total of $384,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In July 2005, we issued 121,985 shares of common stock in exchange for consulting services. We valued the shares issued at approximately $0.94 per share for a total of $168,339, which represents the fair value of the services received which did not differ materially from the value of the stock issued. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In July and August 2005, we issued a total of 8,550,000 shares of our common stock to nine employees and consultants. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In  July/August   2005,  we  issued  814,158  penalty  shares  pursuant  to  the registration rights agreement entered into in connection with the private placement in January and February, 2005. Pursuant to such agreement, we were obligated to complete a stock registration by July 2005. Since the registration statement was not effective by July 2005, we paid the required $257,985 of liquidated damages in shares of our stock accruing at the rate of 3.5% per month on the face value of the notes for the month of July and August 2005. We valued the shares issued at approximately $0.62 per share for a total of $502,672. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In September 2005, we issued 391,224 penalty shares pursuant to the registration rights agreement entered into in connection with the private placement in January and February, 2005. Pursuant to such agreement, we were obligated to complete a stock registration by July 2005. Since the registration statement was not effective by July 2005, we paid the required $257,985 of liquidated damages in shares of our stock accruing at the rate of 3.5% per month on the face value of the notes for the month of September 2005. We valued the shares issued at approximately $0.70 per share for a total of $273,856. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In September 2005, we issued 185,000 shares of common stock in exchange for consulting services. We valued the shares issued at approximately $0.94 per share for a total of $173,900, which represents the fair value of the services received which did not differ materially from the value of the stock issued. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In October, 2005, the Company issued 400,000 shares of common stock subscribed for cash at $0.50 per share for a total of $200,000 pursuant to the terms of a subscription payable. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

In October 2005, the Company issued 100,000 shares of common stock in exchange for consulting services. The Company valued the shares issued at approximately $0.75 per share for a total of $75,000, which represents the fair value of the services received which did not differ materially from the value of the stock issued.

In October 2005, the Company cancelled 350,000 shares previously issued for services valued at $210,000.

In October 2005, the Company issued 505,854 penalty shares pursuant to the registration rights agreement entered into in connection with the private placement in January and February, 2005. Pursuant to such agreement, we were obligated to complete a stock registration by July 2005. Since the registration statement was not effective by July 2005, the Company paid the required $257,985 of liquidated damages in shares of Company stock accruing at the rate of 3.5% per month on the face value of the Notes for the month of October 2005. The Company valued the shares issued at approximately $0.49 per share for a total of $247,868. Such issuances were considered exempt from registration by reason of
Section 4(2) of the Securities Act of 1933.

In November, 2005, the Company issued and sold a promissory note in principal amount of $550,000, and warrants to purchase a total of 5,500,000 shares of our common stock at an exercise price of $0.50 per share, and paid $55,000 in cash to VC Arjent for its services as the placement agent for this placement. All principal and accrued but unpaid interest under this note was paid in full shortly after the closing of and from the proceeds of the March 8, 2006 placement. Such issuances were considered exempt from registration by reason of
Section 4(2) of the Securities Act of 1933.

In November 2005, the Company issued 806,212 penalty shares pursuant to the registration rights agreement entered into in connection with the private placement in January and February, 2005. Pursuant to such agreement, we were obligated to complete a stock registration by July 2005. Since the registration statement was not effective by July 2005, the Company paid the required $257,985 of liquidated damages in shares of Company stock accruing at the rate of 3.5% per month on the face value of the Notes for the month of November 2005. The Company valued the shares issued at approximately $0.32 per share for a total of $257,987. Such issuances were considered exempt from registration by reason of Section 4(2) of the Securities Act of 1933.

In December 2005, the Company issued 1,289,927 penalty shares pursuant to the registration rights agreement entered into in connection with the private placement in January and February, 2005. Pursuant to such agreement, we were obligated to complete a stock registration by July 2005. Since the registration was not effective by July 2005, the Company paid the required $257,985 of liquidated damages in shares of Company stock accruing at the rate of 3.5% per month on the face value of the Notes for the month of December 2005. The Company valued the shares issued at approximately $0.20 per share for a total of $257,985. Such issuances were considered exempt from registration by reason of
Section 4(2) of the Securities Act of 1933.

In December 2005, the Company issued 40,000 shares of common stock subscribed for cash at $0.50 per share for a total of $20,000 pursuant to the terms of a subscription payable. This issuance is considered exempt under Regulation D of the Securities Act of 1933 and Rule 506 promulgated thereunder.

On March 8, 2006, the Company completed a private placement offering in which 30 units (the "Units") of our securities were sold, each Unit consisting of (i) a $50,000 Principal Amount 10% Secured Convertible Promissory Note (the "Notes") and (ii) warrants (the "Warrants") to purchase 100,000 shares of our common stock, or an aggregate of $1,500,000 in principal amount of Notes and Warrants to purchase 3,000,000 shares of common stock, for aggregate gross proceeds of $1,500,000. The Units were sold pursuant to Subscription Agreements, by and between each of the purchasers and Applied DNA Operations Management, Inc., our wholly owned subsidiary. This issuance is considered exempt under Regulation S of the Securities Act of 1933. On May 2, 2006, we closed on the first tranche of the Offshore Offering in which we sold 20 units for aggregate gross proceeds of $1,000,000. On June 15, 2006, we completed the second tranche of the Offshore Offering in which we sold 59 units for aggregate gross proceeds of $2,950,000. The units being sold consist of (i) a $50,000 principal amount secured convertible promissory note and (ii) a warrant to purchase 100,000 shares of our common stock at a price of $0.50 per share. These issuances are considered exempt under Regulation S of the Securities Act of 1933.

On July 10, 2006, we issued 2,400,000 shares of common stock in exchange for services rendered. We valued the shares issued at $0.20 per share for a total of $480,000, which did not differ materially from the value of the stock issued and represented the fair value of the services received.

* All of the above offerings and sales were deemed to be exempt under Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of Applied DNA Sciences or executive officers of Applied DNA Sciences, and transfer was restricted by Applied DNA Sciences in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our SEC filings. Except as disclosed above, we have not employed any underwriters in connection with any of the above transactions.

Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

ITEM 27. EXHIBITS.

The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Applied DNA Sciences, Inc., a Nevada corporation.

Exhibit No.       Description
-----------       -----------

2.1 Articles of Merger of Foreign and Domestic Corporations, filed December 19, 1998 with the Nevada Secretary of State, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

3.1 Articles of Incorporation of DCC Acquisition Corporation, filed April 20, 1998 with the Nevada Secretary of State, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

3.2 Articles of Amendment of Articles of Incorporation of DCC Acquisition Corp. changing corporation name to ProHealth Medical Technologies, Inc.

3.3 Certificate of Designations, Powers, preferences and Rights of the Founders' Series of Convertible Preferred Stock, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

3.4 Articles of Amendment of Articles of Incorporation of Applied DNA Sciences, Inc. increasing the par value of the company's common stock, filed on December 3, 2003 with the Nevada Secretary of State, filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

3.5 By-Laws of Applied DNA Sciences, Inc., filed as an exhibit to the annual report on Form 10-KSB filed with the Commission on December 29, 2003 and incorporated herein by reference.

4.1 Form of Subscription Agreement, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.2 Form of 10% Secured Convertible Promissory Note, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.3 Form of Warrant Agreement, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.4 Registration Rights Agreement, dated January 28, 2005, between the Company and Vertical Capital Partners, Inc., on behalf of the investors, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.5 Security Agreement, dated January 28, 2005, between the Company and Vertical Capital Partners, Inc., on behalf of the investors, filed as an exhibit to the current report on Form 8-K filed with the Commission on January 28, 2005 and incorporated herein by reference.

4.6 Form of Subscription Agreement, filed as an exhibit to the current report on Form 8-K filed with the Commission on March 14, 2006 and incorporated herein by reference.

4.7 Form of 10% Secured Convertible Promissory Note of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on March 14, 2006 and incorporated herein by reference.

4.8 Form of Warrant Agreement of Applied DNA Sciences, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on March 14, 2006 and incorporated herein by reference.

4.9 Form of Subscription Agreement by and between the Company and each purchaser of a unit, filed as an exhibit to the current report on Form 8-K filed with the Commission on May 4, 2006 and incorporated herein by reference.

4.10 Form of 10% Secured Convertible Promissory Note of the Company filed as an exhibit to the current report on Form 8-K filed with the Commission on May 4, 2006 and incorporated herein by reference.

4.11 Form of Warrant Agreement of the Company filed as an exhibit to the current report on Form 8-K filed with the Commission on May 4, 2006 and incorporated herein by reference.

4.12 Form of Registration Rights Agreement by and between the Company and each purchaser of a unit, filed as an exhibit to the current report on Form 8-K filed with the Commission on May 4, 2005 and incorporated herein by reference.

4.13 Form of Warrant Agreement of the Company filed as an exhibit to the current report on Form 8-K filed with the Commission on September 7, 2006 and incorporated herein by reference.

5.1     Snell & Wilmer LLP Opinion and Consent (filed herewith).

10.1 Exclusive License Agreement between Biowell Technology, Inc. and Applied DNA Sciences, Inc. executed on October 8, 2002, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

10.2    Sub-License  Agreement  with G. A.  Corporate  Finance Ltd.  Applied DNA
        Sciences, Inc., executed on July 29, 2003, as amended, filed as an exhibit to the current report on Form 8-K filed with the Commission on September 29, 2003 and incorporated herein by reference.

10.3 Indemnification Agreement with Larry Lee, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

10.4 Indemnification Agreement with Robin Hutchison, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

10.5 Indemnification Agreement with Peter Brocklesby, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

10.6 Indemnification Agreement with Adrian Botash, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

10.7 Giuliani Partners Strategic Marketing Partnership Agreement, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference

10.8 Stock Purchase Agreement, dated as of January 28, 2005, by and between Applied DNA Sciences, Inc. and Biowell Technology, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on February 2, 2005 and incorporated herein by reference.

10.9 Investment Advisory Agreement, dated as of February 14, 2005, by and between Applied DNA Sciences, Inc. and First London Finance, Ltd., filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on February 15, 2005 and incorporated herein by reference.

10.10 Amendment to the License Agreement, dated as of November 2, 2004, by and between Applied DNA Sciences, Inc. and Biowell Technology Inc., filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on June 16, 2005 and incorporated herein by reference.

10.11 Termination Agreement, dated as of April 11, 2005, by and between Applied DNA Sciences, Inc. and Giuliani Partners LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on April 20, 2005 and incorporated herein by reference.

10.12 Joint Product Development and Marketing Agreement, dated as of November 10, 2004, by and between Applied DNA Sciences, Inc. and Hologrammas S.A. de C.V., filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on October 28, 2005 and incorporated herein by reference.

10.13 Cooperative Research and Development Agreement, dated as of September 2, 2004, by and between Applied DNA Sciences, Inc. and Bechtel BWXT Idaho, LLC, filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on October 28, 2005 and incorporated herein by reference.

10.14 Amendment to the Cooperative Research and Development Agreement, dated as of March 24, 2005, by and between Applied DNA Sciences, Inc. and Battelle Energy Alliance, LLC, filed as an exhibit to the current report on Form 8-K filed with the Commission on May 10, 2005 and incorporated herein by reference.

10.15 Stock Purchase Amendment Agreement, dated as of July 12, 2005, by and between Applied DNA Sciences, Inc. and Biowell Technology, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on July 21, 2005 and incorporated herein by reference.

10.16 License Agreement, dated as of July 12, 2005, by and between Applied DNA Sciences, Inc. and Biowell Technology, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on July 21, 2005 and incorporated herein by reference.

10.17 Amendment to the License Agreement, dated as of October 10, 2005, by and between Applied DNA Sciences, Inc. and Biowell Technology, Inc., filed as an exhibit to the registration statement on Form SB-2 filed with the Commission on October 28, 2005 and incorporated herein by reference.

10.18 Consulting Agreement, dated as of July 12, 2005, by and between Applied DNA Sciences, Inc. and Timpix International Limited, filed as an exhibit to the current report on Form 8-K filed with the Commission on July 21, 2005 and incorporated herein by reference.

10.19 Letter of Engagement, dated as of June 20, 2005, by and between Applied DNA Sciences, Inc. and Trilogy Capital Partners, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on July 21, 2005 and incorporated herein by reference.

10.20 Lease Agreement, dated as of November 1, 2005, by and between Applied DNA Sciences, Inc. and Long Island High Technology Incubator, Inc., filed as an exhibit to the current report on Form 8-K filed with the Commission on October 27, 2005 and incorporated herein by reference.

10.21 Consulting Agreement, dated as of October 18, 2005, by and between Applied DNA Sciences, Inc. and Karin Klemm, filed as an exhibit to the current report on Form 8-K filed with the Commission on October 27, 2005 and incorporated herein by reference.

21.1 List of subsidiaries, filed as an exhibit to the Form SB-2 Amendment No.6 filed with the Commission on January 18, 2006 and incorporated herein by reference.

23.1    Consent of Russell Bedford Stefanou Mirchandani LLP (filed herewith).

23.2    Consent of legal counsel (see Exhibit 5.1).

ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

        (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

        (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

        (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

        (iii) Include any additional or changed material information on the plan of distribution.

        (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

        (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

        (4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

        (5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

        In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        In accordance with the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this Amendment No. 8 to Registration Statement on Form SB-2 to be signed on its behalf by the undersigned, in the City of Stony Brook, State of New York, on November 13, 2006.



                           APPLIED DNA SCIENCES, INC.


                                   By: /s/ JAMES A. HAYWARD
                                       ---------------------------------
                                     James A. Hayward, Chief Executive Officer
                                     (Director, Principal Executive Officer,
                                     Principal Financial Officer and
                                     Principal Accounting Officer)




        In accordance with the requirements of the Securities Act of 1933, as amended this registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                 TITLE                               DATE
--------                  -----                               -----

/s/ JAMES A. HAYWARD      Director, Chief Executive Officer,  November 13, 2006
-----------------------   Principal Financial Officer and
  James A. Hayward        Principal Accounting Officer

/s/ JUN-JEI SHEU          Chairman of the Board of Directors  November 13, 2006
-----------------------
  Jun-Jei Sheu

/s/ YACOV SHAMASH         Director                            November 13, 2006
-----------------------
  Yacov Shamash

/s/ SANFORD R. SIMON      Director                            November 13, 2006
-----------------------
  Sanford R. Simon